Filed Pursuant to Rule 424(b)(5)

Registration No. 333-113136

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 14, 2005)

$700,000,000

ONYX ACCEPTANCE OWNER TRUST 2005-A

Issuer

Onyx Acceptance Financial Corporation

Seller

Onyx Acceptance Corporation

Servicer

The trust will issue the following notes being offered by this prospectus:

Consider carefully the
risk factors beginning on
page S–9 in this
prospectus supplement
and page 6 in the
accompanying prospectus

The notes are auto loan
backed notes issued by the
trust. The notes do not
represent interests in or
obligations of Capital One
Financial Corporation,
Capital One Auto Finance,
Inc., Onyx Acceptance
Corporation or any of their
respective affiliates.

	Principal Balance	Interest Rate	Price to Public	Underwriting Discount (1)	Proceeds to the Seller (1) (2)
Class A-1 Notes	$181,000,000	2.84975%	100.00000%	0.1200%	99.88000%
Class A-2 Notes	$193,000,000	3.38%	99.99997%	0.1800%	99.81997%
Class A-3 Notes	$177,000,000	3.69%	99.99907%	0.2200%	99.77907%
Class A-4 Notes	$149,000,000	3.91%	99.99103%	0.2500%	99.74103%
Total	$700,000,000		$699,984,930.70	$1,326,500.00	$698,658,430.70

(1)    See “Underwriting” in this prospectus supplement.

(2)    Before deducting expenses payable by the seller estimated to be $1,000,000.

Interest and principal on the notes will be payable on the 15th day of each month. If the 15th day of a month is not a business day, then the payment will be made on the next business day. The first payment will be due on March 15, 2005.

MBIA Insurance Corporation will unconditionally and irrevocably guarantee, to the extent described in this prospectus supplement, the timely payment of interest, certain limited payments of principal on each distribution date and the ultimate payment of principal on the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made in book-entry form only through the facilities of The Depository Trust Company and Clearstream, Luxembourg and the Euroclear System against payment in immediately available funds on or about February 23, 2005.

Credit Suisse First Boston	Merrill Lynch & Co.

ABN AMRO Incorporated

Citigroup

JPMorgan

Lehman Brothers

Wachovia Securities

The date of this prospectus supplement is February 15, 2005

i

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the notes is contained in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to the notes; and

•	this prospectus supplement, which describes the specific terms of the notes.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or that we have referred you to. We have not authorized anyone to provide you with information that is different.

In this prospectus supplement and the accompanying prospectus, we include cross references to sections in these materials where you can find further related discussions. The Table of Contents on page i of this prospectus supplement and on page i of the prospectus identify the pages where these sections are located.

We have defined and used capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the notes and this offering. Capitalized terms are defined in a Glossary beginning on page S-54 of this prospectus supplement.

ii

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY “AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORIZED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (“CIS ORDER”) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND, PRIOR TO THE EXPIRATION OF SIX MONTHS FROM THE CLOSING DATE, ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

iii

SUMMARY OF TERMS

The following summary is a short, concise description of the main terms of the offering of the notes. For this reason, the summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

The Trust

Onyx Acceptance Owner Trust 2005-A, a Delaware statutory trust, will issue and sell the notes. The trust will be established by a trust agreement among the seller, the owner trustee and the trust agent.

The Seller

Onyx Acceptance Financial Corporation, a Delaware corporation and a wholly-owned, limited purpose subsidiary of Onyx Acceptance Corporation. The seller’s principal executive offices are located at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610, and its telephone number is (949) 465-3500. See “The Seller” in the prospectus.

The Servicer

Onyx Acceptance Corporation, a Delaware corporation. The servicer’s principal executive offices are located at 27051 Towne Centre Drive, Suite 100, Foothill Ranch, California 92610, and its telephone number is (949) 465-3900. Onyx Acceptance Corporation is a wholly-owned subsidiary of Capital One Auto Finance, Inc. See “The Servicer” in the prospectus.

The Indenture Trustee

JPMorgan Chase Bank, N.A., as indenture trustee under the indenture.

The Owner Trustee

Wilmington Trust Company, as owner trustee under the trust agreement.

The Trust Agent

JPMorgan Chase Bank, N.A., as agent for the trust and as agent for the owner trustee under the trust agreement.

The Insurer

MBIA Insurance Corporation will unconditionally and irrevocably guarantee the timely payment of interest and certain limited payments of principal on each distribution date and the ultimate payment of principal on the notes on the applicable final scheduled distribution date as described under “The Policy and the Insurer” in this prospectus supplement.

Closing Date

The trust expects to issue the notes on or about February 23, 2005.

The Notes

The trust will issue the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes, as described on the cover page, under an indenture between the trust and the indenture trustee. The notes will be non-recourse obligations of the trust and will be secured by the trust property described below in this Summary of Terms.

The Residual Interests

The seller will be the initial residual interestholder of the trust. As of the closing date, the residual interest will be uncertificated. The seller may elect to cause the trust to issue certificates representing the residual interests in the trust. Any such certificates are not and will not be offered for sale by this prospectus supplement.

Trust Property

The trust’s assets will include:

•	a pool of fixed rate motor vehicle retail installment sales contracts and/or installment loan agreements, each of which was purchased from the seller and each of which is secured by a new or used automobile, light-duty truck or van;

•	documents and files relating to the contracts;

•	net liquidation proceeds and net insurance proceeds with respect to any financed vehicle on or after the applicable cut-off date;

•	monies received with respect to the contracts on or after the cut-off date applicable to such contracts;

•	security interests in the financed vehicles and the rights to receive proceeds from claims under insurance policies covering the financed vehicles or the individual obligors under each related contract;

•	all amounts on deposit in specified accounts, excluding any investment income credited to the collection account which will be paid to the servicer;

•	the right of the seller to cause Onyx to repurchase contracts under specified circumstances;

•	the trust’s rights under the sale and servicing agreement, the administration agreement and the limited guaranty; and

•	all proceeds of the foregoing.

On the closing date, the seller will deposit $0 into a segregated trust account, referred to as the prefunding account, for the purchase of additional fixed rate motor vehicle retail installment sales contracts and/or installment loan agreements. Each business day on which such a purchase is made is referred to as a “prefunding transfer date.”

See “The Trust” in this prospectus supplement and “The Trusts” in the prospectus.

Under the indenture, the trust will grant a security interest in the trust property in favor of the indenture trustee, on behalf of the noteholders, and for the benefit of MBIA Insurance Corporation in support of the obligations owing to it under the insurance agreement.

The Contracts

The trust’s main source of funds for making payments on the notes will be collections on a pool of fixed rate motor vehicle retail installment sales contracts and/or installment loan agreements included in the trust property. The trust will acquire initial contracts with a total principal balance of $640,303,637.42 as of February 1, 2005, the cut-off date for these initial contracts.

Before the closing date, the trust will acquire additional motor vehicle retail installment sales contracts and/or installment loan agreements that have been or will be originated or purchased after the cut-off date for the initial contracts but on or before February 15, 2005, the anticipated cut-off date for these additional contracts. These additional contracts are referred to as

“subsequent contracts” in this prospectus supplement.

After the closing date, the trust will use funds from the prefunding account to acquire additional motor vehicle retail installment sales contracts and/or installment loan agreements which are referred to as “prefunded contracts.” At least 3 days prior to each prefunding transfer date, the issuer will deliver a notice of prefunding transfer date to the indenture trustee, the servicer and the insurer, which certificate will set forth certain information with respect to the prefunded contracts to be transferred on that date, including a cut-off date for those prefunded contracts.

The sum of (i) the total principal balance of the initial contracts as of February 1, 2005, (ii) the total principal balance of the subsequent contracts as of the subsequent cut-off date, and (iii) the initial deposit in the prefunding account on the closing date is expected to be $700,000,000, which amount is referred to as the “Original Pool Balance.”

The trust will acquire the contracts from the seller under a sale and servicing agreement dated as of the closing date.

Characteristics of the Contracts

The initial contracts had the following characteristics as of February 1, 2005:

Weighted average annual percentage rate:

10.06%

Weighted average remaining term:

56.41 months

Contracts that allocate interest and principal by the rule of 78’s method or the actuarial method:

1.27% of the aggregate principal balance of the initial contracts

Contracts that allocate interest and principal by the simple interest method:

98.73% of the aggregate principal balance of the initial contracts

Contracts secured by new vehicles:

23.41% of the aggregate principal balance of the initial contracts

Contracts secured by used vehicles:

76.59% of the aggregate principal balance of the initial contracts

Contracts originated in California:

25.73% of the aggregate principal balance of the initial contracts

As of February 1, 2005, the aggregate principal balance of the initial contracts originated in any single state other than California did not exceed 7.57% of the aggregate principal balance of the initial contracts as of that date.

None of the initial contracts has a scheduled maturity date later than February 16, 2011.

Because the financial and other data for the subsequent contracts and the prefunded contracts that the trust will acquire after February 1, 2005 will differ somewhat from the descriptions of the initial contracts set forth above, the characteristics of the contracts as a whole are likely to vary from the characteristics of the initial contracts.

See “The Contracts” in this prospectus supplement and in the prospectus.

Distribution Dates

Interest and principal on the notes will be due and payable on the 15th day of each month. If the 15th day of a month is not a business day, then the payment for that month will be made on the next succeeding business day. The first payment will be due on March 15, 2005.

A business day is a day other than a Saturday, Sunday or any other day on which commercial banks or savings associations located in California, Texas, Virginia, Delaware or New York are authorized or required to be closed.

Terms of the Notes

Interest:

The trust will pay interest on each class of notes at the rates specified on the cover of this prospectus supplement.

Interest on the notes will accrue monthly, as described under “Description of the Notes – Payments of Interest” in this prospectus supplement. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months, with the exception of the class A-1 notes, with respect to which interest will be calculated on the basis of a 360-day year and the actual number of days in the related accrual period.

Principal:

The trust will make payments of principal on the notes monthly from available funds, on each distribution date in an amount equal to:

(1)  100% of the principal reductions that occurred on the contracts during the prior calendar month, but not to exceed the amount necessary to build and maintain the amount of overcollateralization required, plus

(2)  the amount of excess interest collected on the contracts during the prior calendar month, after paying interest on the notes, principal described in clause (1) above and paying other expenses, which will be used to pay principal on the notes on that distribution date, but only as necessary to build and maintain the amount of overcollateralization required. See “Description of the Notes – Payments of Principal,” “Description of the Notes – Overcollateralization” and “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement.

No principal payments will be made on the class A-2 notes until the class A-1 notes have been paid in full; no principal payments will be made on the class A-3 notes until the class A-2 notes have been paid in full; and no principal payments will be made on the class A-4 notes until the class A-3 notes have been paid in full. The trust must pay the outstanding principal amount of each class of notes, to the extent not previously paid, by the final scheduled distribution date for that class of notes, which occurs in the following months:

class A-1 notes – March 2006

class A-2 notes – January 2008

class A-3 notes – May 2009

class A-4 notes – September 2011

We expect that the outstanding principal balance of each class of notes will be paid in full earlier, and could be paid significantly earlier, than the final scheduled distribution date for that class, depending on a variety of factors.

Mandatory Partial Redemption

If an amount equal to or less than $50,000 remains on deposit in the prefunding account at the end of the funding period, the class A-1 notes will be prepaid in part on the distribution date immediately following the end of the funding period. If an amount in excess of $50,000 remains on deposit in the prefunding account at the end of the funding period, the notes will be prepaid in part, pro rata, based on the then current principal balance of the notes, on the distribution date immediately following the end of the funding period. The amount of any such prepayment will be equal to the balance remaining on deposit in the prefunding account, exclusive of any investment earnings thereon, after giving effect to the sale to the trust of all prefunded contracts during the funding period, including any such sale on the date the funding period ends. See “Description of the Notes — Mandatory Partial Redemption”.

Optional Purchase

The servicer may, but is not obligated to, purchase the contracts on any distribution date on which the principal balance of the contracts has declined to 10% or less of the Original Pool Balance. If the servicer exercises this purchase option, all of the notes then outstanding will be redeemed. See “Description of the Notes – Optional Redemption” and “Description of the Sale and Servicing Agreement – Termination” in this prospectus supplement.

The Prefunding Account

The indenture trustee will establish a segregated trust account, entitled “Prefunding Account - OT 2005-A, JPMorgan Chase Bank, N.A., Indenture Trustee,” for the benefit of the noteholders and the insurer. On the closing date, the seller will fund the prefunding account with an initial deposit equal to the amount by which the original principal balance of the notes exceeds the sum of the aggregate principal balances of the initial contracts and the subsequent contracts, which amount is expected to be $0. The prefunding account will be an asset of the trust.

Earnings on investment of funds in the prefunding account will be used to pay interest on the portion of the note balance relating to the prefunding account.

The “Funding Period” will be the period from the closing date until the earliest to occur of:

•	the date on which the balance remaining in the prefunding account is less than $2,500.00,

•	the date on which a servicer default or an indenture event of default (each as defined in the sale and servicing agreement) occurs, or

•	the close of business on May 24, 2005.

During the funding period, the indenture trustee will use the amounts on deposit in the prefunding account to purchase prefunded contracts from the seller. Any amounts remaining on deposit in the prefunding account at the end of the funding period will be payable as a prepayment of principal to class A-1 noteholders on the immediately following distribution date; provided, however, if the amount remaining on deposit in the prefunding account at the end of the funding period is more than $50,000, such amount will be payable as a prepayment of principal to the holders of all of the notes, pro rata based on the then current principal balance of the notes, on the immediately following distribution date. See “Description of the Notes — Mandatory Partial Redemption”.

Overcollateralization

Beginning on the first distribution date, the principal payments on the notes will include an accelerated principal amount. The application of accelerated principal amounts on the notes is designed to create overcollateralization up to a target amount of 3.00% of the outstanding principal balance of the contracts. Any such accelerated payments will only be made to the extent necessary to build and maintain the target overcollateralization amount and will be equal to the amount remaining on deposit in the payment account for that distribution date after giving effect to distributions of servicing fees, trustee fees, interest payments, principal payments made without regard to the overcollateralization feature, and amounts, including premium, owing to the insurer under the insurance agreement. See “Description of the Notes – Overcollateralization” and “Description of the Sale and Servicing Agreement – Payment Priorities of the Notes” in this prospectus supplement.

The Spread Account

The indenture trustee will establish a segregated trust account, entitled “Spread Account - OT 2005-A, JPMorgan Chase Bank, N.A., Indenture Trustee,” for the benefit of the noteholders and the insurer. The spread account will be an asset of the trust. The noteholders will be afforded limited protection against losses on the contracts by the establishment of the spread account.

The initial amount deposited in the spread account on the closing date from the proceeds of the sale of the notes will be 1.25% of the original pool balance plus an amount expected to cover the negative carry with respect to the accrued interest on that portion of the principal amount of the notes equal to the amount in the prefunding account and earnings on funds, if any, on deposit in the prefunding account. On each distribution date, the indenture trustee will deposit funds in the spread account from the payment account, if necessary, to increase the balance in the spread account to a specified maximum amount, as described under “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement. On each distribution date, funds will be withdrawn from the spread account to cover any shortfalls in amounts available to pay:

•	the servicing fees and applicable fees of the indenture trustee, the owner trustee and the trust agent;

•	interest due on the notes;

•	if the outstanding principal amount of the notes exceeds the outstanding principal balance of the contracts plus amounts on deposit in the prefunding account at the end of the related collection period, principal payments to the noteholders in an amount equal to such excess; and

•	if the distribution date is a final scheduled distribution date for any class of notes, the principal due on that class of notes.

See “Description of the Sale and Servicing Agreement – Payment Priorities of the Notes; The Spread Account” in this prospectus supplement.

The Insurance Policy

On the closing date, the insurer will issue an insurance policy, under the terms of an insurance agreement, in favor of the indenture trustee, for the benefit of the noteholders. The policy is a “security insurance policy” as referred to in the prospectus.

Under the policy, the insurer will irrevocably and unconditionally guarantee:

•	timely payment of interest;

•	certain limited payments in reduction of principal due on the notes on any distribution date that the outstanding principal balance of the notes exceeds the sum of the aggregate principal balance of the contracts plus amounts deposited in the prefunding account as described under “The Policy and the Insurer” in this prospectus supplement;

•	servicing fees and accrued and unpaid fees of the indenture trustee and owner trustee; and

•	the ultimate payment of principal of each note on its final scheduled distribution date.

For a description of the insurer and the insurance policy, see “The Policy and the Insurer” in this prospectus supplement.

Servicing Fees

The servicer will be responsible for managing, administering, servicing, and collecting on the contracts. As compensation for its services, the servicer will receive a servicing fee and other amounts, as described in this prospectus supplement under “Description of the Sale and Servicing Agreement – Servicing Fee”.

Federal Income Tax Status

In the opinion of Mayer, Brown, Rowe & Maw LLP, for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. See “Certain Federal Income Tax Consequences” in this prospectus supplement and see “Material Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the trust and the notes.

Certain ERISA Considerations

Subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus supplement and in the prospectus, the notes are eligible for purchase by employee benefit plans that are subject to ERISA. See “Certain ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment

The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

Rating

On the closing date, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch Ratings and Moody’s Investors Service, Inc. will rate the notes in the highest rating category available for the notes. The ratings of the notes will be based substantially on the issuance of the policy by the insurer. See “Risk Factors – Downgrading of the rating of the insurer or the notes may have an adverse effect on the liquidity and market value of the notes” in this prospectus supplement.

Registration of the Notes

Initially, the notes will be in the form of one or more certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”). If you acquire an interest in the notes through DTC, you will not be entitled to receive a definitive note, except under limited circumstances. See “Description of the Securities – Book-Entry Registration” and “– Definitive Securities” in the prospectus.

RISK FACTORS

You should consider the following risk factors, as well as the other factors described under the heading “Risk Factors” in the prospectus, before deciding to purchase the notes.

The return on your notes may be reduced due to varying economic circumstances.

A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the contracts. As a result, you may experience payment delays and losses on your notes if the insurer fails to make a payment under the policy on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the contracts. As a result, you may receive principal payments on your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the contracts.

The absence of a secondary market could limit your ability to resell your notes.

The absence of a secondary market for the notes could limit your ability to resell them. This means that if in the future you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes. There is currently no secondary market for the notes. The underwriters currently intend to participate in making a secondary market in the notes, but they are not under any obligation to do so. We cannot assure you that a secondary market for the notes will develop. If a secondary market does develop, we cannot assure you that it will continue for any period of time or for the duration of the notes or that you will be able to resell your notes.

Prepayments on contracts will cause prepayments on your notes resulting in reinvestment risk to you.

You may receive payment of principal on your notes earlier than you expect for the reasons set forth below. You may not be able to reinvest any prepayments of principal paid on your notes at a rate of return that is equal to or greater than the rate of return on your notes.

The rate of payment of principal on each class of notes depends primarily on the rate of payments, including prepayments, on the principal balance of the contracts. As a result, final payment on any class of notes could occur significantly earlier than the applicable final scheduled distribution date.

Prepayments on the contracts by the related obligors, purchases of the contracts by Onyx in its individual capacity and as servicer and accelerated payments of principal resulting from the overcollateralization feature will shorten the life of the notes to an extent that cannot be fully predicted. The contracts included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or other reasons. Onyx, in its individual capacity will be required to repurchase a contract from the trust if Onyx breached its representations and warranties with respect to the contract in the sale and servicing agreement. Onyx, in its capacity as servicer, will also be required to purchase a contract from the trust if it breaches its servicing obligations with respect to the contract and the contract is materially and adversely affected by the breach. Under a limited guaranty, Capital One Financial Corporation will guarantee the performance by Onyx of its repurchase obligations. The limited guaranty does not guarantee any noteholder the receipt of principal of or interest on its note. In addition, there can be no assurance that Capital One Financial Corporation will meet its obligations under the limited guaranty. The servicer will also be entitled to purchase all of the remaining contracts from the trust once the aggregate principal balance of the contracts is 10% or less than the Original Pool Balance. Furthermore, amounts paid in respect of interest on the contracts will, to the extent available after other required payments of expenses and on the notes are made, be distributed in reduction of the principal balance of the class of notes then entitled to distributions of principal until the aggregate outstanding principal balance of the notes is reduced to the sum of (i) 97% of the outstanding principal balance of the contracts and (ii) amounts on deposit in the prefunding account, if any, at the end of the related collection period.

Onyx cannot predict the actual prepayment rates that will occur on the contracts in either stable or changing interest rate environments. Moreover, many other factors will affect the amount and timing of payments of principal on each class of notes. The factors include:

•	the level of delinquencies, defaults and losses on the contracts;

•	the payment of any principal on the notes on an accelerated basis; and

•	the payment of any accelerated amounts on the notes following an event of default under the indenture.

Additionally, the rate of payment of principal on the notes will depend, in part, on whether sufficient additional motor vehicle contracts satisfying the criteria set forth in the sale and servicing agreement are generated for purchase by the trust before the end of the funding period. No assurances can be given that sufficient motor vehicle contracts will be generated to avoid mandatory partial redemption. In the event Onyx does not generate or acquire, for purchase by the seller and sale to the trust, sufficient motor vehicle contracts to avoid mandatory partial redemption of the notes, the weighted average life of the notes will be shortened. See “Description of the Notes – Mandatory Partial Redemption”.

Any balance remaining on deposit in the prefunding account at the end of the funding period will be payable as a prepayment of principal to the holders of the class A-1 notes on the immediately following distribution date; provided, however, if the balance remaining on deposit in the prefunding account at the end of the funding period exceeds $50,000 such balance will be payable as a prepayment of principal to the holders of all of the notes, pro rata based on the then current principal balance of the notes, on the immediately following distribution date. Onyx anticipates that the aggregate principal amount of the prefunded contracts sold to the seller and transferred to the trust during the funding period will not be exactly equal to the initial deposit in the prefunding account and that, therefore, there will be at least a nominal amount of principal prepaid to the holders of the class A-1 notes.

You will bear all the reinvestment risks relating to prepayments on the contracts and resulting from distributions of principal on the notes. These reinvestment risks include the possibility that you may not be able to reinvest distributions of principal in alternative comparable investments having similar yields. See “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

Our ability to originate or acquire prefunded contracts may be limited.

The seller’s conveyance of prefunded contracts to the trust during the funding period is subject to the conditions described in the sale and servicing agreement. Each prefunded contract must satisfy the eligibility criteria specified in the sale and servicing agreement. The ability of the seller to convey prefunded contracts to the trust is completely dependent upon the ability of Onyx to acquire through dealers a sufficient amount of motor vehicle contracts that meet the requirements set forth in the sale and servicing agreement for transfer. The ability of Onyx to acquire sufficient prefunded contracts may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Neither Onyx nor the seller has any basis to predict the extent to which economic or social factors will affect the availability of prefunded contracts. Although no assurances can be given, Onyx presently expects that it will acquire sufficient prefunded contracts satisfying the criteria set forth in the sale and servicing agreement to substantially deplete the prefunding account by the end of the funding period.

You may suffer losses if the credit enhancement provided for the notes is not adequate.

The policy provided by the insurer will provide credit enhancement for the notes. Additional credit enhancement, which will be used prior to the policy, will be provided by the following:

•	the overcollateralization of the notes as described in “Description of the Notes – Overcollateralization;”

•	the excess, if any, of –

■	the amount of interest collected on the contracts in each collection period over

■	the amount of interest accruing and payable on the notes, the amount of the fees of the servicer, the indenture trustee, the owner trustee, the trust agent, payable on the related distribution date, any amounts owing to the insurer on the related distribution date, including the premium for the policy, and amounts necessary to build and maintain the requisite level of overcollateralization; and

•	amounts available in the spread account, as described under “Description of the Sale and Servicing Agreement – Payment Priorities of the Notes; The Spread Account” and “– Withdrawals from the Spread Account” in this prospectus supplement.

If the amounts available from this additional credit enhancement are inadequate, you will bear the risk of any delays and losses resulting from the delinquencies, defaults and losses on the contracts, unless the shortfalls are covered by the policy and paid by the insurer. The policy guarantees the payment of the Note Parity Deficit Amount, if any, on each distribution date and the payment of principal of each class of notes on the applicable final scheduled distribution date.

The amount required to be maintained in the spread account is subject to change as described under “Description of the Sale and Servicing Agreement – Payment Priorities of the Notes; The Spread Account” in this prospectus supplement.

Priority of payment increases the risk of loss or delay in payment for holders of the class A-2 notes, class A-3 notes and class A-4 notes.

Because payments of principal will be applied first to the class A-1 notes, then to the class A-2 notes, then to the class A-3 notes, and then to the class A-4 notes, in the event the insurer defaults under the policy after one or more classes of notes have been fully or partially repaid and before the other classes of notes with a lower priority of payment have been fully repaid, delinquencies, defaults and losses experienced on the contracts will have a disproportionately greater effect on the notes with a lower priority of payment. Other than in the case of an event of default that results in an acceleration of the notes under the indenture:

•	no principal will be paid to the holders of the class A-2 notes, the class A-3 notes or the class A-4 notes until the principal amount of the class A-1 notes has been reduced to zero;

•	no principal will be paid to the holders of the class A-3 notes or the class A-4 notes until the principal amount of the class A-2 notes has been reduced to zero; and

•	no principal will be paid to the holders of the class A-4 notes until the principal amount of the class A-3 notes has been reduced to zero.

See “Description of the Notes – Payments of Principal” in this prospectus supplement.

Geographic concentration may adversely affect the performance of the contracts.

Economic conditions in the states where the obligors under the contracts live and work may affect the delinquency, loan loss and repossession experience of the trust with respect to the contracts. Initial contracts representing approximately 25.73% of the aggregate principal balance of the initial contracts as of February 1, 2005 were originated in California. As of February 1, 2005, the aggregate principal balances of initial contracts originated in any single state other than California did not exceed 7.57% of the aggregate principal balance of the initial contracts on that date. The geographic concentration of all of the contracts as of the end of the funding period, including the initial contracts, the subsequent contracts and the prefunded contracts purchased by the trust, will likely vary somewhat from that of the initial contracts. Adverse economic conditions or other factors particularly affecting California or other states in which the contracts are geographically concentrated might adversely affect the performance of the contracts. See “The Contracts – Geographic Concentration of the Initial Contracts” in this prospectus supplement.

You may suffer losses due to the limited assets of the trust.

You may suffer a loss on your notes if the assets of the trust are insufficient to pay fully the principal amount of the notes. The trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the contracts. You must rely upon payments on the contracts, amounts, if any, on deposit in the spread account, and payments of claims made under the policy for repayment of the notes.

The policy will guarantee:

•	shortfalls in the payment of accrued interest on each distribution date;

•	payment of the Note Parity Deficit Amount, if any, on each distribution date; and

•	the ultimate repayment of principal on the final scheduled distribution date with respect to each class of notes.

However, if the insurer defaults in its obligations under the policy, the trust will have to depend solely on collections on the contracts and amounts, if any, on deposit in the spread account to make payments then due on the notes. See “The Policy and The Insurer.”

Downgrading of the rating of the insurer or the notes may have an adverse effect on the liquidity and market value of the notes.

On the closing date, the notes will be rated in the highest rating category available by Standard & Poor’s, Moody’s and Fitch. A security rating is not a recommendation to buy, sell or hold notes and may be revised or withdrawn at any time by the assigning rating agency. Any rating agency rating the notes may lower or withdraw its rating if, in the sole judgment of the rating agency, circumstances in the future so warrant. The ratings of the notes address the likelihood of timely payment of accrued interest, and ultimate payment of principal on the applicable final scheduled distribution dates, which are guaranteed by the insurer under the policy. The ratings of the notes are substantially based on the issuance of the policy by the insurer, and are dependent on the rating of the insurer. The downgrading of the rating of the insurer, therefore, may lead to a change in the ratings of the notes. We cannot predict with certainty what effect any revision or withdrawal of the rating of the notes may have on the liquidity or market value of the notes. See “Description of the Insurer” in this prospectus supplement for a description of the insurer’s rating.

Prepayments, potential losses and changes in the priority of principal payments may result from an event of default under the indenture.

Payments on the notes may be accelerated.  An event of default under the indenture may result in payments on the notes being accelerated. As a result –

•	you may suffer losses on your notes if the assets of the trust are insufficient to pay the amounts owed on the notes;

•	payments on your notes may be delayed until more senior classes of notes are repaid; and

•	your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

Only the insurer can declare an event of default if the insurer is not in default.  Prior to a default by the insurer, only the insurer can declare an event of default under the indenture. If an Insurer Default has occurred and is continuing, then either the indenture trustee or the noteholders can declare an event of default under the indenture.

Insurer controls remedies if the insurer is not in default.  If an event of default under the indenture occurs and no Insurer Default has occurred, the insurer may, but is not obligated to, declare that the notes become immediately due and payable. In this event, the insurer will have the right to control the exercise of remedies available with respect to the event of default, including the right to direct the indenture trustee to liquidate the property of the trust on any date or dates following the acceleration of the notes due to the event of default. Liquidation will result in redemption, in whole or in part, of the notes. The insurer may not, however, cause the indenture trustee to liquidate the property of the trust, in whole or in part, if the proceeds of the liquidation would not be enough to pay all outstanding principal and accrued interest on the notes. Following an event of default under the indenture, if no Insurer Default has occurred the indenture trustee and the owner trustee will continue to submit claims under the policy for any shortfalls in amounts needed to make payments or distributions of guaranteed amounts on the notes. In addition, the insurer, at its sole option, may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest to the date of payment.

The ability of noteholders to liquidate the trust may be limited.  If an event of default under the indenture occurs and an Insurer Default has occurred, the noteholders will be able to declare that the notes become immediately due and payable. In this instance, the noteholders will have the right to control the exercise of remedies available, including the right to direct the indenture trustee to liquidate the property of the trust. However, no noteholders may direct the indenture trustee to liquidate the property of the trust, in whole or in part, unless –

(1)	If an Insurer Default has occurred and is continuing and the event of default under the indenture is a result of either –

■	a default in the payment of any installment of the principal of any note when the same becomes due and payable or a default of at least five days in the payment of any interest on any note when the same becomes due and payable; or

■	certain events of bankruptcy, insolvency, receivership or liquidation of the trust;

or

(2)	If an Insurer Default has not occurred, an event of default has occurred other than as described above, and the proceeds of a liquidation of the trust property will be sufficient to pay all outstanding principal of the notes, together with accrued interest and all amounts due to the insurer under the insurance agreement.

Upon a sale of the contracts by the indenture trustee as described in alternative (1) above, if the proceeds from the sale and any amounts on deposit in the spread account and the collection account are not sufficient to pay all the notes in full, then:

•	the amount of principal paid to noteholders will be reduced; and

•	the noteholders will incur a loss on their investment.

See “Description of the Notes – Indenture Events of Default” in this prospectus supplement and “The Indenture – Indenture Events of Default” in the prospectus.

If the servicer is terminated or resigns, the servicing fee may increase and other amounts may be payable to the successor servicer.

If Onyx is terminated as servicer, any entity appointed to succeed to the duties of the servicer, becomes the successor servicer, the servicing fee paid to the successor servicer may exceed the servicing fee to which Onyx, as servicer, would have otherwise been entitled to receive. In addition, a successor servicer may be entitled to reimbursement for certain expenses it may incur in connection with its performance of the duties of the servicer. If a successor servicer has replaced Onyx as servicer and the insurer defaults in its obligations under the policy, an increase in the servicing fee and expenses reimbursable to the successor servicer will reduce the amount of funds that would otherwise be available to pay the noteholders. See “Description of the Sale and Servicing Agreement – Servicing Fee”.

If there is a servicer default, the servicer may be removed only by the insurer or the indenture trustee and the noteholders.

If the servicer is in default under the sale and servicing agreement, only the insurer may terminate the servicer for the default, unless an Insurer Default has occurred. If the servicer is in default under the sale and servicing agreement and an Insurer Default has occurred, the noteholders, or the indenture trustee acting only on behalf of the noteholders, without regard to the interests of the seller, may terminate the servicer. In addition, if an Insurer Default has occurred, the noteholders may waive certain defaults by the servicer. See “Description of the

Sale and Servicing Agreement – Servicer Default”, “– Rights Upon Servicer Default” and

“– Certain Matters Relating to the Insurer” in this prospectus supplement.

The insurer has the right to exercise all rights of the noteholders under the sale and servicing agreement, the indenture and the trust agreement.

So long as an Insurer Default has not occurred, it will have the right to exercise all rights, including voting rights, which the noteholders are entitled to exercise under the sale and servicing agreement, the indenture and the trust agreement. However, the insurer cannot exercise the noteholders’ rights to amend the sale and servicing agreement, the indenture or the trust agreement, without the consent of each holder of a note or residual interest affected by the amendment, in any manner that would:

•	reduce the amount of, or delay the timing of, collections of payments of monthly principal and interest on the contracts or distributions required to be made on any class of notes;

•	adversely affect in any material respect the interests of the holders of any class of notes; or

•	alter the rights of any such noteholder to consent to an amendment.

If an Insurer Default has occurred and is continuing, the insurer cannot take any action under the sale and servicing agreement, the indenture or the trust agreement, to terminate the servicer, appoint a successor servicer or to control or direct the actions of the trust, the seller, the servicer, the indenture trustee, the owner trustee or the trust agent under the terms of the sale and servicing agreement, the indenture or the trust agreement. Furthermore, the consent of the insurer will not be required with respect to any action, or waiver of a right to take action, to be taken by the trust, the seller, the servicer, the indenture trustee, the owner trustee, the trust agent or the noteholders; except that, the consent of the insurer is required at all times to amend the sale and servicing agreement, the indenture and the trust agreement.

Terrorist Attacks.

The long term economic impact of the events of September 11, 2001, and the United States’ continuing military response, remain uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the contracts. Any adverse impact resulting from these events would be borne by the holders of the notes. United States military operations also increase the likelihood of shortfalls on the contracts under the Servicemembers Civil Relief Act (the “Relief Act”). Any shortfalls or losses on the contracts arising from the application of the Relief Act, to the extent not covered by amounts payable to the noteholders from amounts available under any credit enhancement mechanism, could result in losses to the noteholders. See “Certain Legal Aspects of the Contracts – Other Limitations” in the prospectus.

THE TRUST

General

The trust is a statutory trust formed under the laws of the State of Delaware under the trust agreement for the transactions described in this prospectus supplement. The trust will not engage in any activity other than:

•	acquiring, holding and managing the contracts and the other assets of the trust and proceeds therefrom;

•	issuing the notes;

•	making payments on the notes; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The trust’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed below under “– The Owner Trustee and Trust Agent.”

The Owner Trustee and Trust Agent

Wilmington Trust Company is the owner trustee under the trust agreement, and is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention: Corporate Trust Administration.

Some functions of the owner trustee under the trust agreement and the sale and servicing agreement will be performed by JPMorgan Chase Bank, N.A., a national banking association, in its capacity as trust agent under the trust agreement and the sale and servicing agreement. However, upon the occurrence and continuation of an Insurer Default, the trust agent will resign and the owner trustee will assume the duties of the trust agent under the trust agreement and the sale and servicing agreement.

The liability of the owner trustee and the trust agent in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee and the trust agent set forth in the trust agreement and the sale and servicing agreement.

Trust Property

The trust property will include the items specified under the heading “The Trusts” in the prospectus. The trust property will also include the rights of the trust under the limited guaranty.

Under the indenture, the trust will grant a security interest in the trust property in favor of the indenture trustee on behalf of the noteholders and for the benefit of the insurer in support of the obligations owing to the insurer under the insurance agreement.

THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

Purchase, Origination and Servicing of Motor Vehicle Contracts

Onyx’s purchase and origination of motor vehicle contracts are described under “The Onyx Portfolio of Motor Vehicle Contracts – Purchase, Origination and Servicing of Motor Vehicle Contracts” in the prospectus. As of December 31, 2004, Onyx had agreements with over 13,000 dealers, of which approximately 89% are franchised new car dealerships and approximately 11% are independent used car dealerships. All of the contracts will have been sold to the seller and then to the trust.

Onyx, together with its subsidiaries, had acquired or originated motor vehicle contracts totaling approximately $12.0 billion from commencement of operations through December 31, 2004. As of December 31, 2004, Onyx had amassed a servicing portfolio of approximately $2.87 billion. As of December 31, 2004 approximately 72% of Onyx’s servicing portfolio consisted of motor vehicle contracts secured by used motor vehicles, and 28% secured by new motor vehicles. As of December 31, 2004, Onyx had total assets of approximately $771.4 million and stockholder’s equity of $94.0 million.

Onyx services all motor vehicle contracts in its serviced portfolio. See “Collection Procedures” in the Prospectus.

In January 2005, Capital One Auto Finance, Inc. (“COAF”), acquired Onyx. As a result of the acquisition, Onyx is now a wholly-owned subsidiary of COAF. Onyx’s principal operations, such as credit underwriting, customer service, collection activities and other operations continue to be performed in Foothill Ranch, California. However, over time, certain of these operations may be integrated into COAF’s operations. None of the contracts or prefunded contracts included in the transaction described in this prospectus supplement were or will be originated by COAF. COAF is a wholly owned subsidiary of Capital One Financial Corporation (“COFC”).

COFC is a registered bank holding company. As a registered bank holding company, COFC is subject to the supervision of and regulation by the Federal Reserve Board. COFC is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries, including Onyx.

Onyx’s obligations as servicer and custodian will be guaranteed by COFC under the “limited guaranty.”

Onyx may, at any time without notice or consent, delegate any or all of its duties under the basic documents to (a) COAF or any other affiliate of Onyx or (b) to sub-contractors who are in the business of performing such duties so long as Onyx shall remain at all times personally liable for the acts (and failures to act) of those affiliates and sub-contractors. In addition, Onyx may, at any time without notice or consent, transfer and assign any or all of its duties under the basic documents to COAF, in which case COAF shall be the successor to

Onyx in all respects under the basic documents. Such transfer and assignment shall not be effective unless COFC enters into a guaranty of the obligations of COAF, as servicer and custodian, containing substantially the same terms as the limited guaranty referred to above.

Delinquency and Loan Loss Information

The following tables set forth information with respect to the experience of Onyx relating to delinquencies, loan losses and recoveries for the portfolio of motor vehicle contracts owned and serviced by Onyx on an annual basis commencing December 31, 2001. The tables include delinquency information relating to those motor vehicle contracts that were purchased, originated, sold and serviced by Onyx. All of the motor vehicle contracts were originally purchased by Onyx from dealers, or originated by Onyx, a subsidiary of Onyx, or others, in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. As a result, there can be no assurance that the delinquency and loan loss experience of the motor vehicle contracts in the pool will correspond to the delinquency and credit loss experience of the portfolio of motor vehicle contracts set forth in the following tables. See “Risk Factors” in this prospectus supplement and in the prospectus.

Management continues to rely on the use of current technology such as predictive dialers utilizing an automated processing system for contacting delinquent borrowers.

Delinquency Experience of Onyx Motor Vehicle Contract Portfolio

(Dollars in Thousands)

	December 31,
	2004	2003	2002	2001
Serviced portfolio	$2,872,586	$2,843,446	$2,905,968	$2,864,338
Delinquencies (1) (2)
30-59 days	$16,179	$28,084	$51,645	$78,056
60-89 days	$4,168	$5,889	$14,127	$20,859
90+ days	$3,693	$4,955	$9,118	$15,887
Total delinquencies as a percent of servicing portfolio	0.84%	1.37%	2.58%	4.01%

(1)	Delinquencies include principal amounts only, net of repossessed inventory and accounts in bankruptcy. Delinquent repossessed inventory as a percent of the serviced portfolio was 0.45%, 0.58%, 0.61% and 0.77% at December 31, 2004, 2003, 2002 and 2001, respectively. Delinquent thirty-plus day contracts in bankruptcy as a percent of the serviced portfolio were 0.75%, 0.90%, 1.05% and 1.09% at December 31, 2004, 2003, 2002 and 2001, respectively.
(2)	The period of delinquency is based on the number of days payments are contractually past due.

Loan Loss Experience of Onyx Motor Vehicle Contract Portfolio

(Dollars in Thousands)

	Year Ended December 31,
	2004	2003	2002	2001
Number of contracts	271,038	280,459	291,898	289,426
Period end serviced portfolio	2,872,586	$2,843,446	$2,905,968	$2,864,338
Average serviced portfolio (1)	2,849,762	$2,877,831	$2,883,497	$2,818,572
Number of gross charge-offs	11,150	13,341	13,182	12,985
Gross charge-offs	$55,291	$74,398	$97,074	$90,772
Net charge-offs (2)	$40,623	$60,998	$79,803	$78,411
Net charge-offs as a percent of average serviced portfolio	1.43%	2.12%	2.77%	2.78%

(1)	Average is based on daily balances.
(2)	Net charge-offs are gross charge-offs minus recoveries on contracts previously charged off.

THE CONTRACTS

All of the contracts will have been purchased by the seller from Onyx. All of the contracts have been purchased by Onyx from new and used car dealers unaffiliated with Onyx or the seller. See “The Onyx Portfolio of Motor Vehicle Contracts” in this prospectus supplement and in the prospectus. Each of the contracts in the trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the rule of 78’s method, the actuarial method or the simple interest method. Each of these methods is explained under the heading “The Onyx Portfolio of Motor Vehicle Contracts – Allocation of Payments on Contracts to Interest and Principal” in the prospectus. Initial contracts representing approximately 1.27% of the aggregate principal balance of the initial contracts as of the Initial Cut-Off Date allocate interest and principal in accordance with the rule of 78’s or the actuarial method, and initial contracts representing approximately 98.73% of the aggregate principal balance of the initial contracts as of the Initial Cut-Off Date allocate interest in accordance with the simple interest method.

The contracts will have been selected from the motor vehicle contracts in the portfolio of Onyx using the following criteria. No selection procedures will have been used with respect to the contracts that are believed by Onyx or the seller to be adverse to the noteholders or the insurer. Initial contracts representing approximately 23.41% of the aggregate principal balance of the initial contracts as of the Initial Cut-Off Date are secured by new vehicles, and initial contracts representing approximately 76.59% of the aggregate principal balance of the initial contracts as of the Initial Cut-Off Date are secured by used vehicles. The seller may not substitute other motor vehicle contracts for the contracts at any time during the term of the sale and servicing agreement.

The seller will represent that each contract included in the trust satisfies the following eligibility requirements:

•	the contract is secured by a new or used automobile, light-duty truck or van;

•	the contract has a remaining maturity as of the applicable Cut-Off Date of not more than 72 months;

•	the contract has an original maturity of not more than 72 months;

•	the contract is a fully-amortizing fixed rate contract which provides for level scheduled monthly payments determined on the basis of the rule of 78’s, actuarial or the simple interest method, except for the first and last payment, which may be different from the level payments;

•	the contract has no payment more than 30 days past due as of the applicable Cut-Off Date;

•	the contract has a remaining principal balance as of the applicable Cut-Off Date of at least $500; and

•	as of the applicable Cut-Off Date, the contract was not noted in the servicer’s records as dischargeable debt under a bankruptcy proceeding and, as of the applicable Cut-Off Date, the contract has not been reduced or discharged in any bankruptcy proceeding.

Set forth below is data concerning the initial contracts as of the Initial Cut-Off Date which had an aggregate principal balance as of the Initial Cut-Off Date of $640,303,637.42. Because the financial and other data for the subsequent contracts and the prefunded contracts will differ somewhat from the data for the initial contracts, the characteristics of the contracts as a whole are likely to vary from the characteristics of the initial contracts described below.

Composition of the Initial Contracts

Aggregate principal balance	$640,303,637.42
Number of contracts	49,314
Average principal balance outstanding	$ 12,984.22
Average original amount financed	$ 15,457.84
Original amount financed (range)	$1,465.09 -$78,766.06
Weighted average APR	10.06%
APR (range)	0.01% to 25.00%
Weighted average original term	61.26 mos.
Original term (range)	12 to 72 mos.
Weighted average remaining term	56.41 mos.
Remaining term (range)	6 to 72 mos.

Distribution by APRs of the Initial Contracts

APR Range	Number of Initial Contracts	% of Initial Contracts	Principal Balance	% of Initial Cut-Off Pool Balance
0.001% to 3.000%	9	0.02%	$161,219.74	0.03%
3.001% to 4.000%	890	1.80%	17,154,896.28	2.68%
4.001% to 5.000%	2,724	5.52%	52,393,780.41	8.18%
5.001% to 6.000%	3,629	7.36%	70,167,444.06	10.96%
6.001% to 7.000%	3,955	8.02%	71,263,510.37	11.13%
7.001% to 8.000%	4,457	9.04%	66,650,341.95	10.41%
8.001% to 9.000%	4,196	8.51%	57,972,104.58	9.05%
9.001% to 10.000%	4,300	8.72%	54,542,388.25	8.52%
10.001% to 11.000%	3,022	6.13%	37,002,530.56	5.78%
11.001% to 12.000%	2,734	5.54%	31,355,258.00	4.90%
12.001% to 13.000%	3,000	6.08%	31,919,322.01	4.99%
13.001% to 14.000%	2,561	5.19%	26,585,903.08	4.15%
14.001% to 15.000%	2,875	5.83%	27,907,262.25	4.36%
15.001% to 16.000%	2,553	5.18%	23,784,862.36	3.71%
16.001% to 17.000%	2,241	4.54%	20,444,414.70	3.19%
17.001% to 18.000%	2,107	4.27%	18,189,159.63	2.84%
18.001% to 19.000%	1,300	2.64%	11,170,426.73	1.74%
19.001% to 20.000%	993	2.01%	8,202,890.39	1.28%
20.001% to 21.000%	832	1.69%	6,338,212.54	0.99%
Over 21.000%	936	1.90%	7,097,709.53	1.11%

Totals	49,314	100.00%*	$640,303,637.42	100.00%*

* Percentages may not add to 100% because of rounding.

Geographic Concentration of the Initial Contracts

State	Number of Initial Contracts	% of Initial Contracts	Principal Balance	% of Initial Cut-Off Pool Balance
Alabama	480	0.97%	$5,403,385.04	0.84%
Arizona	1,803	3.66%	25,446,908.77	3.97%
California	11,553	23.43%	164,721,233.79	25.73%
Colorado	533	1.08%	6,135,710.94	0.96%
Connecticut	267	0.54%	3,601,934.86	0.56%
Delaware	554	1.12%	6,425,018.75	1.00%
Florida	3,698	7.50%	48,496,138.58	7.57%
Georgia	2,506	5.08%	35,068,259.71	5.48%
Hawaii	50	0.10%	647,483.06	0.10%
Idaho	314	0.64%	4,010,591.74	0.63%
Illinois	2,587	5.25%	29,500,599.17	4.61%
Indiana	739	1.50%	7,009,458.24	1.09%
Iowa	373	0.76%	4,436,656.69	0.69%
Kansas	271	0.55%	3,258,395.56	0.51%
Kentucky	308	0.62%	2,701,656.74	0.42%
Louisiana	150	0.30%	2,678,807.00	0.42%
Maryland	786	1.59%	9,765,100.87	1.53%
Massachusetts	959	1.94%	8,933,630.39	1.40%
Michigan	2,438	4.94%	25,769,964.76	4.02%
Minnesota	428	0.87%	5,028,754.25	0.79%
Mississippi	97	0.20%	1,543,775.71	0.24%
Missouri	1,287	2.61%	15,171,963.33	2.37%
Montana	56	0.11%	534,793.90	0.08%
Nebraska	120	0.24%	1,523,335.09	0.24%
Nevada	1,004	2.04%	14,267,547.27	2.23%
New Hampshire	259	0.53%	3,476,529.32	0.54%
New Jersey	2,395	4.86%	26,469,314.39	4.13%
New Mexico	63	0.13%	951,258.25	0.15%
New York	810	1.64%	11,893,081.24	1.86%
North Carolina	1,503	3.05%	21,366,861.23	3.34%
North Dakota	27	0.05%	381,636.90	0.06%
Ohio	699	1.42%	9,158,227.40	1.43%
Oklahoma	415	0.84%	4,925,076.48	0.77%
Oregon	732	1.48%	9,538,528.96	1.49%
Pennsylvania	1,896	3.84%	22,868,778.58	3.57%
South Carolina	664	1.35%	8,420,281.21	1.32%
South Dakota	140	0.28%	2,019,813.08	0.32%
Tennessee	880	1.78%	12,087,866.35	1.89%
Texas	2,230	4.52%	32,168,196.70	5.02%
Utah	352	0.71%	4,961,633.94	0.77%
Vermont	41	0.08%	514,582.50	0.08%
Virginia	1,915	3.88%	25,282,192.09	3.95%
Washington	730	1.48%	8,672,425.50	1.35%
West Virginia	81	0.16%	1,040,303.90	0.16%
Wisconsin	14	0.03%	229,703.84	0.04%
Wyoming	107	0.22%	1,796,241.35	0.28%

Totals	49,314	100.00%*	$640,303,637.42	100.00%*

*	Percentages may not add to 100% because of rounding.

MATURITY AND PREPAYMENT CONSIDERATIONS

The contracts are or will be prepayable in full by the obligors at any time without penalty. See “Maturity and Prepayment Considerations” in the prospectus regarding the effects of prepayments on the weighted average life of the contracts. As the rate of payment of principal of each class of notes depends primarily on the rate of payment, including prepayments, of the principal of the contracts, final payment of any class of notes is expected to occur earlier, and could occur significantly earlier, than the respective final scheduled distribution date for each class of notes.

All full and partial prepayments on simple interest contracts and all full prepayments on rule of 78’s and actuarial contracts will be paid to noteholders on the distribution date immediately following the calendar month in which the prepayments are received. Accordingly, the prepayments will shorten the average life of those contracts and, therefore, of the notes. Partial prepayments on rule of 78’s and actuarial contracts are treated as payments in advance and, accordingly, will not affect the average life of the contracts. The obligors can prepay the contracts in full at any time without penalty.

Onyx can make no prediction as to the actual prepayment rates that will be experienced on the contracts in either stable or changing interest rate environments. In addition, the rate of payment of principal of each class of notes will be affected by the incidence of delinquencies, defaults and losses, accelerated payments of principal resulting from the overcollateralization feature and by any accelerated payments made on the notes following an event of default under the indenture. The rate of payment of principal of each class of notes will also be affected if sufficient additional motor vehicle contracts are not generated for purchase by the trust prior to the end of the funding period, because any balance remaining in the prefunding account at the end of the funding period will be paid to the noteholders on the distribution date immediately following the end of the funding period. See “Description of the Notes – Mandatory Partial Redemption”. Although the seller believes that sufficient additional motor vehicle contracts will be acquired by Onyx prior to the end of the funding period, no assurances can be given in that regard. Onyx anticipates that the aggregate principal amount of the prefunded contracts sold to the seller and transferred to the trust during the funding period will not be exactly equal to the initial deposit in the prefunding account and that, therefore, there will be at least a nominal amount of principal prepaid to the class A-1 noteholders. See “Risk Factors – Prepayments on contracts will cause prepayment on your notes resulting in reinvestment risk to you” in this prospectus supplement.

Prepayments on contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of contracts in a pool of contracts. ABS also assumes that all of the contracts in a pool are the same size, that all of those contracts amortize at the same rate, and that for every month that any individual contract is outstanding, payments on that particular contract will either be made as scheduled or the contract will be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, if a 1% ABS were used, that would mean that 100 contracts would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of contracts or a prediction of the anticipated rate of prepayment on either the pool of contracts involved in this transaction or on any pool of contracts. You should not assume that the actual rate of prepayments on the contracts will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuer holds 11 pools of contracts with the following characteristics:

ID	Balance	Cut Date	Gross APR	Orig Term	Rem Term
1	47,764,156.42	2/1/2005	13.210	61	15
2	3,392,383.09	2/1/2005	13.361	24	22
3	20,431,022.35	2/1/2005	12.500	36	34
4	50,112,501.52	2/1/2005	11.936	47	46
5	337,484,757.40	2/1/2005	10.488	60	58
6	181,118,816.64	2/1/2005	7.568	71	70
7	341,771.20	3/1/2005	13.361	24	24
8	2,058,356.88	3/1/2005	12.500	36	36
9	5,048,666.22	3/1/2005	11.936	47	47
10	34,000,455.82	3/1/2005	10.488	60	60
11	18,247,112.46	3/1/2005	7.568	71	71

Total	$700,000,000.00

•	all prepayments on the contracts each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	interest accrues on the notes at the following coupon ratings: Class A-1 notes, 2.84975%; Class A-2 notes, 3.38%; Class A-3 notes, 3.69%; and Class A-4 notes, 3.91%;

•	each scheduled payment on the contracts is made on the last day of each month commencing in February 2005, and each month has 30 days;

•	the initial principal balance of each class of notes is equal to the initial principal balance for that class of notes as set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing March 15, 2005, and on the 15th calendar day of each subsequent month;

•	the notes are purchased on February 23, 2005;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•	the scheduled payment for each contract was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each contract would amortize in a manner that will be sufficient to repay the contract balance of that contract by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity;

•	the servicing fee will be 1.00% per annum;

•	$0 will be deposited in the prefunding account on the closing date; and

•	all of the funds in the pre-funding account, if any, are used to purchase additional contracts.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the contracts may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original principal balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Date	0.5 ABS	1.0 ABS	1.6 ABS	2.0 ABS	2.5 ABS
Closing Date	100.0	100.0	100.0	100.0	100.0
3/15/2005	90.3	88.3	85.3	79.2	58.9
4/15/2005	80.1	76.1	70.0	58.5	43.5
5/15/2005	70.0	64.1	55.2	38.8	28.3
6/15/2005	59.9	52.2	40.7	20.3	13.5
7/15/2005	49.9	40.5	26.6	7.4	—
8/15/2005	40.0	29.0	13.2	—	—
9/15/2005	31.7	19.4	1.6	—	—
10/15/2005	23.6	9.9	—	—	—
11/15/2005	15.5	0.4	—	—	—
12/15/2005	7.4	—	—	—	—
1/15/2006	—	—	—	—	—
2/15/2006	—	—	—	—	—
3/15/2006	—	—	—	—	—
4/15/2006	—	—	—	—	—
5/15/2006	—	—	—	—	—
6/15/2006	—	—	—	—	—
7/15/2006	—	—	—	—	—
8/15/2006	—	—	—	—	—
9/15/2006	—	—	—	—	—
10/15/2006	—	—	—	—	—
11/15/2006	—	—	—	—	—
12/15/2006	—	—	—	—	—
1/15/2007	—	—	—	—	—
2/15/2007	—	—	—	—	—
3/15/2007	—	—	—	—	—
4/15/2007	—	—	—	—	—
5/15/2007	—	—	—	—	—
6/15/2007	—	—	—	—	—
7/15/2007	—	—	—	—	—
8/15/2007	—	—	—	—	—
9/15/2007	—	—	—	—	—
10/15/2007	—	—	—	—	—
11/15/2007	—	—	—	—	—
12/15/2007	—	—	—	—	—
1/15/2008	—	—	—	—	—
2/15/2008	—	—	—	—	—
3/15/2008	—	—	—	—	—
4/15/2008	—	—	—	—	—
5/15/2008	—	—	—	—	—
6/15/2008	—	—	—	—	—
7/15/2008	—	—	—	—	—
8/15/2008	—	—	—	—	—
9/15/2008	—	—	—	—	—
10/15/2008	—	—	—	—	—
11/15/2008	—	—	—	—	—
12/15/2008	—	—	—	—	—
1/15/2009	—	—	—	—	—
2/15/2009	—	—	—	—	—
3/15/2009	—	—	—	—	—
4/15/2009	—	—	—	—	—
5/15/2009	—	—	—	—	—
6/15/2009	—	—	—	—	—
7/15/2009	—	—	—	—	—
8/15/2009	—	—	—	—	—
Weighted Average Life (Years) to Call	0.45	0.38	0.30	0.23	0.18
Weighted Average Life (Years) to Maturity	0.45	0.38	0.30	0.23	0.18

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes

Date	0.5 ABS	1.0 ABS	1.6 ABS	2.0 ABS	2.5 ABS
Closing Date	100.0	100.0	100.0	100.0	100.0
3/15/2005	100.0	100.0	100.0	100.0	100.0
4/15/2005	100.0	100.0	100.0	100.0	100.0
5/15/2005	100.0	100.0	100.0	100.0	100.0
6/15/2005	100.0	100.0	100.0	100.0	100.0
7/15/2005	100.0	100.0	100.0	100.0	99.0
8/15/2005	100.0	100.0	100.0	95.4	85.9
9/15/2005	100.0	100.0	100.0	85.2	74.3
10/15/2005	100.0	100.0	90.9	75.2	62.8
11/15/2005	100.0	100.0	80.6	65.3	51.6
12/15/2005	100.0	91.7	70.7	55.6	40.6
1/15/2006	99.4	83.0	61.0	46.0	29.8
2/15/2006	91.8	74.5	51.7	36.6	19.3
3/15/2006	84.3	66.1	42.7	27.4	8.9
4/15/2006	76.8	57.8	34.0	18.4	—
5/15/2006	69.2	49.6	25.7	9.5	—
6/15/2006	63.3	42.8	17.7	0.8	—
7/15/2006	57.4	36.0	9.9	—	—
8/15/2006	51.5	29.3	2.3	—	—
9/15/2006	45.6	22.7	—	—	—
10/15/2006	39.7	16.1	—	—	—
11/15/2006	33.8	9.6	—	—	—
12/15/2006	28.0	3.2	—	—	—
1/15/2007	22.2	—	—	—	—
2/15/2007	16.5	—	—	—	—
3/15/2007	10.7	—	—	—	—
4/15/2007	5.0	—	—	—	—
5/15/2007	—	—	—	—	—
6/15/2007	—	—	—	—	—
7/15/2007	—	—	—	—	—
8/15/2007	—	—	—	—	—
9/15/2007	—	—	—	—	—
10/15/2007	—	—	—	—	—
11/15/2007	—	—	—	—	—
12/15/2007	—	—	—	—	—
1/15/2008	—	—	—	—	—
2/15/2008	—	—	—	—	—
3/15/2008	—	—	—	—	—
4/15/2008	—	—	—	—	—
5/15/2008	—	—	—	—	—
6/15/2008	—	—	—	—	—
7/15/2008	—	—	—	—	—
8/15/2008	—	—	—	—	—
9/15/2008	—	—	—	—	—
10/15/2008	—	—	—	—	—
11/15/2008	—	—	—	—	—
12/15/2008	—	—	—	—	—
1/15/2009	—	—	—	—	—
2/15/2009	—	—	—	—	—
3/15/2009	—	—	—	—	—
4/15/2009	—	—	—	—	—
5/15/2009	—	—	—	—	—
6/15/2009	—	—	—	—	—
7/15/2009	—	—	—	—	—
8/15/2009	—	—	—	—	—
Weighted Average Life (Years) to Call	1.56	1.30	1.05	0.91	0.79
Weighted Average Life (Years) to Maturity	1.56	1.30	1.05	0.91	0.79

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	0.5 ABS	1.0 ABS	1.6 ABS	2.0 ABS	2.5 ABS
Closing Date	100.0	100.0	100.0	100.0	100.0
3/15/2005	100.0	100.0	100.0	100.0	100.0
4/15/2005	100.0	100.0	100.0	100.0	100.0
5/15/2005	100.0	100.0	100.0	100.0	100.0
6/15/2005	100.0	100.0	100.0	100.0	100.0
7/15/2005	100.0	100.0	100.0	100.0	100.0
8/15/2005	100.0	100.0	100.0	100.0	100.0
9/15/2005	100.0	100.0	100.0	100.0	100.0
10/15/2005	100.0	100.0	100.0	100.0	100.0
11/15/2005	100.0	100.0	100.0	100.0	100.0
12/15/2005	100.0	100.0	100.0	100.0	100.0
1/15/2006	100.0	100.0	100.0	100.0	100.0
2/15/2006	100.0	100.0	100.0	100.0	100.0
3/15/2006	100.0	100.0	100.0	100.0	100.0
4/15/2006	100.0	100.0	100.0	100.0	98.7
5/15/2006	100.0	100.0	100.0	100.0	88.0
6/15/2006	100.0	100.0	100.0	100.0	77.5
7/15/2006	100.0	100.0	100.0	91.6	67.2
8/15/2006	100.0	100.0	100.0	82.5	57.2
9/15/2006	100.0	100.0	94.3	73.6	47.5
10/15/2006	100.0	100.0	86.2	65.0	38.1
11/15/2006	100.0	100.0	78.3	56.5	28.9
12/15/2006	100.0	100.0	70.5	48.2	20.0
1/15/2007	100.0	96.7	63.0	40.3	11.4
2/15/2007	100.0	89.9	55.6	32.5	3.1
3/15/2007	100.0	83.2	48.4	24.9	—
4/15/2007	100.0	76.6	41.4	17.6	—
5/15/2007	99.3	70.1	34.5	10.4	—
6/15/2007	93.1	63.7	27.8	3.5	—
7/15/2007	86.9	57.3	21.3	—	—
8/15/2007	80.8	51.1	14.9	—	—
9/15/2007	74.6	44.9	8.7	—	—
10/15/2007	68.5	38.8	2.7	—	—
11/15/2007	62.4	32.9	—	—	—
12/15/2007	56.3	27.0	—	—	—
1/15/2008	50.6	21.4	—	—	—
2/15/2008	44.8	16.0	—	—	—
3/15/2008	39.1	10.6	—	—	—
4/15/2008	33.5	5.3	—	—	—
5/15/2008	27.9	0.2	—	—	—
6/15/2008	22.2	—	—	—	—
7/15/2008	16.7	—	—	—	—
8/15/2008	11.1	—	—	—	—
9/15/2008	5.6	—	—	—	—
10/15/2008	*	—	—	—	—
11/15/2008	—	—	—	—	—
12/15/2008	—	—	—	—	—
1/15/2009	—	—	—	—	—
2/15/2009	—	—	—	—	—
3/15/2009	—	—	—	—	—
4/15/2009	—	—	—	—	—
5/15/2009	—	—	—	—	—
6/15/2009	—	—	—	—	—
7/15/2009	—	—	—	—	—
8/15/2009	—	—	—	—	—
Weighted Average Life (Years) to Call	2.96	2.55	2.10	1.85	1.59
Weighted Average Life (Years) to Maturity	2.96	2.55	2.10	1.85	1.59

*	Denotes an amount greater than zero but less than 0.05.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-4 Notes

Payment Date	0.5%	1.0%	1.6%	2.0%	2.5%
Closing	100.0	100.0	100.0	100.0	100.0
3/15/2005	100.0	100.0	100.0	100.0	100.0
4/15/2005	100.0	100.0	100.0	100.0	100.0
5/15/2005	100.0	100.0	100.0	100.0	100.0
6/15/2005	100.0	100.0	100.0	100.0	100.0
7/15/2005	100.0	100.0	100.0	100.0	100.0
8/15/2005	100.0	100.0	100.0	100.0	100.0
9/15/2005	100.0	100.0	100.0	100.0	100.0
10/15/2005	100.0	100.0	100.0	100.0	100.0
11/15/2005	100.0	100.0	100.0	100.0	100.0
12/15/2005	100.0	100.0	100.0	100.0	100.0
1/15/2006	100.0	100.0	100.0	100.0	100.0
2/15/2006	100.0	100.0	100.0	100.0	100.0
3/15/2006	100.0	100.0	100.0	100.0	100.0
4/15/2006	100.0	100.0	100.0	100.0	100.0
5/15/2006	100.0	100.0	100.0	100.0	100.0
6/15/2006	100.0	100.0	100.0	100.0	100.0
7/15/2006	100.0	100.0	100.0	100.0	100.0
8/15/2006	100.0	100.0	100.0	100.0	100.0
9/15/2006	100.0	100.0	100.0	100.0	100.0
10/15/2006	100.0	100.0	100.0	100.0	100.0
11/15/2006	100.0	100.0	100.0	100.0	100.0
12/15/2006	100.0	100.0	100.0	100.0	100.0
1/15/2007	100.0	100.0	100.0	100.0	100.0
2/15/2007	100.0	100.0	100.0	100.0	100.0
3/15/2007	100.0	100.0	100.0	100.0	94.2
4/15/2007	100.0	100.0	100.0	100.0	85.0
5/15/2007	100.0	100.0	100.0	100.0	76.1
6/15/2007	100.0	100.0	100.0	100.0	67.7
7/15/2007	100.0	100.0	100.0	96.3	59.5
8/15/2007	100.0	100.0	100.0	88.6	51.8
9/15/2007	100.0	100.0	100.0	81.2	—
10/15/2007	100.0	100.0	100.0	74.1	—
11/15/2007	100.0	100.0	96.2	67.3	—
12/15/2007	100.0	100.0	89.5	60.8	—
1/15/2008	100.0	100.0	83.2	54.6	—
2/15/2008	100.0	100.0	77.1	48.8	—
3/15/2008	100.0	100.0	71.2	—	—
4/15/2008	100.0	100.0	65.5	—	—
5/15/2008	100.0	100.0	60.1	—	—
6/15/2008	100.0	94.2	54.9	—	—
7/15/2008	100.0	88.3	49.9	—	—
8/15/2008	100.0	82.5	—	—	—
9/15/2008	100.0	76.8	—	—	—
10/15/2008	100.0	71.3	—	—	—
11/15/2008	93.5	65.8	—	—	—
12/15/2008	87.0	60.5	—	—	—
1/15/2009	81.2	55.8	—	—	—
2/15/2009	75.5	51.1	—	—	—
3/15/2009	69.8	46.7	—	—	—
4/15/2009	64.1	—	—	—	—
5/15/2009	58.5	—	—	—	—
6/15/2009	52.9	—	—	—	—
7/15/2009	47.4	—	—	—	—
8/15/2009	—	—	—	—	—
Weighted Average Life (Years) to Call	4.25	3.89	3.27	2.87	2.42
Weighted Average Life (Years) to Maturity	4.47	4.13	3.53	3.07	2.57

USE OF PROCEEDS

The net proceeds from the sale of the notes will be used by the trust to purchase the contracts and rights to certain trust accounts, including the prefunding account, from the seller under the sale and servicing agreement. The net proceeds to be received by the seller from the sale of the notes to the underwriters will be used by the seller to repay some or all of the indebtedness incurred, or to pay other amounts owed, in connection with its acquisition of the contracts, to fund the prefunding account and the initial deposit into the spread account and to pay other expenses in connection with the pooling of the contracts and the issuance of the notes.

DESCRIPTION OF THE NOTES

The notes will be issued under the terms of the indenture, a form of which will be filed with the SEC following the issuance of the notes. The following summaries describe the material terms of the notes and the indenture, but do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the notes and the indenture. Where particular provisions of or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summaries. The following summaries of terms of the indenture supplement and, to the extent inconsistent therewith, replace, the description of the general terms and provisions of the indenture set forth under the heading “The Indenture” in the prospectus, to which description reference is hereby made.

Payments of Interest

Interest on the outstanding principal amount of each class of notes will accrue during the Interest Accrual Period at the respective per annum interest rates for the various classes of notes and will be due and payable to the noteholders on each distribution date, commencing March 15, 2005. Interest accrued but not paid on any distribution date will be due on the immediately succeeding distribution date, together with, to the extent permitted by applicable law, interest on the shortfall at the related interest rate. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months, with the exception of the class A-1 notes, with respect to which interest will be calculated on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. Interest payments on the notes will be made as described below under “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement.

Payments of Principal

Principal payments will be made to the noteholders, to the extent described below, on each distribution date in an amount equal to the Note Principal Distributable Amount, the Note Parity Deficit Amount, if any, and the Note Targeted Principal Distributable Amount, if any, as described below under “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement.

Prior to the acceleration of the notes after an event of default under the indenture, principal payments on the notes will be applied on each distribution date from the note distribution account –

•	first, to the holders of the class A-1 notes until the principal amount of the class A-1 notes has been reduced to zero;

•	second, to the holders of the class A-2 notes until the principal amount of the class A-2 notes has been reduced to zero;

•	third, to the holders of the class A-3 notes until the principal amount of the class A-3 notes has been reduced to zero; and

•	fourth, to the holders of the class A-4 notes until the principal amount of the class A-4 notes has been reduced to zero.

The principal amount of each class of notes, to the extent not previously paid, will be due on the final scheduled distribution date for that class of notes. The actual date on which the outstanding principal amount of any class of notes is paid is expected to be earlier, and could be significantly earlier, than the final scheduled distribution date for that class based on a variety of factors, including the factors described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

Overcollateralization

On each distribution date on which the aggregate outstanding principal amount of the notes (after giving effect to payments of the Note Principal Distributable Amount and any Note Parity Deficit Amount on that distribution date) is greater than the sum of (a) 97% of the total outstanding Principal Balances of the contracts and (b) any amounts on deposit in the prefunding account as of the end of the related Collection Period, a distribution as described in clause (8) under “Description of the Sale and Servicing Agreement – Distributions” below will be made on that distribution date in reduction of the outstanding principal amount of the class of notes then entitled to principal distributions, to the extent of funds available, in an amount equal to the Note Targeted Principal Distributable Amount. See “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement.

Mandatory Partial Redemption

If an amount equal to or less than $50,000 remains on deposit in the prefunding account at the end of the funding period, the class A-1 notes will be prepaid in part on the distribution date immediately following the end of the funding period. If an amount in excess of $50,000 remains on deposit in the prefunding account at the end of the funding period, the notes will be prepaid in part, pro rata based on the then current principal balance of the notes, on the distribution date immediately following the end of the funding period. The amount of any such prepayment will be equal to the balance remaining on deposit in the prefunding account, exclusive of any investment earnings thereon, after giving effect to the sale to the trust of all prefunded contracts during the funding period, including any such sale on the date the funding period ends.

It is anticipated that the aggregate principal amount of prefunded contracts purchased by the trust and delivered to the owner trustee during the funding period will not be exactly equal to the initial deposit into the prefunding account and that, therefore, there will be at least a nominal amount of principal prepaid to the noteholders of the class A-1 notes.

Optional Redemption

Each class of outstanding notes will be subject to redemption in whole, but not in part, on any distribution date on which the aggregate outstanding principal balance of the contracts has declined to 10% or less of the Original Pool Balance. The redemption price for each class of notes will equal the unpaid principal amount of that class of notes plus accrued and unpaid interest thereon at the applicable interest rate. To effect a redemption of the notes, the servicer will be required to pay any amounts remaining unpaid to the insurer under the insurance agreement. Any redemption will effect early retirement of each class of outstanding notes. See “Description of the Sale and Servicing Agreement – Termination” in this prospectus supplement.

The Indenture Trustee

JPMorgan Chase Bank, N.A. will be the indenture trustee. The indenture trustee is a national banking association and its Corporate Trust Office is located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services/Global Debt – Onyx Acceptance Owner Trust 2005-A.

The indenture trustee will have the rights and duties set forth under “Description of the Transfer and Servicing Agreements – The Trustee and the Indenture Trustee” in the prospectus.

Indenture Events of Default

Those events which constitute a default by the indenture trustee under the indenture are set forth under “The Indenture – Indenture Events of Default” in the prospectus. Upon an event of default under the indenture, the insurer and the noteholders will have the rights set forth in the prospectus under “The Indenture – Rights Upon Indenture Event of Default.”

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

The following summary, together with the information set forth in the accompanying prospectus, includes a description of the material terms of the sale and servicing agreement. The sale and servicing agreement will be filed with the SEC following the issuance of the notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the sale and servicing agreement. The following summary supplements the description of the general terms and provisions of the sale and servicing agreement set forth under the heading “Description of the Transfer and Servicing Agreements” in the prospectus, to which description reference is hereby made.

Sale and Assignment of the Contracts

At the time of issuance of the notes, the seller will sell and assign to the trust, without recourse, the seller’s entire interest in the funded contracts and the proceeds thereof, including its security interests in the financed vehicles. Concurrently with the sale and assignment of the funded contracts, the seller will deposit $0 into the prefunding account for the purchase of prefunded contracts during the funding period. Each funded contract will be identified in a schedule appearing as an exhibit to the sale and servicing agreement and each prefunded contract will be identified in a supplement to such schedule. Concurrently with the sale and assignment of the funded contracts, the trust will pledge the assets acquired by it to the indenture trustee under the indenture, and the notes will be delivered to the underwriters against payment to the seller of the net purchase price of the sale of the notes. Before the sale of the funded contracts to the trust and the issuance of the notes, each of Onyx’s participating subsidiaries will sell and assign to Onyx under a purchase agreement, without recourse, its entire interest in the funded contracts, and Onyx will sell and assign to the seller its entire interest in the funded contracts.

On each prefunding transfer date during the funding period, Onyx will sell and assign to the seller, without recourse, its entire interest in the prefunded contracts being sold and the proceeds thereof, including its security interests in the related financed vehicles. The purchase price to be paid to Onyx for each prefunded contract will equal the principal balance thereof as of the related Prefunding Cut-Off Date. The seller will, in turn, sell and assign to the trust, without recourse, the seller’s entire interest in those prefunded contracts and the proceeds thereof, including its security interests in the related financed vehicles. Concurrently with such sale and assignment, the trust will pledge the assets acquired by it to the indenture trustee under the indenture. In connection with each purchase of prefunded contracts, the trust will be required to pay to the seller an amount equal to the amount paid by the seller to Onyx for such prefunded contracts (less any amounts which may be required to be deposited into the spread account), which purchase price will be paid from funds on deposit in the prefunding account. Additionally, on the prefunding transfer date the seller will deliver to the trust the prefunded contracts for the prefunding transfer date.

As of each prefunding transfer date, the trust’s assets will then include:

•	the prefunded contracts delivered to the trust on such prefunding transfer date, each of which was purchased from the seller and each of which is secured by a new or used automobile, light-duty truck or van;

•	certain documents and files relating to the prefunded contracts;

•	certain monies received with respect to the prefunded contracts on or after the related Prefunding Cut-Off Date;

•	net liquidation proceeds and net insurance proceeds with respect to any financed vehicle on or after the applicable cut-off date;

•	security interests in the financed vehicles and the rights to receive proceeds from claims on certain insurance policies covering the financed vehicles or the individual obligors under each related prefunded contract;

•	the right of the seller to cause Onyx to repurchase certain prefunded contracts under specified circumstances; and

•	all proceeds of the foregoing.

See “Description of the Transfer and Servicing Agreements – Sale and Assignment of the Contracts” in the prospectus.

The Accounts

The Collection, Payahead and Payment Accounts.  The collection account and the payahead account referred to in the prospectus under “Description of the Transfer and Servicing Agreements – The Collection Account and Eligible Investments” and “– Payahead Account” will be established by the servicer and maintained by a financial institution acceptable to the indenture trustee and the insurer in the name of the indenture trustee. The indenture trustee will establish and maintain a payment account, in the name of the indenture trustee, into which amounts released from the collection account and other amounts for distribution to noteholders will be deposited prior to transfer of those amounts to the note distribution account described below.

The Note Distribution Account.  The servicer will establish and maintain with the indenture trustee a note distribution account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the payment account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

The Prefunding Account.  The servicer will establish and maintain with the indenture trustee an account in the name of the indenture trustee for the benefit of the noteholders and the insurer into which the seller will make an initial deposit on the closing date of the amount by which the original principal balance of the notes exceeds the principal balance of the funded contracts, which amount is expected to be $0. Monies will be released from the prefunding account during the funding period to purchase prefunded contracts from the seller and to make any required deposits into the spread account.

The prefunding account will be part of the trust but monies on deposit therein will not be available to cover losses on or in respect of the contracts. Any balance remaining on deposit in the prefunding account as of the end of the funding period will be payable as a prepayment of principal to the class A-1 noteholders on the immediately following distribution date; provided, however, if the balance remaining on deposit in the prefunding account as of the end of the funding period exceeds $50,000, such balance will be payable as a prepayment of principal to all of the noteholders, pro rata based on the then current principal balance of the notes, on the immediately following distribution date. See “Description of the Notes — Mandatory Partial Redemption”.

Funds on deposit in the prefunding account may be invested in Eligible Investments in the manner described in the sale and servicing agreement. Earnings on investment of funds in the prefunding account will be used to pay interest on the portion of the note balance relating to the prefunding account. All income or other gain from investment of the funds in the prefunding account shall be withdrawn from the prefunding account and deposited in the payment account no later than the business day immediately preceding any distribution date during (and immediately following) the funding period.

Upon each conveyance to the trust of prefunded contracts on a prefunding transfer date, an amount equal to the purchase price paid by the seller to Onyx for such prefunded contracts (less any amounts that may be required to be deposited in the spread account) will be released from the prefunding account and paid to the seller.

The Spread Account.  The spread account will be established and maintained as described under “Description of the Sale and Servicing Agreement – Payment Priorities of the Notes; The Spread Account” and “– Withdrawals from the Spread Account” in this prospectus supplement.

Payments on Contracts

Net collections on the contracts will be deposited in or credited to the collection account within two business days of the receipt by the servicer of payments from obligors. Net collections with respect to a distribution date and the related Collection Period will include:

•	amounts received with respect to the contracts in the Collection Period representing monthly installments of principal and interest;

•	full prepayments and partial prepayments, pending transfer of partial prepayments on any rule of 78’s or actuarial contracts to the payahead account;

•	Net Liquidation Proceeds and Net Insurance Proceeds;

•	any amounts deposited by Onyx or the seller in the collection account to purchase contracts because of material defects in documents related to the contracts or breaches of representations or warranties regarding the contracts made by the seller in the sale and servicing agreement that materially and adversely affect the interests of the noteholders or the insurer;

•	any amounts deposited by the servicer in the collection account to purchase contracts as to which the servicer has breached its servicing covenants; and

•	any amounts deposited by the servicer in the collection account as a result of the servicer exercising its right to purchase all of the remaining contracts.

Partial prepayments of rule of 78’s and actuarial contracts are initially deposited in the collection account and are transferred to the payahead account on the Servicer Report Date.

Distributions

On the business day immediately preceding each distribution date, the servicer will cause funds equal to the amount of net collections available with respect to that distribution date to be withdrawn from the collection account and deposited into the payment account. On each distribution date, the indenture trustee, based solely on the distribution date statement provided to the indenture trustee by the servicer, will apply the net collections on deposit in the payment account available with respect to the related Collection Period together with amounts, if any, withdrawn from the spread account, the prefunding account or representing payment of the Insured Amount, to make the following deposits and distributions in the following amounts and order of priority:

(1)	to the servicer, the servicing fees, including any accrued and unpaid servicing fees with respect to one or more prior Collection Periods;

(2)	to the indenture trustee, the owner trustee and the trust agent, from amounts remaining after giving effect to the distributions described in clause (1) above, any accrued and unpaid fees and reasonable expenses (including indemnification amounts) of the indenture trustee, the owner trustee and the trust agent, in each case to the extent the fees have not been previously paid; provided, however, that the amounts payable to the indenture trustee, the owner trustee and the trust agent under this clause (2) shall be limited to $150,000 per year in the aggregate;

(3)	to the note distribution account, from amounts remaining after giving effect to the distributions described in clauses (1) and (2) above, the Note Interest Distributable Amount, to be paid pro rata to the holders of the notes at their respective interest rates;

(4)	if such distribution date is a final scheduled distribution date for any class of notes, to the note distribution account, from amounts remaining after giving effect to the distributions described in clauses (1) through (3) above, the Note Principal Distributable Amount to the extent of the remaining principal amount of that class of notes;

(5)	if such distribution date is the Mandatory Partial Redemption Date, to the note distribution account, from amounts remaining after giving effect to the distributions described in clauses (1) through (4) above, the Mandatory Partial Redemption Amount, to be distributed to the holders of the class A-1 notes if such amount is less than or equal to $50,000 and to be distributed to the holders of all notes, pro rata based on the then current principal balance of the notes, if such amount exceeds $50,000;

(6)	to the insurer, from amounts remaining after giving effect to the distributions described in clauses (1) through (5) above, the premium owing to the insurer under the insurance agreement;

(7)	to the note distribution account, from amounts remaining after giving effect to the distributions described in clauses (1) through (6) above, (i) the remaining Note Principal Distributable Amount and (ii) the Note Parity Deficit Amount, if any;

(8)	to the note distribution account, solely from net collections plus amounts transferred from the prefunding account representing earnings from investments therein remaining after giving effect to the distributions described in clauses (1) through (7) above, the Note Targeted Principal Distributable Amount, if any;

(9)	to the insurer, from amounts remaining after giving effect to the distributions described in clauses (1) through (8) above, any amounts owing to the insurer, under the insurance agreement;

(10)	to the spread account, from amounts remaining after giving effect to the distributions described in clauses (1) through (9) above, the amount, if any, required to increase the amount in the spread account to the Spread Account Maximum for that distribution date;

(11)	to the indenture trustee, the owner trustee and the trust agent, any accrued and unpaid fees and reasonable expenses not previously paid; and

(12)	to the spread account, from amounts remaining after giving effect to the distributions described in clauses (1) through (11) above, to be applied as described in the second paragraph under “Description of the Sale and Servicing Agreement – Withdrawals from the Spread Account” in this prospectus supplement.

Amounts distributed on account of the Note Principal Distributable Amount under priorities (4) and (7) above, the Note Parity Deficit Amount under priority (7) above and the Note Targeted Principal Distributable Amount under priority (8) above will be distributed from the note distribution account first to the holders of the class A-1 notes until the outstanding principal amount thereof has been reduced to zero, then to the holders of the class A-2 notes until the outstanding principal amount thereof has been reduced to zero, then to the holders of the class A-3 notes until the outstanding principal amount thereof has been reduced to zero and then to the holders of the class A-4 notes until the outstanding principal amount thereof has been reduced to zero.

Notwithstanding the payment priorities described above, if the notes are accelerated following an event of default under the indenture, amounts collected will be applied –

•	first, to pay any unpaid servicing fees to the servicer;

•	second, to pay any accrued and unpaid fees and reasonable expenses (including indemnification amounts) of the indenture trustee, owner trustee and trust agent without preference or priority of any kind; provided, however, that the amounts payable to the indenture trustee, the owner trustee and the trust agent under this clause second and under clause (2) above under “– Distributions” shall be limited to $150,000 per year in the aggregate;

•	third, to pay accrued interest on each class of notes on a pro rata basis based on the interest accrued, including interest accrued on past-due interest, on each class of notes;

•	fourth, to pay principal on the notes, on a pro rata basis based on the aggregate principal balance of each class of notes, until the aggregate principal balance of each such class of notes is reduced to zero;

•	fifth, to pay amounts owing to the insurer under the insurance agreement (including the premium);

•	sixth, to the indenture trustee, the owner trustee and the trust agent, any accrued and unpaid fees and reasonable expenses (including indemnification amounts) not previously paid; and

•	seventh, to the spread account, to be applied in accordance with the insurance agreement.

Amounts on deposit in the spread account on a distribution date will be available to make payments and distributions on that distribution date as described under “– Withdrawals from the Spread Account” in this prospectus supplement.

Under the policy, the insurer is obligated to provide for payment to the indenture trustee on each distribution date of any Insured Amount, provided the insurer has received the appropriate payment notice from the indenture trustee. See “The Policy and the Insurer” in this prospectus supplement.

Payment Priorities of the Notes; The Spread Account

The rights of the noteholders to receive distributions on the notes will be subordinated to the rights of –

•	the servicer, to the extent that it has not been paid all accrued and unpaid servicing fees; and

•	the indenture trustee, the owner trustee and the trust agent, to the extent any of them has not received accrued and unpaid fees.

In addition, the rights of the noteholders to receive distributions on the notes will be subject to the priorities set forth under “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement to the extent described above. These priorities are intended to enhance the likelihood of timely receipt by the noteholders of the full amount of interest and principal required to be paid to them, and to afford the noteholders limited protection against losses on the notes.

The foregoing protection will be effected both by the preferential right of the noteholders to receive, to the extent described in this prospectus supplement, current distributions on the notes, and by the establishment of the spread account. The spread account will be a part of the trust and will be a segregated trust account in the name of the indenture trustee. The indenture trustee will have a perfected security interest in all amounts deposited in or credited to the spread account as well as all Eligible Investments. The spread account will be funded by (i) an initial deposit therein on the closing date, (ii) any required deposits therein on each prefunding transfer date and (iii) deposits therein on each distribution date of amounts under clauses (10) and (12) under “– Distributions” above, to the extent of available funds.

Amounts held from time to time in the spread account will continue to be held for the benefit of holders of the notes and the insurer and may be invested in Eligible Investments. Investment income on monies on deposit in the spread account will be credited to the spread account. Any loss on the investment will be charged to the spread account.

The Spread Account Maximum may increase or decrease over time, without the consent of any of the noteholders, as a result of floors, caps and triggers set forth in the insurance agreement. In addition, there can be no assurance that the balance in the spread account will be maintained at the Spread Account Maximum at all times. Consequently, noteholders should not rely on amounts on deposit or to be deposited in the spread account in evaluating the likelihood that the notes will be repaid.

Withdrawals from the Spread Account

Amounts held from time to time in the spread account will continue to be held for the benefit of the noteholders and the insurer. On each distribution date funds will be withdrawn from the spread account and deposited into the payment account to the extent that the sum of the amounts set forth in clauses (1) through (4) and (7)(ii) under “– Distributions” above with respect to that distribution date exceeds the sum of (x) the amount of net collections available with respect to that distribution date and (y) the amounts transferred from the prefunding account to the payment account with respect to such distribution date. Funds will also be withdrawn from the spread account to reimburse the insurer for any draws under the policy with respect to any Preference Amount.

If the amount on deposit in the spread account on any distribution date, after giving effect to all deposits to and withdrawals from the spread account on that distribution date, is greater than the Spread Account Maximum for that distribution date, then the indenture trustee will distribute any excess –

•	first, to the insurer, to the extent of any amounts owing to the insurer under the insurance agreement;

•	second, to the note distribution account for distribution to the noteholders in accordance with clause (7)(i) under “—Distributions” above, any unpaid portion of the Note Principal Distributable Amount, if any, for that distribution date; and

•	third, to the holders of the residual interests in the trust.

Upon any distributions to the insurer or the holders of the residual interests, the noteholders will have no further rights in, or claims to, such amounts.

None of the noteholders, the indenture trustee, the owner trustee, the trust agent, the seller, the insurer or the holders of the residual interests will be required to refund any amounts properly distributed to them, whether or not there are sufficient funds on any subsequent distribution date to make full distributions to the noteholders. The obligations of the insurer under the policy will not be diminished or otherwise affected by any amounts distributed to the insurer as described in the preceding paragraph.

Servicing Fee

The servicer will be entitled to compensation for the performance of its obligations under the sale and servicing agreement. The servicer will be entitled to receive as its servicing fee on each distribution date an amount equal to the product of one-twelfth of 1% per annum multiplied by the aggregate outstanding balance of the contracts as of the end of the Collection Period preceding the related Collection Period. If the servicer is terminated or resigns, the servicing fee may be increased to an amount that is greater than the servicing fee paid to the initial servicer.

As additional compensation, the servicer or its designee shall be entitled to retain all late payment charges, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to the contracts. The servicer or its designee will also receive as servicing compensation reinvestment earnings on Eligible Investments of funds credited to the collection account and the payahead account. Onyx, as servicer, will pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement and will not be entitled to reimbursement of the expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy. A successor servicer may be entitled to reimbursement for certain expenses incurred by it in connection with its duties as successor servicer.

The sale and servicing agreement requires the servicer to use reasonable efforts to collect all payments called for under the terms and provisions of the contracts. The servicer, consistent with the foregoing, will be permitted, in its discretion, to waive charges and grant extensions as described under “Description of the Transfer and Servicing Agreements – Waivers and Extensions” in the prospectus. The maturity date of a contract, however, may not be extended beyond the latest final scheduled distribution date for the notes. Onyx’s obligations as servicer and custodian will be guaranteed by COFC under the limited guaranty.

Servicer Default

The events which constitute a servicer default under the sale and servicing agreement are described under “Description of the Transfer and Servicing Agreements – Servicer Default” in the prospectus. Additionally, the occurrence of trigger events set forth in the insurance agreement will constitute a servicer default.

Rights Upon Servicer Default

If an Insurer Default has occurred and is continuing, then upon the occurrence of a servicer default, the indenture trustee, owner trustee and the noteholders will have the rights described under “Description of the Transfer and Servicing Agreement – Rights Upon Servicer Default” in the prospectus. However, if an Insurer Default shall not have occurred and be continuing, then only the insurer, and not the indenture trustee, the owner trustee or the noteholders, may terminate the servicer. Upon the termination or resignation of the servicer, the insurer may appoint a successor servicer who will succeed to substantially all of the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to compensation to be negotiated prior to the appointment of the successor servicer.

Waiver of Servicer Default

If an Insurer Default has occurred and is continuing, then upon the occurrence of a servicer default, the noteholders will have the right to waive defaults by the servicer as described under “Description of the Transfer and Servicing Agreements – Waiver of Servicer Default” in the prospectus. However, if an Insurer Default shall not have occurred and be continuing, then only the insurer, and not the noteholders, may waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences. No waiver by the insurer will impair the insurer’s or the noteholders’ rights with respect to subsequent servicer defaults.

Termination

The obligations of the servicer, the seller, the owner trustee and the indenture trustee with respect to the related noteholders under the trust agreement, sale and servicing agreement or indenture will terminate as described under “Description of the Transfer and Servicing Agreements – Termination” in the prospectus, and as set forth below.

In order to avoid excessive administrative expenses, the servicer will be permitted at its option to purchase the remaining contracts from the trust on any distribution date as of which the aggregate outstanding principal balance of the contracts has declined to 10% or less of the Original Pool Balance, at a price equal to the greater of –

•	the sum of:

■	the aggregate outstanding principal balance of the contracts on the date of repurchase, plus

■	accrued and unpaid interest on the contracts; and

•	the sum of:

■	the aggregate unpaid principal amount of the notes, plus

■	accrued and unpaid interest thereon, plus

■	all amounts due to the insurer under the insurance agreement.

The trust agent and indenture trustee will give written notice of termination to each noteholder of record. The final distribution to each noteholder will be made only upon surrender and cancellation of the holder’s notes at the office or agency of the related trustee specified in the notice of termination. Any funds remaining in the trust, after the trustee has taken measures to locate a noteholder and those measures have failed, will be distributed to a charity designated by the servicer.

Any outstanding notes will be redeemed concurrently with any purchase described above.

Payment in Full of Notes

Upon the payment in full of all outstanding notes and the satisfaction and discharge of the indenture, the owner trustee will succeed to all the rights, responsibilities and obligations of the indenture trustee, and the residual interest holders will succeed to all the rights of the noteholders, under the sale and servicing agreement, except as otherwise provided therein.

Certain Matters Relating to the Insurer

In the event an Insurer Default shall have occurred and be continuing, the insurer shall not have the right to take any action under the sale and servicing agreement, the indenture or the trust agreement, to terminate the servicer, appoint a successor servicer, or to control or direct the actions of the seller, the servicer, the owner trustee or the indenture trustee under the terms of the sale and servicing agreement, the indenture or the trust agreement, nor shall the consent of the insurer be required with respect to any action, or waiver of a right to take action, to be taken by the seller, the servicer, the indenture trustee, the owner trustee, the noteholders or the residual interestholders, except with respect to certain rights of the insurer in connection with any action, proceeding or investigation that could adversely affect the trust or the trust estate or the rights or obligations of the insurer under the transaction documents or the policy as described under “The Policy and the Insurer” in this prospectus supplement.

THE POLICY AND THE INSURER

The following information has been supplied by MBIA Insurance Corporation for inclusion in this prospectus supplement. The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein or omitted herefrom, other than with respect to the accuracy of the information regarding the policy and the insurer set forth under the headings “The Policy and the Insurer” in this prospectus supplement. Additionally, the insurer makes no representations regarding the notes or the advisability of investing in the notes.

The insurer, in consideration of the payment of a premium and subject to the terms of the policy, thereby unconditionally and irrevocably guarantees that an amount equal to each full and complete Insured Payment will be received from the insurer by the indenture trustee for distribution by the indenture trustee pursuant to the basic documents.

The insurer’s obligations under the policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Payments will be made only at the time set forth in the policy, and no accelerated Insured Payments will be made regardless of any acceleration of the notes, unless the acceleration is at the sole option of the insurer.

Notwithstanding the foregoing paragraph, the policy does not cover shortfalls, if any, attributable to the liability of any person for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

The insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the insurer’s fiscal agent of the following:

•	a certified copy of the order requiring the return of a preference payment;

•	an opinion of counsel satisfactory to the insurer that the order is final and not subject to appeal;

•	an assignment in a form that is reasonably required by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

•	appropriate instruments to effect the appointment of the insurer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the insurer will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder.

The insurer will pay any other amount payable under the policy no later than 12:00 p.m., New York time, on the later of (i) the distribution date on which the related Deficiency Amount is due or (ii) the second business day following receipt in New York, New York on a business day by U.S. Bank Trust National Association, as fiscal agent for the insurer or any successor fiscal agent appointed by the insurer, of a notice from the indenture trustee specifying the Insured Payment which is due and owing on the applicable distribution date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the insurer’s fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the policy, it will be deemed not to have been received by the insurer’s fiscal agent for the purposes of this paragraph, and the insurer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

Insured Payments due under the policy, unless otherwise stated therein, will be disbursed by the insurer’s fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Payments less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available therefor.

The fiscal agent is the agent of the insurer only and the fiscal agent will in no event be liable to the noteholders for any acts of the fiscal agent or any failure of the insurer to deposit or cause to be deposited sufficient funds to make payments due under the policy.

Subject to the terms of the indenture, the insurer will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by the insurer under the policy.

As used in the policy, the following terms shall have the following meanings:

“Deficiency Amount” means, with respect to any distribution date, an amount equal to the amount by which (A) the sum of the following amounts, each as of or with respect to such distribution date, (i) the servicing fee, including any unpaid servicing fees, (ii) any accrued and unpaid fees of the indenture trustee, the owner trustee and the trust agent, in each case to the extent such fees have not been paid by the Servicer, (iii) the Note Interest Distributable Amount, (iv) the Note Party Deficit Amount, if any, and (v) if such distribution date is a final scheduled distribution date with respect to any class of notes, the Note Principal Distributable Amount with respect to such class of notes exceeds (B) the sum of (i) the amount of net collections available to make such payments with respect to such distribution date and (ii) the amount on deposit in the spread account as of such distribution date.

“Insured Payment” means the sum of (i) as of any distribution date, any Deficiency Amount and (ii) any Preference Amount.

“Preference Amount” means any amount previously distributed to noteholders on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

Capitalized terms used in the policy and not otherwise defined in the policy shall have the respective meanings set forth in the sale and servicing agreement as of the date of execution of the policy, without giving effect to any subsequent amendment to or modification of the sale and servicing agreement unless such amendment or modification has been approved in writing by the insurer if such approval is required under the sale and servicing agreement.

The policy is not cancelable for any reason. The premium on the policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

The policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

No defenses, set-offs and counterclaims of any kind available to the insurer so as to deny payment of any amount due in respect of the policy will be valid and the insurer waives and agrees not to assert any and all such defenses (including fraud in inducement or fact or any other circumstances that would have the effect of discharging a surety at law or in equity), set-offs and counterclaims, including, without limitation any such rights acquired by subrogation, assignment or otherwise.

THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

The Insurer

The insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the insurer. The insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The insurer has three branches, one in the Republic of France, one in the Republic of Singapore and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the insurer, changes in control and transactions among affiliates. Additionally, the insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

Financial Information about the Insurer

The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

•	MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, and

•	MBIA Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the Company’s most recent Quarterly Report on Form 10-Q and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The consolidated financial statements of the insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the three years in the period ended December 31, 2003, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2003, and the consolidated financial statements of the Insurer and its subsidiaries as of September 30, 2004 and for the nine-month periods ended September 30, 2004 and September 30, 2003 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 2004, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

All financial statements of the insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including:

•	MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003; and

•	MBIA Inc.’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004;

are available via the internet at the Securities and Exchange Commission’s website at http://www.sec.gov, at the Securities and Exchange Commission’s public reference room in Washington, D.C., via the internet at MBIA Inc.’s web site at http://www.mbia.com, and at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of the insurer is (914) 273-4545.

The tables below present selected financial information of the insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities, or “SAP”, as well as accounting principles generally accepted in the United States of America, or “GAAP”:

	SAP
	December 31, 2003 (Audited)	September 30, 2004 (Unaudited)
	(In millions)
Admitted Assets	$9,985	$10,468
Liabilities	6,270	6,746
Capital and Surplus	3,715	3,722

	GAAP
	December 31, 2003 (Audited)	September 30, 2004 (Unaudited)
	(In millions)
Admitted Assets	$13,559	$12,461
Liabilities	6,957	5,590
Shareholders’ Equity	6,602	6,871

Financial Strength Ratings of the Insurer

Moody’s rates the financial strength of the insurer “Aaa”.

S&P rates the financial strength of the insurer “AAA”.

Fitch rates the financial strength of the insurer “AAA”.

Each rating of the insurer should be evaluated independently. The ratings reflect each respective rating agency’s current assessment of the creditworthiness of the insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

The above ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Mayer, Brown, Rowe & Maw LLP for federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal income tax purposes. See “Material Federal Income Tax Consequences” in the prospectus for additional information concerning the application of federal income tax laws to the trust and the notes.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations set forth below and under “Certain ERISA Considerations” in the prospectus, the notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Title I of ERISA or Section 4975 of the tax code (each, a “benefit plan”).

As discussed further in the prospectus, certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the tax code with respect to a benefit plan that purchased notes if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the tax code only if the benefit plan acquired an “equity interest” in the trust and none of the exceptions to plan assets contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the seller believes that, at the time of their issuance, the notes should not be treated as equity interests in the trust for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the seller, the servicer, the indenture trustee, the owner trustee, the trust agent, the insurer or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a note, each purchaser will be deemed to represent that either (i) it is not acquiring the notes with the assets of a benefit plan or a governmental plan subject to a law substantially similar to ERISA or Section 4975 of the tax code; or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under ERISA, Section 4975 of the tax code or any substantially similar applicable law.

No Underwriter Exemption will apply to the acquisition or holding of the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated February 15, 2005 between Onyx, the seller and the underwriters named below, the seller has agreed to cause the trust to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name in the table below:

Class A-1 Notes
Principal Amount
Credit Suisse First Boston LLC	72,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	72,400,000
ABN AMRO Incorporated	7,240,000
Citigroup Global Capital Markets Inc.	7,240,000
J.P. Morgan Securities Inc.	7,240,000
Lehman Brothers Inc.	7,240,000
Wachovia Capital Markets, LLC	7,240,000

Total	$181,000,000

Class A-2 Notes
Principal Amount
Credit Suisse First Boston LLC	77,200,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	77,200,000
ABN AMRO Incorporated	7,720,000
Citigroup Global Capital Markets Inc.	7,720,000
J.P. Morgan Securities Inc.	7,720,000
Lehman Brothers Inc.	7,720,000
Wachovia Capital Markets, LLC	7,720,000

Total	$193,000,000

Class A-3 Notes
Principal Amount
Credit Suisse First Boston LLC	70,800,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	70,800,000
ABN AMRO Incorporated	7,080,000
Citigroup Global Capital Markets Inc.	7,080,000
J.P. Morgan Securities Inc.	7,080,000
Lehman Brothers Inc.	7,080,000
Wachovia Capital Markets, LLC	7,080,000

Total	$177,000,000

Class A-4 Notes
Principal Amount
Credit Suisse First Boston LLC	59,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	59,600,000
ABN AMRO Incorporated	5,960,000
Citigroup Global Capital Markets Inc.	5,960,000
J.P. Morgan Securities Inc.	5,960,000
Lehman Brothers Inc.	5,960,000
Wachovia Capital Markets, LLC	5,960,000

Total	$149,000,000

The seller has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth in this prospectus supplement, and to certain dealers at that price less the initial concession not in excess of 0.0720% of the denominations of the notes per class A-1 note, 0.1080% per class A-2 note, 0.1320% per class A-3 note and 0.1500% per class A-4 note. The underwriters may allow, and the dealers may reallow, a concession not in excess of 0.0650% per class A-1 note, 0.0900% per class A-2 note, 0.1000% per class A-3 note and 0.1100% per class A-4 note to certain other dealers. After the initial public offering of the notes, the public offering price and the concessions may be changed. The underwriters are obligated to purchase and pay for all of the notes if any notes are purchased. The underwriters currently intend, but are not obligated, to make a market in the notes.

Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the seller, the servicer, the trust, COFC nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, neither the seller, the servicer, the trust nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

In connection with this offering, the underwriters have agreed to reimburse the seller for certain expenses incurred by the seller in issuing the notes.

Onyx and the seller have agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or to contribute to payments the underwriters may be required to make in respect thereof.

Onyx or its affiliates may apply all or any portion of the net proceeds of the sale of the contracts to the trust to the repayment of debt, including “warehouse” debt secured by the contracts. One or more of the underwriters (or (i) their respective affiliates or (ii) entities for which their respective affiliates act as administrator and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to Onyx or its affiliates and may receive a portion of such proceeds as repayment of such “warehouse” debt.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the seller, Onyx and their respective affiliates. J.P. Morgan Securities Inc. is an affiliate of JPMorgan Chase Bank, N.A., the indenture trustee.

FORWARD-LOOKING STATEMENTS

The prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the issuer or the seller, in press releases and in oral and written statements made by or with the issuer’s or the seller’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of Onyx, the issuer or the seller. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuer and the seller have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed in this prospectus supplement. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Onyx, the issuer or the seller to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuer and the seller undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

Certain legal matters with respect to the notes and with respect to the federal income tax matters discussed under “Material Federal Income Tax Consequences” in the prospectus will be passed upon for the seller by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. Certain legal matters with respect to the notes will be passed upon for the underwriters by Dechert LLP, New York, New York. Certain legal matters relating to the policy will be passed upon for the insurer by Kutak Rock LLP, Omaha, Nebraska.

EXPERTS

The consolidated balance sheets of MBIA Inc. and subsidiaries and the insurer and subsidiaries as of December 31, 2003 and December 31, 2002 and the related consolidated statements of income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2003, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

REPORTS TO NOTEHOLDERS

Unless definitive notes are issued, which will occur under the limited circumstances described in this prospectus supplement and in the prospectus, the servicer will send unaudited monthly and annual reports concerning the trust to the indenture trustee to be delivered to Cede & Co. as the nominee of DTC and the registered holder of the notes. See “Description of the Securities – Statements to Securityholders” in the prospectus. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. DTC will supply the reports to you in accordance with its procedures. See “Description of the Securities – Book-Entry Registration” in the prospectus. None of the seller, the servicer, or the insurer intends to send any of its financial reports to you.

GLOSSARY OF TERMS

“Amount Financed” means, with respect to a contract, the aggregate amount advanced under the contract toward the purchase price of the related financed vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, extended service and warranty contracts, and other items customarily financed as part of retail automobile installment sales contracts.

“Collection Period” means with respect to a distribution date, the calendar month preceding the month in which that distribution date occurs; provided, that with respect to Liquidated Contracts, the Collection Period will be the period from, but excluding, the sixth business day preceding the immediately preceding distribution date to and including the sixth business day preceding that distribution date. With respect to the first distribution date, the Collection Period for Liquidated Contracts will be the period from and including the related Cut-Off Date to and including the sixth business day preceding the first distribution date.

“Cram Down Loss” means, with respect to a contract, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on the contract or otherwise modifying or restructuring the scheduled payments to be made on the contract, an amount equal to:

•	the excess of the Principal Balance of the contract immediately prior to the order over the Principal Balance of the contract as so reduced; and/or

•	if the court shall have issued an order reducing the effective rate of interest on the contract, the excess of the Principal Balance of the contract immediately prior to the order over the net present value (using as the discount rate the higher of the annual percentage rate on the contract or the rate of interest, if any, specified by the court in the order) of the scheduled payments as so modified or restructured.

A Cram Down Loss shall be deemed to have occurred on the date of issuance of the order.

“Cut-Off Date” means the Initial Cut-Off Date for the initial contracts, the Subsequent Cut-Off Date for the subsequent contracts and the Prefunding Cut-Off Date for the prefunded contracts.

“Defaulted Contract” with respect to any Collection Period is a contract:

•	which is, at the end of that Collection Period, delinquent in the amount of at least two monthly installments of principal and interest; or

•	with respect to which the related financed vehicle has been repossessed or repossession efforts with respect to the related financed vehicle have been commenced;

provided, however, that this definition may be modified in accordance with modifications to the servicer’s customary servicing practices.

“Eligible Investments” means investments acceptable to each rating agency rating the notes as being consistent with the rating of the notes as set forth in the sale and servicing agreement.

“Funded Contracts” means the initial contracts and the subsequent contracts, collectively.

“Funding Period” means the period from the closing date until the earliest to occur of (i) the date on which the balance in the prefunding account is less than $2,500.00, (ii) the date on which a servicer default or indenture event of default occurs and (iii) the close of business on May 24, 2005.

“Initial Contracts” means the contracts acquired by the trust that have been or will be originated or purchased on or before the Initial Cut-Off Date.

“Initial Cut-Off Date” means as of February 1, 2005.

“Insurer” means MBIA Insurance Corporation.

“Insurer Default” means the occurrence and continuance of any of the following events: (i) the insurer fails to make a payment required under the policy in accordance with the terms of the policy or (ii) the insurer has suffered an insolvency event.

“Interest Accrual Period” means, with respect to a distribution date, the period from and including the prior distribution date to but excluding the applicable distribution date; provided, that in the case of the period relating to the first distribution date, the Interest Accrual Period will begin on and include the closing date.

“Liquidated Contract” means a contract that:

•	is the subject of a full prepayment;

•	is a Defaulted Contract with respect to which liquidation proceeds constituting, in the servicer’s reasonable judgment, the final amounts recoverable have been received and deposited in the collection account;

•	is paid in full on or after its maturity date; or

•	has been a Defaulted Contract for four or more Collection Periods and as to which liquidation proceeds have not been deposited in the collection account;

provided, however, that in any event a contract that is delinquent in the amount of five monthly installments of principal and interest at the end of a Collection Period shall be deemed to be a Liquidated Contract and shall be deemed to have a balance of zero provided, further, however, that this definition may be modified in accordance with modifications to the servicer’s customary servicing practices.

“Liquidation Expenses” means reasonable out-of-pocket expenses (not to exceed Liquidation Proceeds), other than any overhead expenses, incurred by the servicer in connection with the realization of the full amounts due under any Defaulted Contract (including the attempted liquidation of a contract which is brought current and is no longer in default during such attempted liquidation) and the sale of any property acquired in respect thereof which are not recoverable as proceeds paid by any insurer under a comprehensive and collision insurance policy related to the contract. Liquidation Expenses shall not include any late fees or other administrative fees and expenses or similar charges collected with respect to a contract.

“Liquidation Proceeds” means amounts received by the servicer (before reimbursement for Liquidation Expenses) in connection with the realization of the full amounts due and to become due under any Defaulted Contract and the sale of any property acquired in respect thereof.

“Mandatory Partial Redemption Amount” means any balance (excluding investment earnings) remaining on deposit in the prefunding account after giving effect to the sale to the trust of all Prefunded Contracts sold to the trust during the funding period, including any acquisition and conveyance of Prefunded Contracts on the date on which the Funding Period ends.

“Mandatory Partial Redemption Date” means the distribution date immediately following the date on which the Funding Period ends.

“Net Insurance Proceeds” means the proceeds paid by any insurer under a comprehensive and collision insurance policy related to a contract (other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with customary servicing procedures) after reimbursement to the servicer of expenses recoverable under that policy.

“Net Liquidation Proceeds” means the proceeds received by the servicer, net of Liquidation Expenses, upon liquidation of any Defaulted Contract.

“Note Interest Carryover Shortfall” means, with respect to any distribution date and a class of notes, the excess, if any, of the Note Interest Distributable Amount for that class for the immediately preceding distribution date over the amount in respect of interest that is actually deposited in the note distribution account with respect to that class on such preceding distribution date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to noteholders of the class on the preceding distribution date at the related interest rate for the related Interest Accrual Period; provided, however, that the Note Interest Carryover Shortfall for the first distribution date shall be zero.

“Note Interest Distributable Amount” means, with respect to any distribution date and a class of notes, the sum of:

•	an amount equal to the interest accrued during the related Interest Accrual Period at the related interest rate for that class of notes on the outstanding principal amount of that class of notes on the immediately preceding distribution date, after giving effect to all payments of principal to noteholders of that class on or prior to that distribution date, or, in the case of the first distribution date, on the original principal amount of that class of notes; and

•	the Note Interest Carryover Shortfall for that class of notes for that distribution date.

“Note Parity Deficit Amount” means, with respect to any distribution date, the excess, if any, of (x) the aggregate outstanding principal amount of the notes on such distribution date, after giving effect to all reductions in such aggregate principal amount to be made from sources other than the (i) spread account and (ii) the policy over (y) the sum of (I) the total outstanding Principal Balance of the contracts and (II) the amount on deposit in the prefunding account, if any, at the end of the related Collection Period.

“Note Principal Distributable Amount” means, with respect to any distribution date, the lesser of (a) the Regular Principal Distributable Amount and (b) the excess of (i) the aggregate outstanding principal amount of the notes as of the close of the preceding distribution date over (ii) the sum of (x) 97% of the total outstanding Principal Balances of the contracts and (y) any amounts on deposit in the prefunding account as of the end of the related Collection Period;

provided, however, that the Note Principal Distributable Amount shall not exceed the aggregate outstanding principal amount of the notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on the final scheduled distribution date for each class of notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the related class of notes to zero.

“Note Targeted Principal Distributable Amount” means, for any distribution date, the lesser of (a) the amount of available funds for distribution after the distributions made pursuant to clauses (1) through (7) under “Description of the Sale and Servicing Agreement – Distributions” have been made and (b) the excess of (i) the aggregate outstanding principal amount of the notes (after giving effect to the Note Principal Distributable Amount and any Note Parity Deficit Amount paid on that distribution date) over (ii) the sum of (x) 97% of the total outstanding Principal Balances of the contracts and (y) any amounts on deposit in the prefunding account as of the end of the related Collection Period.

“Onyx” means Onyx Acceptance Corporation.

“Original Pool Balance” means the sum of:

•	the total Principal Balance of the initial contracts as of the Initial Cut-Off Date;

•	the total Principal Balance of the subsequent contracts as of the Subsequent Cut-Off Date; and

•	the initial deposit in the prefunding account on or about February 23, 2005.

“Prefunded Contracts” means the additional contracts acquired by the trust that have been or will be originated or purchased on or after the Subsequent Cut-Off Date but on or before the end of the Funding Period.

“Prefunding Cut-Off Date” means the cut-off date specified by Onyx relating to a prefunded contract.

“Principal Balance” means, with respect to a contract, as of any date, the Amount Financed under the terms of the contract minus:

•	that portion of monthly installments of principal and interest in respect of that contract received on or prior to the end of the most recently ended Collection Period and allocable to principal pursuant to the terms of the contracts, as determined by the servicer; and

•	any Cram Down Loss incurred in respect of the contract on or prior to the end of the most recently ended Collection Period.

For purposes of this definition, allocations of monthly installments of principal and interest on each contract by the servicer shall be made as described under “The Onyx Portfolio of Motor Vehicle Contracts – Allocation of Payments on Contracts to Interest and Principal” in the prospectus.

“Purchase Amount” means, with respect to a Purchased Contract, the Principal Balance of the contract as of the date of purchase of the contract plus accrued and unpaid interest.

“Purchased Contract” means a contract that:

•	has been repurchased by Onyx because of certain material defects in documents related to the contract or certain breaches of representations and warranties regarding the contract made by Onyx in the sale and servicing agreement that materially and adversely affect the interests of the noteholders or the insurer;

•	has been purchased by the servicer because of certain breaches of servicing covenants; or

•	has been purchased by the servicer at its option after the aggregate outstanding Principal Balance of the contracts has declined to 10% or less of the Original Pool Balance.

“Regular Principal Distributable Amount” means, with respect to any distribution date, the amount equal to the sum of the following amounts with respect to the related Collection Period:

•	collections received on contracts, other than Liquidated Contracts and Purchased Contracts, allocable to principal as determined by the servicer, including full and partial principal prepayments (other than partial prepayments on rule of 78’s and actuarial contracts, representing amounts not due in that Collection Period, which will be deposited into the payahead account);

•	the Principal Balance (immediately prior to the reduction thereof to zero as provided in the definition of Liquidated Contract) of all contracts, other than Purchased Contracts, that became Liquidated Contracts during the related Collection Period;

•	the Principal Balance as of the date of purchase of all contracts that became Purchased Contracts as of the immediately preceding record date; and

•	the aggregate amount of Cram Down Losses incurred during the related Collection Period.

“Servicer Report Date” means, with respect to any distribution date, the fifth business day prior to such distribution date.

“Spread Account Maximum” for a distribution date means an amount calculated under the insurance agreement.

“Subsequent Contracts” means the additional contracts acquired by the trust that have been or will be originated or purchased after the Initial Cut-Off Date but on or before the Subsequent Cut-Off Date.

“Subsequent Cut-Off Date” means on or about February 15, 2005.

PROSPECTUS

Onyx Acceptance Auto Loan Trusts

Issuer

Auto Loan Backed Notes

Auto Loan Backed Certificates

Onyx Acceptance Financial Corporation,

Seller

Onyx Acceptance Corporation,

Servicer

Consider carefully the risk factors beginning on page 6 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes and the certificates will represent interest in or obligations of the trust only and will not represent interests in or obligations of Capital One Financial Corporation, Capital One Auto Finance, Inc., Onyx Acceptance Corporation, Onyx Acceptance Financial Corporation or any of their affiliates.

This prospectus may be used to offer and sell any of the notes and/or certificates only if accompanied by the prospectus supplement for the related trust.

The trusts –

•           may sell auto loan backed notes and/or certificates from time to time in one or more series; and

•           may issue one or more classes of notes and/or one or more classes of certificates in connection with each series of notes and certificates.

The notes –

•           will represent non-recourse obligations of a trust and will be paid only from the assets of that trust;

•           may have one or more forms of enhancement; and

•           will be issued in one or more classes of notes.

The certificates –

•           will represent undivided ownership interests in a trust and will be paid only from the assets of that trust;

•           may have one or more forms of enhancement; and

•           will be issued in one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2005

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

Information about the notes and the certificates is contained in two separate documents that progressively provide more detail:

•	this prospectus, which provides general information; and

•	a prospectus supplement related to each series of securities, which describes the specific terms of a series of securities.

You should rely only on the information contained in this prospectus and the related prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with information that is different.

In this prospectus, we include cross references to sections in these materials where you can find further related discussions. The table of contents on the preceding page also identifies the pages where these sections are located.

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SUMMARY OF TERMS

The following summary is a short, concise description of the information contained elsewhere in this prospectus. For this reason, the summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus and the related prospectus supplement, each in its entirety.

The Issuer

A separate trust will be formed with respect to each series of securities. The seller will form each trust by entering into either:

•	a trust agreement among the Seller and the trustee for the trust; or

•	a pooling and servicing agreement among the seller, the servicer and the trustee for the trust.

The Seller

Onyx Acceptance Financial Corporation, a Delaware corporation and a wholly-owned, limited purpose subsidiary of Onyx Acceptance Corporation. Onyx Acceptance Corporation is a wholly-owned subsidiary of Capital One Auto Finance, Inc. The seller’s principal executive offices are located at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610, and its telephone number is (949) 465-3500. See “The Seller” in this prospectus.

The Servicer

Onyx Acceptance Corporation, a Delaware corporation. The servicer’s principal executive offices are located at 27051 Towne Centre Drive, Suite 100, Foothill

Ranch, California 92610, and its telephone number is (949) 465-3900. See “The Servicer” in this prospectus.

The Trustee

Each prospectus supplement will specify the trustee of the trust for that series of securities.

The Indenture Trustee

With respect to any series of securities that includes one or more classes of notes, the prospectus supplement will specify the indenture trustee for that series of securities in the related prospectus supplement.

The Distribution Date

Interest and principal on the notes and the certificates will be payable on the date set forth in the related prospectus supplement.

The Notes

A series of securities may include one or more classes of notes. The notes issued by each trust will be governed by an indenture between the trust and an indenture trustee. We will specify, in the related prospectus supplement, which class or classes of notes, if any, will be offered in connection with the issuance of a series.

Principal and Interest on the Notes

Except as described below with respect to strip notes, each class of notes will have a stated note principal balance specified in the related prospectus supplement. The notes will accrue interest on the stated note principal balance at a specified interest rate. Each class of notes may have a different interest rate. The interest rate may be fixed, variable or adjustable, or any combination of fixed, variable and adjustable. We will specify the interest rate for each class of notes, or the method for determining such interest rate, in the related prospectus supplement.

If a series includes two or more classes of notes, as specified in the related prospectus supplement, each class may differ as to:

•	timing and priority of payments;

•	seniority of payments;

•	allocations of losses;

•	calculation or amount of the interest rate;

•	amount of payments of principal or interest;

•	whether or not payments of principal and interest will be delayed or not made at all upon the occurrence of specified events; and

•	whether payments of principal and interest may or may not be made from designated portions of the pool of contracts.

The Certificates

A series of securities may include one or more classes of certificates. The certificates will be governed by a trust agreement. We will specify, in the related prospectus supplement, which class or classes of certificates, if any, will be offered in connection with the issuance of a series.

Principal and Interest on the Certificates

Except as described below with respect to strip certificates, each class of certificates will have a stated principal balance specified in the related prospectus supplement. The certificates will accrue interest on the applicable stated principal balance at a specified interest rate. Each class of certificates may have a different interest rate. The interest rate may be fixed, variable or adjustable, or any combination of fixed, variable and adjustable. We will specify the interest rate for each class of certificates or the method for determining such certificate rate in the related prospectus supplement.

Subordination to Notes

If a series of securities includes classes of notes and certificates, distributions on the certificates may be subordinated to payments on the notes to the extent specified in the related prospectus supplement.

Optional Redemption

If the servicer or a successor to the servicer exercises its option to purchase the contracts of the trust, the notes and certificates then outstanding will be redeemed as set forth in the related prospectus supplement. See “Description of the Transfer and Servicing Agreements – Termination” in this prospectus.

A Trust May Issue Multiple Classes of Securities With Different Characteristics

Each trust may issue more than one class of notes and certificates. In these cases, the characteristics of the securities in each class may differ from one another. Some of these characteristics are:

•	timing and priority of payments;

•	seniority of payments;

•	allocations of losses;

•	calculation or amount of the interest rate;

•	amount of distribution of principal or interest;

•	whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of specified events; and

•	whether distributions of principal and interest may or may not be made from designated portions of the pool of contracts.

Any differences in characteristics will be specified in the prospectus supplement.

Strip Securities May Be Issued

In addition, a trust might issue one or more classes of notes or certificates providing for distributions of interest which are disproportionately large or small in comparison to principal distributions, including:

•	principal distributions with disproportionate, nominal or no interest payments; or

•	interest distributions with disproportionate, nominal or no principal payments.

The Trust Property

The contracts supporting the securities of each trust will consist of a pool of motor vehicle retail installment sale contracts and/or installment loan agreements, each of which is secured by a new or used automobile, light-duty truck or van, and other property, including:

•	documents relating to the contracts;

•	monies received with respect to the contracts on or after the applicable cut-off date specified in the related prospectus supplement;

•	security interests in the vehicles financed by the contracts;

•	the rights to receive proceeds from claims on various insurance policies covering the financed vehicles or the individual obligors under each related contract;

•	all amounts on deposit in specified accounts identified in the related prospectus supplement, including, to the extent described in the related prospectus supplement, eligible investments credited to those accounts;

•	the benefits of any form of credit enhancement identified in the applicable prospectus supplement;

•	the right of the seller to cause Onyx to repurchase contracts in particular circumstances; and

•	all proceeds of the foregoing.

See “The Trusts” in this prospectus.

The seller will sell or transfer contracts to the trust on or before the closing date on which a specified series of securities is issued, as set forth in the related prospectus supplement. The prospectus supplement will specify the aggregate principal balance of the contracts initially transferred to the trust. If the trust related to a series of securities is treated as a partnership for federal income tax purposes, the seller will sell the contracts to the trust under a sale and servicing agreement among the seller, the servicer and the trust. Alternatively, if the trust will be treated as a grantor trust for federal income tax purposes, the seller will transfer the contracts to the trust under a pooling and servicing agreement among the seller, the servicer and the trustee.

Other Property of the Trust

In addition to the contracts, each trust will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional contracts;

•	a spread account, reserve account or other account relating to credit enhancement; and

•	any other account identified in the related prospectus supplement.

The Contracts

The contracts included in the property of each trust will have been:

•	originated by automobile dealerships and assigned to Onyx, or purchased or originated by subsidiaries of Onyx;

•	purchased by the seller from Onyx or from a subsidiary of Onyx; and

•	purchased by the trust from the seller.

See “The Onyx Portfolio of Motor Vehicle Contracts” in this prospectus. All of the contracts included in the property of each trust will be selected based upon the criteria specified in the related sale and servicing agreement or pooling and servicing agreement, as applicable.

Prefunding Arrangements

With respect to any series of securities, the trust may commit to purchase additional contracts from the seller following the date on which the trust is established and the related securities are issued. Any contracts purchased by the trust following the date on which the trust is established and the related securities are issued will be purchased solely from funds on deposit in the prefunding account. See “Prefunding Arrangements” in this prospectus. We will describe any such prefunding arrangements in the related prospectus supplement.

Credit and Cash Flow Enhancement

We may structure the securities of any series to include credit enhancement for one or more classes of securities. Such credit enhancement may include any one or more of the following:

•	a surety bond or financial guarantee insurance policy provided by a third-party insurer;

•	subordination of one or more classes of securities to one or more other classes of securities;

•	a reserve fund;

•	a yield maintenance account;

•	over-collateralization;

•	letters of credit;

•	credit or liquidity facilities;

•	guaranteed investment contracts;

•	swaps or other interest rate protection agreements;

•	repurchase obligations;

•	cash deposits;

•	other agreements or arrangements with respect to third party payments; or

•	other support.

We will describe any such credit enhancement, including any limitations and exclusions from coverage, in the related prospectus supplement. See “Description of the Transfer and Servicing Agreements – Credit and Cash Flow Enhancement” in this prospectus.

Tax Status

If the prospectus supplement specifies that the related trust will be treated as a partnership for federal income tax purposes, upon the issuance of a series of securities, tax counsel to the trust will deliver an opinion to the effect that:

•	any notes of such series will be characterized as debt for federal income tax purposes; and

•	the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

If the prospectus supplement specifies that the related trust will be treated as a grantor trust, upon the issuance of the related series of certificates, tax counsel to the trust will deliver an opinion to the effect that:

•	the trust will be treated as a grantor trust for federal income tax purposes; and

•	the trust will not be subject to federal income tax.

See “Material Federal Income Tax Consequences” in this prospectus for additional information concerning the application of federal tax laws.

Certain ERISA Considerations

Before purchasing any securities, fiduciaries of employee benefit plans and other retirement plans should review the matters discussed under “Certain ERISA Considerations” in this prospectus and the related prospectus supplement and should determine whether an investment in the securities is appropriate under ERISA.

Rating

At the closing date of each series of securities, each class of securities in such series will be rated in one of the four highest generic rating categories established for such securities by at least one nationally recognized statistical rating agency.

Registration of the Securities

The securities may be available only in book-entry form. Each investor’s interest in the securities would be represented through an agent, rather than by a physical note or certificate held by the investor. A trust will not issue physical securities to investors unless specific events occur which make it necessary or desirable to do so. See “Description of the Securities – Definitive Securities” in this prospectus.

RISK FACTORS

Interests of other persons in the contracts could reduce the funds available to make payments on the securities.

In connection with the sale of contracts to a trust, the seller will assign the security interests in the financed vehicles securing those contracts to the trust at the time of sale. If a series of securities includes one or more classes of notes, the trust will pledge the security interests in the financed vehicles to the related indenture trustee. Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the assignment to the trust or the indenture trustee. In the absence of such an amendment, the trust and the indenture trustee may not have perfected security interests in the financed vehicles securing the contracts in some states. If the trust or the indenture trustee does not have a perfected security interest in a financed vehicle, the collections on that contract and the proceeds from the sale of the financed vehicle securing that contract may not be available to make payment on the securities.

The security interest of the trust and, if applicable, the indenture trustee, could be impaired for one or more of the following reasons:

•	Onyx or one of its subsidiaries might fail to perfect its security interest in a contract;

•	Onyx or one of its subsidiaries might fail to perfect its security interest in a financed vehicle;

•	the trust may not have a security interest in the financed vehicles in all states because the certificates of title to the financed vehicles will not be amended to reflect assignment to the trust;

•	holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust’s security interest;

•	the trust could lose its priority to a person who obtains physical possession of a contract without knowledge of the assignment of the contract to the trust; and

•	the trust could lose its security interest or its priority through fraud or negligence.

Bankruptcy of Onyx could result in delays in payment or losses on the securities

If Onyx or a subsidiary of Onyx becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your securities. Onyx and, if applicable, each selling subsidiary of Onyx will transfer contracts to the seller in a structure intended to constitute a “true sale.” If the transfer does constitute a “true sale,” the applicable contracts and the proceeds thereof would not be part of Onyx’s or its subsidiary’s bankruptcy estate should Onyx or its subsidiary become the subject of a bankruptcy case. However, if Onyx or a selling subsidiary of Onyx becomes subject to a bankruptcy proceeding, a court in bankruptcy could conclude that Onyx or its subsidiary still owns the contracts by concluding that the sale to the seller was not a “true sale” or that the seller should be consolidated with Onyx. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities.

Onyx and the seller have taken and will take steps to structure the sale of contracts to minimize the risk that a court would consolidate the seller or the trust with Onyx for bankruptcy purposes or conclude that the sale of contracts to the seller was not a “true sale.” These steps include the creation of the seller as a separate, limited purpose subsidiary of Onyx. The seller’s certificate of incorporation contains limitations which restrict the nature of the seller’s business. Further, the seller’s certificate of incorporation restricts the seller’s ability to commence a voluntary case or proceeding in bankruptcy without the prior unanimous affirmative vote of all of its directors. See “The Seller” in this prospectus.

The trustee, the indenture trustee, the seller, the servicer and all holders of securities will covenant that they will not at any time institute against the seller or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Prepayments may adversely affect the average life and yields of the securities.

The rate of payment of principal on the securities of each series depends primarily on the rate of payments, including prepayments, on the principal balance of the related contracts. As a result, final payment on any class of securities could occur significantly earlier than the maturity date set forth in the related prospectus supplement.

All of the contracts may be prepaid at any time. Prepayments may include all of the following:

•	an obligor on a contract makes payments, in whole or in part, earlier than scheduled;

•	the servicer liquidates a defaulted contract; and

•	Onyx in its individual capacity or as servicer is required to purchase or repurchase, as the case may be, a contract from the trust.

Onyx cannot predict the actual prepayment rates that will occur on the contracts in either stable or changing interest rate environments. See “Maturity and Prepayment Considerations” in this prospectus and in the prospectus supplement.

Subordination may cause some classes of securities to bear additional credit risk.

Payments of interest and principal on one or more classes of securities of a series may be subordinated to one or more other classes of securities of the same series. Subordination of a class of securities has the effect of increasing the likelihood of payment on the senior classes in that series and decreasing the likelihood of payment on the subordinated classes of that series. A class of securities may be subordinated to another class of securities in that series with respect to timing and priority of payment, seniority and allocations of losses, among other things. Any subordination will be described in the related prospectus supplement.

Only the assets of the trust are available to make payments on the securities.

Unless otherwise disclosed in the prospectus supplement, no trust will have, nor is a trust permitted or expected to have, any significant assets or sources of funds other than the related contracts and the other assets described in the related prospectus supplement. The notes of any series will represent obligations solely of the related trust. The certificates of any series will represent interests solely in the related trust. None of the seller, the servicer or any of their respective affiliates, the trustee, or any indenture trustee will insure or guarantee the notes or the certificates of any series. Accordingly, you must rely upon payments on the contracts and amounts, if any, available from the other assets specified in the related prospectus supplement for repayment on the securities.

Failure to comply with consumer protection laws may affect the enforceability of the contracts.

Federal and state governments have enacted consumer protection laws which apply to the contracts. These laws impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer contracts and loans. These laws, as well as any new laws or rules which may be adopted, may adversely affect the servicer’s ability to collect on the contracts. Although the liability of the issuer to the obligor for violations of applicable federal and state consumer protection laws may be limited, these laws may make an assignee of a contract, such as the issuer, liable to the obligor for any violation by the lender. If the originator of the contracts or the servicer fails to comply with these consumer protection laws, the contracts may not be enforceable. Onyx will make representations and warranties to the trust stating that the related contracts are valid and enforceable and that the related contracts complied with applicable law at the time they were made. Accordingly, Onyx will be obligated to repurchase each contract that does not comply with the applicable requirements of any consumer protection law, if the applicable trust’s interest in that contract is materially and adversely affected by such noncompliance. The repurchase obligation of Onyx is the sole remedy if the contract does not comply with the representations and warranties of Onyx within the applicable cure period. See “Description of the Transfer and Servicing Agreements – Repurchase of Contracts” and “Certain Legal Aspects of the Contracts – Repurchase Obligation” in this prospectus.

If book-entry registration is used, you may be able to exercise your rights as a securityholder only through the clearing agency.

If the prospectus supplement specifies that securityholders of the trust will hold their interests through a clearing agency or one of its participating organizations, the securities will be registered in the name of a nominee of the clearing agency and physical certificates will not be issued to individual securityholders. You will not be recognized as a securityholder directly by the trustee of the trust or the indenture trustee and must exercise all of your rights and receive any payments through the clearing agency or the participating organization, unless physical certificates are issued. Your ability to pledge your securities to persons or entities that are not participating organizations of the clearing agency may be limited due to lack of a physical certificate. Physical certificates will only be issued in limited circumstances. See “Description of the Securities—Book-Entry Registration” in this prospectus.

Additionally, you may experience some delay in your receipt of payments or distributions of interest and principal since the payments or distributions will be provided by the trustee or indenture trustee to the clearing agency and the clearing agency will credit the payments or distributions to the accounts of its participants. The participants will then credit the payments or distributions to your account either directly or indirectly through the clearing agency’s indirect participants. The clearing agency in the United States is expected to be DTC, and in Europe either Clearstream or Euroclear.

Commingling of assets by the servicer could reduce or delay payments on the securities.

The servicer will be required to deposit all collections and proceeds of the receivables collected during each collection period into the collection account within two business days of receipt. However, in the event that:

•	no servicing default exists under the basic documents;

•	Onyx or one of its affiliates is the servicer; and

•	Capital One Financial Corporation has a short-term debt rating of at least “Prime-1” from Moody’s and “A-1” from Standard & Poor’s;

the servicer will not be required to deposit collections into the collection account until on or before the business day prior to the day on which the funds are needed to make the required distributions to securityholders. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds, the securityholders might incur a loss.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of the securities for you.

We will offer a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding principal balance of the security. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

THE TRUSTS

With respect to each series of securities, the seller will establish a separate trust under either a trust agreement or a pooling and servicing agreement, as applicable, to issue each series of notes and certificates. A trust will be established for the transactions described in this prospectus and the related prospectus supplement. The property of the trust will include:

•	the related contracts,

•	documents relating to the contracts,

•	monies received with respect to the contracts on or after the cut-off date specified in the related prospectus supplement,

•	net liquidation proceeds and net insurance proceeds with respect to the financed vehicles;

•	security interests in the related financed vehicles and the rights to receive proceeds from claims on insurance policies covering such financed vehicles or the individual obligors under each related contract,

•	amounts on deposit in certain specified accounts, including, to the extent described in the related prospectus supplement, eligible investments credited to such accounts;

•	the benefits of any form of credit enhancement identified in the related prospectus supplement;

•	the right of the seller to cause Onyx to repurchase contracts under some circumstances, and

•	all proceeds of the foregoing.

To the extent specified in the related prospectus supplement, a security insurance policy, reserve fund or other form of credit enhancement may be a part of the property of the trust or may be held by the trustee or an indenture trustee for the benefit of holders of the related securities.

Prior to formation, the trust will have had no assets or obligations. After formation, the trust will not engage in any activity other than acquiring and holding the related contracts, issuing the related securities, distributing payments in respect thereof and as otherwise described in this prospectus, in the related prospectus supplement and in the trust agreement or pooling and servicing agreement, as applicable. The trust will not acquire any contracts or assets other than the trust property.

The principal offices of each trust that is not a grantor trust and the related trustee will be specified in the applicable prospectus supplement.

THE TRUSTEE AND THE INDENTURE TRUSTEE

The trustee for each trust and, if applicable, the indenture trustee, will be specified in the related prospectus supplement. The trustee’s and, if applicable, the indenture trustee’s liability in connection with the issuance and sale of the related securities will be limited solely to the express obligations of the trustee or indenture trustee set forth in the related trust agreement, sale and servicing agreement, and indenture or the related pooling and servicing agreement, as applicable.

THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

Purchase, Origination and Servicing of Motor Vehicle Contracts

Onyx’s portfolio of motor vehicle contracts consists of retail installment sales contracts and security agreements and installment loan and security agreements secured by new and used automobiles, light-duty trucks and vans. Onyx targets the prime auto lending market because it believes that prime lending produces greater origination and operating efficiency than does sub-prime lending. Onyx focuses on late model used, rather than new, vehicles, as management believes the risk of loss on used vehicles is lower due to lower depreciation rates, while interest rates are typically higher.

Onyx has the following primary auto lending programs:

•	the “Onyx Gold” and “premier” programs;

•	the “preferred” program; and

•	the “standard” and “standard plus” programs.

The Onyx Gold and premier programs allow Onyx to market lower interest rates in order to capture customers of superior credit quality. The preferred program allows Onyx to offer contracts at higher interest rates to borrowers with proven credit quality. The standard and standard plus programs allow Onyx to assist qualified borrowers, who may have experienced previous credit problems or have not yet established a significant credit history, at interest rates higher than the premium and preferred programs.

Onyx generally acquires the contracts in its portfolio through one or more of the following methods:

•	Onyx purchases contracts from automobile dealers that originate the contracts;

•	a subsidiary of Onyx purchases contracts from entities that originate the contracts; and

•	a subsidiary of Onyx originates the contracts.

Onyx anticipates that substantially all of the contracts included in the trust property of a trust will have been purchased by Onyx from new and used car dealers unaffiliated with Onyx and the seller, with a limited number of contracts having been purchased or originated by subsidiaries of Onyx. All of the contracts will have been sold to the seller and then to the trust. Each dealer or other party from which Onyx or a subsidiary of Onyx purchases contracts has entered into an agreement with Onyx or its subsidiary under which the dealer or other seller represents that:

•	it will comply with federal and state laws regarding motor vehicle financing;

•	it will obtain the requisite financial information required of the obligor in order to extend credit; and

•	it will truthfully disclose to Onyx or Onyx’s subsidiary such financial information, the identity of the obligor and other information in connection with the transaction.

The dealers with whom Onyx has agreements and dealers with whom Onyx would like to have agreements are regularly contacted by Onyx account managers by telephone and in person in an effort to obtain a continued supply of contracts for Onyx to purchase. Before purchasing contracts from an independent, non-franchised used car dealer, Onyx completes a credit review of the dealer’s financial condition, which includes a review of financial information provided by the dealer and a Dun & Bradstreet report on the dealer, and also completes a review of the underwriting criteria used by the dealer. The payment obligations of the obligor under each contract are secured by the vehicle purchased with the proceeds provided under that contract.

Onyx services all of the contracts and initially will serve as the primary servicer of the contracts included in the trust property of a trust after they are sold by the seller to the trust. The servicing functions performed by Onyx include:

•	customer service;

•	document filekeeping;

•	computerized account record keeping;

•	vehicle title processing; and

•	collections.

Underwriting

Onyx underwrites contracts purchased from dealers through its regional auto finance centers located throughout the United States. Contracts purchased from dealers in other states are generally purchased by the auto finance center that is geographically most proximate to the state of origination. In the case of contracts originated by a subsidiary of Onyx, such contracts are underwritten at Onyx’s Foothill Ranch, California location. Generally, each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined either on the basis of the actuarial method, the rule of 78’s method or the simple interest method. See “The Contracts” in this prospectus.

In determining whether to purchase a contract originated by a dealer or another party, or whether to directly originate a contract, Onyx or a subsidiary of Onyx reviews an application package concerning the applicant and the proposed contract. The application package sets forth information concerning the applicant, including:

•	the applicant’s income;

•	the applicant’s liabilities;

•	the applicant’s credit and employment history;

•	other personal information about the applicant; and

•	a description of the financed vehicle that secures or will secure the contract.

Most credit applications are not made on forms provided by Onyx or a subsidiary of Onyx. However, Onyx or a subsidiary of Onyx reviews the related application for completeness and for compliance with Onyx’s underwriting guidelines and applicable federal and state consumer statutes and regulations. To evaluate credit applications, Onyx or a subsidiary of Onyx reviews information in the application and from credit bureau reports obtained by Onyx or its subsidiary.

Each proposed contract is evaluated using uniform underwriting standards developed by Onyx. These underwriting standards are intended to assess the applicant’s ability to repay all amounts due under the contract and the adequacy of the related financed vehicle as collateral, based upon a review of the information contained in the contract application. Among the criteria considered by credit managers of Onyx and its subsidiaries in evaluating the individual applications are:

•	stability of the applicant with specific regard to the applicant’s occupation, length of employment and length of residency;

•	the applicant’s payment history, based on information known directly by Onyx or as provided by various credit reporting agencies with respect to present and past debt;

•	a debt service-to-gross monthly income ratio test; and

•	the principal amount of the contract taking into account the age, type and market value of the related financed vehicle.

After review of an application, a credit manager, via an electronic system, communicates an appropriate decision to the dealer or other appropriate party specifying approval, denial or a counter-offer on the proposed contract. If the response requires stipulations to the approval, these are communicated concurrently to the dealer or other party and become a condition of the approval. After approval, if Onyx or a subsidiary of Onyx is the chosen source of financing, Onyx or its subsidiary will obtain the necessary documentation for processing, which includes the following:

•	a signed credit application;

•	the fully executed original, electronically authenticated original or authoritative copy of the contract (in each case within the meaning of the UCC);

•	an agreement by the applicant to provide insurance;

•	a report of sale or guarantee of title;

•	an application for registration;

•	a co-signer notification, if applicable;

•	a copy of any supplemental warranty purchased with respect to the financed vehicle;

•	acceptable vehicle valuation documentation; and

•	any other required documentation.

Once the appropriate documentation is in hand for funding, the file relating to the contract is ready to forward to a contract processor for a pre-funding audit. The contract processor, who is employed by Onyx or one of its subsidiaries, then audits the documents for completeness and consistency with the application, providing final approval for purchase of the contract once these requirements have been satisfied.

The amount advanced by Onyx or a subsidiary of Onyx under any contract generally does not exceed the manufacturer’s suggested retail price for a new financed vehicle, or the value assigned by a nationally recognized used car value guide for a used financed vehicle, in either case plus taxes, title and license fees, any extended warranty and any credit and other insurance. However, the actual amount advanced for a contract is often less than the maximum permissible amount depending on a number of factors, including the length of the contract term and the model and year of the related financed vehicle. These adjustments are made to assure that the related financed vehicle constitutes adequate collateral to secure the contract.

Periodically, Onyx makes a detailed analysis of its portfolio of contracts to evaluate the effectiveness of Onyx’s credit guidelines. If external economic factors, credit delinquencies or credit losses change, Onyx adjusts its credit guidelines to maintain the asset quality deemed acceptable by Onyx’s management. Onyx reviews, on a regular basis, the quality of its contracts by conducting audits of randomly selected contracts to ensure compliance with established policies and procedures.

Insurance

Each contract requires the obligor to obtain comprehensive and collision insurance with respect to the related financed vehicle with Onyx or a subsidiary of Onyx as a loss payee.

Collection Procedures

Onyx performs collection activities with respect to delinquent contracts at its Foothill Ranch, California and Hazelwood, Missouri collection centers. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is considered delinquent when he or she has failed to make at least 90% of a scheduled payment under the contract within 30 days of the due date.

Onyx’s collection system provides relevant obligor information and records of all contracts. The system also maintains a record of an obligor’s promise to pay and affords supervisors the ability to review collection personnel activity and to modify collection priorities with respect to contracts. Onyx utilizes a predictive dialing system to make phone calls to obligors whose payments are past due less than 30 days. The predictive dialer is a computer-controlled telephone dialing system which dials phone numbers of obligors from a file of records extracted from Onyx’s database. By eliminating time wasted on attempting to reach obligors, the system gives a single collector, on average, the ability to speak with and work 200 to 250 accounts per day. Once a live voice responds to the automated dialer’s call, the system automatically transfers the call to a collector and the relevant account information to the collector’s computer screen. The system also tracks and notifies collections management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all obligors who cannot be reached by telephone.

Before a contract is 30 days or more delinquent, the account is assigned to a specific collector who will have primary responsibility for the delinquent account until it is resolved. To expedite collections from late paying obligors, Onyx uses Western Union “Quick Collect,” which allows an obligor to make late payments at numerous locations, which are in turn wired daily to Onyx’s lockbox account by Western Union. Onyx also uses a third party payment system that allows an obligor to authorize Onyx to present a draft on the obligor’s bank account directly to the obligor’s bank for payment to Onyx.

Generally, after a scheduled payment under a contract continues to be past due for between 45 and 60 days, Onyx will initiate repossession of the financed vehicle. However, if the applicable contract is deemed uncollectible, if the related financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the related obligor voluntarily surrenders the related financed vehicle, Onyx may repossess the related financed vehicle without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. Under the laws of California and most other states in which contracts are originated, after repossession, the obligor generally has an additional period of 10 to 15 days to redeem a financed vehicle before it may be resold by Onyx in an effort to recover the balance due under the contract.

Losses may occur in connection with delinquent contracts and can arise in several ways, including inability to locate the related financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding.

Upon repossession and sale of a financed vehicle, any deficiency remaining is pursued against the obligor to the extent deemed practical by Onyx and to the extent permitted by law. The loss recognition and collection policies and practices of Onyx may change over time in accordance with Onyx’s business judgment. However, the sale and servicing agreement or pooling and servicing agreement, as applicable, will require that Onyx service the contracts and collect all amounts due using reasonable care and in at least the same manner as it services and collects amounts due with respect to contracts serviced by it for its own account.

The practices described above under “—Collection Procedures” are subject to change in accordance with the servicer’s customary servicing practices.

Delinquency and Loan Loss Information

Certain information concerning the experience of Onyx pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of contracts, including receivables previously sold which Onyx continues to service, will be set forth in each prospectus supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any contracts related to a series of securities will be comparable to prior experience or to that information.

Allocation of Payments on Contracts to Interest and Principal

If so provided in the prospectus supplement, each of the contracts in the trust property of a trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using one of the three methods described below – the simple interest method, the actuarial method or the rule of 78’s method.

Simple Interest Method.  Under the simple interest method, interest due is calculated on the scheduled due date based on the actual principal balance of the contract on that date. For simple interest contracts, interest accrued as of the scheduled due date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made as scheduled; and

•	the portion of the payment allocable to reduce the principal balance will be correspondingly greater.

Conversely, if an obligor pays the fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made as scheduled; and

•	the portion of the payment allocable to reduce the principal balance will be correspondingly smaller.

When necessary, an adjustment is made at the maturity of the contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest and principal under the contract as a result of early or late payments, as the case may be.

Actuarial Method.  Under the actuarial method, contracts provide for amortization over a series of fixed level payment monthly installments, whereby each monthly installment, including the monthly installment representing the final payment on the contract, consists of:

•	an amount of interest equal to 1/12 of the annual percentage rate, or APR, of the contract multiplied by the unpaid principal balance of the contract; and

•	an amount of principal equal to the remainder of the monthly payment.

Rule of 78’s Method.  Under the rule of 78’s method, contracts provide for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments, which total represents the principal amount financed plus add-on interest in an amount calculated as if the contract were a self-amortizing, level-yield contract bearing interest at an APR equal to the stated APR set forth in the contract. The amount of each payment allocable to interest on a contract is determined by multiplying the total amount of add-on interest payable over the term of the contract by a fraction derived as described below. The fraction used in the calculation of add-on interest earned each month under a rule of 78’s contract has as its denominator a number equal to the sum of a series of numbers representing the total number of monthly payments due under the contract. For example, with a rule of 78’s contract providing for 12 payments, the denominator of each month’s fraction will be 78, the sum of the series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the example of a twelve-payment rule of 78’s contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.

The purchase price paid by a trust for each contract included in the trust property of the trust will reflect the principal balance of the contract as of the cut-off date. The cut-off date principal balance of the contract will be calculated under the simple interest method, the actuarial method or the rule of 78’s method, as appropriate, or otherwise as described in the related prospectus supplement. For rule of 78’s contracts, a greater portion of the early payments under a contract is allocated to interest than would be the case using the actuarial method. Therefore, the cut-off date principal balance of each rule of 78’s contract will exceed the amount that would have been its cut-off date principal balance under the actuarial method. The trustee or, if applicable, indenture trustee, and the servicer will account for interest and principal on rule of 78’s contracts using the actuarial method, but based on the cut-off date principal balance. The remaining payments due on a rule of 78’s contract will not be sufficient to amortize the cut-off date principal balance of the contract at a yield equal to its APR. Accordingly, in order to amortize the cut-off date principal balance over the remaining term of the rule of 78’s contract using the actuarial method, the servicer will:

•	recompute the effective yield of the contract based on the remaining payments due and the cut-off date principal balance; and

•	will allocate each scheduled payment of principal and interest between principal and interest on each rule of 78’s contract based on the cut-off date principal balance and the recomputed yield for the contract.

We Will Provide More Specific Information About the Contracts in the Prospectus Supplement

We will provide information about each contracts pool in the related prospectus supplement, including, to the extent appropriate:

•	the portion of the contracts pool consisting of simple interest contracts, actuarial contracts and rule of 78’s contracts;

•	the portion of the contracts pool secured by new vehicles and by used vehicles;

•	the aggregate principal balance of all of the contracts;

•	the number of contracts;

•	the average outstanding principal balance of the contracts;

•	the average original amount financed and the range of original amount financed;

•	the weighted average APR and the range of APR’s;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms; and

•	the distribution of the contracts by APR and by state of origination.

PREFUNDING ARRANGEMENTS

If so provided in the related prospectus supplement for a series of securities, a trust may be required to purchase additional contracts from the seller following the date on which the trust is established and the related securities are issued. With respect to a series of securities, the prefunding arrangement will require that any additional contracts transferred to the trust conform to the requirements and conditions provided in the related sale and servicing agreement or pooling and servicing agreement, as applicable. If a prefunding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish a prefunding account in the name of the related trustee or indenture trustee, as applicable, for the benefit of the securityholders, into which all or a portion of the net proceeds received from the sale of the securities will be deposited and from which monies will be released during a specified period to purchase additional contracts from the seller. Upon each conveyance of additional contracts to the trust, an amount equal to the purchase price paid by the seller to Onyx, or a subsidiary of Onyx, for the additional contracts will be released from the prefunding account and paid to the seller.

The use of a prefunding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the contracts to the related trust through the incremental delivery of the contracts on the closing date and during a specified period following the closing date. This allows for a more even accumulation of the contracts by the seller and by Onyx and its subsidiaries and the issuance of a larger principal amount of securities than would be the case without a prefunding arrangement.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of the related contracts are paid, which payment may be in the form of scheduled amortization or prepayments. “Weighted average life” means the average amount of time in which each dollar of principal on a contract is repaid. “Prepayments” for these purposes include the following circumstances:

•	prepayments in full;

•	repurchases by Onyx as a result of the failure of a contract to meet the criteria set forth in the related sale and servicing agreement or pooling and servicing agreement;

•	purchases by the servicer as a result of a breach of certain of its covenants with respect to the contracts made by it in the related sale and servicing agreement or pooling and servicing agreement;

•	partial prepayments;

•	liquidations of the contracts due to default;

•	receipts of proceeds from theft, physical damage, credit life and credit disability insurance policies; and

•	optional repurchase by the servicer for administrative reasons.

The contracts will be prepayable in full by the obligors at any time without penalty. Full and partial prepayments on simple interest contracts and full prepayments on actuarial and rule of 78’s contracts will be paid or distributed to the related securityholders on the distribution date following the collection period in which they are received. Partial prepayments on actuarial and rule of 78’s contracts, however, will be treated as “payaheads” and will not be paid or distributed until the collection period in which the payaheads are due or until the amount of the partial prepayment equals the amount the obligor would be required to pay in order to prepay the contract in full. See “Description of the Transfer and Servicing Agreements – Payahead Account”.

The rate of full prepayments by obligors on the contracts may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle securing a contract without the consent of the servicer. These factors may also include:

•	unemployment;

•	servicing decisions;

•	seasoning of the contracts;

•	destruction of vehicles by accident;

•	sales of vehicles; and

•	market interest rates.

California law, and the law of some other states, requires that retail installment sales contracts and installment loan agreements such as the contracts permit full prepayment without penalty. Any full prepayments reduce the average life of the contracts. The servicer may permit the sale or other transfer of a financed vehicle without accelerating the maturity of the related contract if the contract is assumed by a person satisfying Onyx’s then current underwriting standards. See “The Onyx Portfolio of Motor Vehicle Contracts – Underwriting of Motor Vehicle Contracts”.

Onyx can make no prediction as to the actual prepayment rates that will be experienced on the contracts included in the trust property of any trust in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the contracts. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the particular contracts pool and the related securities of the trust.

POOL FACTOR AND POOL INFORMATION

The “pool factor” will be a six-digit decimal which the servicer will compute each month indicating the aggregate outstanding principal balance of the related pool of contracts at the end of the month as a fraction of the aggregate principal balance of the contracts as of the cut-off date specified in the related prospectus supplement. The pool factor will be 1.000000 as of the closing date; thereafter, the pool factor will decline to reflect reductions in the aggregate principal balance of the related contracts. The amount of a securityholder’s pro rata share of the aggregate outstanding principal balance of the pool of contracts for a given month can be determined by multiplying the original denomination of the holder’s security by the pool factor for that month.

With respect to each trust, the related securityholders will receive monthly reports from the trustee concerning payments received on the contracts, the aggregate outstanding principal balance of the pool of contracts, the pool factor, and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Description of the Securities–Statements to Securityholders”.

USE OF PROCEEDS

The net proceeds from the sale of securities of a given trust will be applied by the trust:

•	to purchase the contracts from the seller;

•	to purchase the rights to certain trust accounts, including any prefunding account;

•	for any other purposes specified in the related prospectus supplement.

The seller will use the net proceeds to be received by the seller from the sale of securities of a given series to repay indebtedness incurred in connection with its acquisition of the contracts, to fund any prefunding account, capitalized interest account or other required account and to pay other expenses in connection with the pooling of the contracts and the issuance of the securities.

THE SELLER

The seller is a wholly-owned, limited purpose finance subsidiary of Onyx that was incorporated under the laws of the State of Delaware on July 28, 1994 and has a limited operating history. The principal office of the seller is located at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610. The telephone number of the seller at its principal office is (949) 465-3500. Onyx is a wholly-owned subsidiary of Capital One Auto Finance, Inc.

The seller was organized principally for the purpose of purchasing retail installment sales contracts from Onyx in connection with its activities as a finance subsidiary of Onyx.

The seller was organized for limited purposes, and its certificate of incorporation limits its activities to purchasing motor vehicle contracts from Onyx, transferring the contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of these purposes.

Onyx and the seller have taken and will take steps in structuring the transactions contemplated in this prospectus and the related prospectus supplement that are intended to ensure that the voluntary or involuntary application for relief by Onyx under any bankruptcy or insolvency law will not result in consolidation of the assets and liabilities of the seller with those of Onyx. These steps include the creation of the seller as a separate, limited purpose subsidiary with a certificate of incorporation containing limitations, including restrictions on the nature of the seller’s business and a restriction on the seller’s ability to commence a voluntary case or proceeding under any bankruptcy or insolvency law without the unanimous affirmative vote of all of its directors. However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of Onyx in a proceeding under any bankruptcy or insolvency law.

The seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the seller and to require the consolidation of the assets and liabilities of the seller with the assets and liabilities of Onyx in the event of the application of any bankruptcy or insolvency law to Onyx. However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of Onyx. If a court were to reach such a conclusion, or a filing were made under any bankruptcy or insolvency law by or against the seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments or distributions on any outstanding series of securities could occur or reductions in the amounts of the payments or distributions could result.

Onyx, each selling subsidiary of Onyx and the seller intend that each transfer of contracts by Onyx or a subsidiary of Onyx to the seller under the sale and servicing agreement or pooling and servicing agreement, as applicable, or otherwise, will constitute a “true sale” of the contracts to the seller. If a transfer of contracts constitutes a “true sale,” the contracts and their proceeds would not be part of the bankruptcy estate of Onyx or a subsidiary of Onyx under Section 541 of the bankruptcy code should Onyx or a subsidiary of Onyx become the subject of a bankruptcy case subsequent to the transfer of the contracts to the seller.

The seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Onyx were to become the subject of a voluntary or involuntary case under the bankruptcy code subsequent to the transfer of contracts to the seller, the transfer of those contracts by Onyx to the seller would be characterized as a “true sale” of the contracts from Onyx to the seller and the contracts and the proceeds thereof would not form part of Onyx’s bankruptcy estate under Section 541 of the bankruptcy code.

THE SERVICER

Onyx will initially service the contracts included in the trust property of each trust. Onyx was incorporated in California in 1993 and reincorporated in Delaware in 1996 in connection with its initial public offering of common stock, which was successfully completed in March 1996. Onyx is engaged principally in the business of providing indirect automobile financing to new car dealerships and selected used car dealerships in California and in other states across the country. Onyx is headed by a management team with extensive experience in the origination and servicing of indirect and direct automobile loans, and who, from 1985 to present, have actively participated in a number of public securitizations of motor vehicle contracts. Onyx’s principal executive offices are located at 27051 Towne Centre Drive, Suite 100, Foothill Ranch, California 92610. Onyx is a wholly-owned subsidiary of Capital One Auto Finance, Inc.

Onyx acquires individual contracts from dealers, and to a lesser extent subsidiaries of Onyx purchase the contracts from other parties or directly originate the contracts, after reviewing and approving the customer’s credit application in accordance with its underwriting policies and procedures. See “The Onyx Portfolio of Motor Vehicle Contracts.” Onyx finances acquisitions and originations of contracts on a short term basis through warehouse facilities and has previously financed acquisitions and originations of motor vehicle installment contracts on a long term basis through sales of contracts to grantor and owner trusts and periodically through whole loan sales.

DESCRIPTION OF THE SECURITIES

General

With respect to each trust that issues notes, one or more classes of notes of the related series will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. With respect to each trust that issues certificates, one or more classes of certificates of the related series will be issued under the terms of a trust agreement or a pooling and servicing agreement, a form of each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following is a summary of the material terms of the securities, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes, certificates, indenture, trust agreement and pooling and servicing agreement, as applicable, and the related prospectus supplement.

The securities of each series will be issued in the denominations specified in the related prospectus supplement. The securities of each series are expected to be issued in book-entry form. See “- Book-Entry Registration” and “- Definitive Securities”. All securities offered by this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies.

Principal and Interest on the Securities

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments or distributions of principal and interest on each class of securities of a given trust will be described in the related prospectus supplement. The right of holders of any class of securities to receive payments or distributions of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of securities of that series, as described in the related prospectus supplement. Payments of interest on the securities of that series may be made prior to payments of principal thereon.

Strip Securities and Residual Interest Instruments.  If so provided in the related prospectus supplement, a series may include one or more classes securities that are:

•	strip notes or strip certificates entitled to principal payments with disproportionate, nominal or no interest payments;

•	strip notes or strip certificates entitled to interest payments with disproportionate, nominal or no principal payments; and

•	residual interest instruments entitled to all or a portion of any remaining payments of principal and interest on the related contracts after making all other distributions on each distribution date.

Interest Rates.  Each class of securities may have a different interest rate, which may be a fixed, variable or adjustable rate, or any combination thereof. For certain classes of strip securities, the interest rate may be zero. The related prospectus supplement will specify the interest rate for each class of securities of a given series or the method for determining the interest rate.

Prepayment of Securities.  One or more classes of securities of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the servicer’s exercising its option to purchase the remaining related Contracts.

Priority.  In the case of a series of securities which includes two or more classes of securities, the sequential order and priority of payments or distributions of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, will be set forth in the related prospectus supplement. Payments or distributions of principal and interest of any class of securities will be made on a pro rata basis among all the securityholders of that class.

Book-Entry Registration

Unless specified otherwise in the applicable prospectus supplement, the securities will be available only in book-entry form. Investors in the securities may hold their securities through any of DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive security will be issued for each class of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Initial Settlement of the Securities.  Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the securities, as the case may be, for distribution to holders of securities in accordance with DTC’s procedures with respect thereto.

In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the related administrator of each trust would seek an alternative depository, if available, or cause the issuance of definitive securities to securityholders or their nominees in the manner described under “- Definitive Securities” below.

Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Secondary Market Trading of the Securities.  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream customers and/or Euroclear participants.  Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, that is, the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only “noteholder” or “certificateholder,” as applicable, will be DTC’s nominee. Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include the undivided interests.

Non-U.S. holders of securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

The Depositories.  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, who may include any of the underwriters of securities of the trust, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

With respect to any class of notes and any class of certificates issued in book-entry form, the notes and certificates will be issued as definitive securities in fully registered, certificated form to noteholders or certificate holders or their respective nominees, rather than to DTC or its nominee, only if:

•	the seller, the related trustee or the administrator, as the case may be, advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the securities, and the seller, the related trustee or the administrator is unable to locate a qualified successor;

•	the seller, the related trustee or the administrator, as the case may be, at its option, elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default under the indenture, if applicable, or an event of default under the related sale and servicing agreement or pooling and servicing agreement, as applicable, holders representing at least a majority of the outstanding principal balance of the notes or certificates of a class, as the case may be, advise the applicable trustee through participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of those securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable trustee will be required to notify all applicable securityholders of a given class, through participants, of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities as definitive securities, and thereafter the applicable trustee will recognize the holders of the definitive securities as securityholders.

Payments or distributions of principal of and interest on the securities will be made by the paying agent directly to holders of definitive securities in accordance with the procedures set forth in this prospectus and in the related indenture or the related trust agreement or pooling and servicing agreement, as applicable. Such payments or distributions on each distribution date and on the final distribution date, as specified in the related prospectus supplement, will be made to holders in whose names the definitive securities were registered at the close of business on the related record date. Payments or distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee or indenture trustee. The final payment or distribution on any security, whether definitive securities or the securities registered in the name of DTC’s nominee, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of definitive securities, which shall initially be the applicable trustee or indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

With respect to the notes of any series, the related indenture trustee will provide to the servicer, the seller and the security insurer, if any, within 15 days after receipt of the request from the servicer, seller or security insurer, if any, a list of the names and addresses of all holders of record of notes as of the most recent record date. Upon written request by three or more noteholders of the series or by noteholders evidencing not less than 25% of the aggregate outstanding principal balance of the notes or a specified class of the notes, as set forth in the related prospectus supplement, the indenture trustee will afford the noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders with respect to their rights under the indenture or under the notes.

With respect to the certificates of any series upon written request of the servicer, the related trustee will provide to the servicer within 15 days after receipt of the request a list of the names and addresses of all holders of record of certificates as of the most recent record date. Upon written request by three or more certificateholders of the series or by certificateholders evidencing not less than 25% of the aggregate outstanding principal balance of the certificates, the related trustee will afford the certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under the certificates.

The pooling and servicing agreement, trust agreement and indenture will not provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

With respect to each series of securities, on each distribution date, the applicable trustee or indenture trustee will include with each payment or distribution to each securityholder, or make available on its website, a statement setting forth for the distribution date the following information based solely on the Servicer’s distribution date statement:

•	the amount of the distribution on or with respect to each class of securities allocable to principal;

•	the amount of the distribution on or with respect to each class of securities allocable to interest;

•	the aggregate distribution amount for the distribution date;

•	the premiums payable to the related security insurer, if any, the balance of any fund or account with respect to any credit or liquidity enhancement on the distribution date, after giving effect to changes thereto on the distribution date and the amount to be deposited in the spread account, if any;

•	the aggregate servicing fee paid to the servicer with respect to the related contracts for the related collection period;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related contracts which are delinquent as of the end of the related collection period presented on a 30-day, 60-day and 90-day basis;

•	the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities;

•	the amount of the servicing fee;

•	the amount of any principal or interest shortfall with respect to each class of securities;

•	the amount of the draw, if any, required to be made from any spread account, reserve account, yield supplement account, under any security insurance policy or payments in respect of any other credit or cash flow enhancement arrangement, and the application of the draw;

•	the amount on deposit in any spread account, reserve account or other similar account on the distribution date, before and after giving effect to changes in the accounts on that date;

•	the amount on deposit in any yield supplement account or other similar account on the distribution date, before and after giving effect to changes in the accounts on that date;

•	the amount on deposit in any prefunding account, capitalized interest account, or other similar account on the distribution date before and after giving effect to changes to the accounts on that date;

•	under a prefunding arrangement, the amount of earnings and other amounts transferred from the prefunding account and the amounts transferred from the capitalized interest account to the payment account on the distribution date;

•	for the first distribution date following the end of a funding period under a prefunding arrangement, the amount remaining on deposit in the prefunding account that has not been used to fund the purchase of additional contracts and is being passed through as payments of principal on the securities of the trust;

•	the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, received for a contract which is a “defaulted contract,” as that term is defined in the related prospectus supplement;

•	the net credit losses for the collection period;

•	the number and net outstanding balance of contracts for which the financed vehicle has been repossessed;

•	the number and net outstanding balance of contracts that have been repurchased due to breaches of representations and warranties relating to eligibility criteria and breaches of servicer covenants;

•	the pool balance; and

•	any other matters specified in the related prospectus supplement.

Within a reasonable period of time after the end of each calendar year during the term of each trust, but not later than the latest date permitted by law, the applicable trustee or indenture trustee and the paying agent will furnish to each person who on any record date during the calendar year shall have been a registered securityholder a statement containing information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences”.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary, together with the information set forth in the related prospectus supplement, describes the material terms of the following transfer and servicing agreements:

•	each sale and servicing agreement or pooling and servicing agreement under which a trust will purchase contracts from the seller and the servicer will agree to service the contracts;

•	each trust agreement or, in the case of a grantor trust, the pooling and servicing agreement, under which a trust will be created and certificates will be issued; and

•	each administration agreement under which Onyx or another party specified in the related prospectus supplement will undertake particular administrative duties with respect to a trust that issues notes.

Forms of the transfer and servicing agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer and servicing agreement and the related prospectus supplement.

Sale and Assignment of the Contracts

Sale and Assignment by Onyx and its Subsidiaries.  Before each trust issues the related securities, Onyx and its participating subsidiaries will sell and assign to the seller under a purchase agreement, without recourse, their entire interest in the related contracts, including their security interests in the related financed vehicles.

Sale and Assignment by the Seller.  At the time of issuance of a series of securities, the seller will sell and assign to the applicable trustee, without recourse, under a sale and servicing agreement or a pooling and servicing agreement, as applicable, the seller’s entire interest in the contracts and the proceeds thereof, including its security interests in the related financed vehicles. Each contract will be identified in a schedule appearing as an exhibit to the sale and servicing agreement or pooling and servicing agreement. The applicable trustee will, concurrently with the sale and assignment, execute, authenticate and deliver the definitive certificates representing the related securities.

Sale and Assignment of Contracts under a Prefunding Arrangement.  The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, additional contracts will be sold by Onyx and its participating subsidiaries to the seller and by the seller to the applicable trust under any prefunding arrangement.

Representations and Warranties.  In each sale and servicing agreement or pooling and servicing agreement, the servicer and Onyx, in its individual capacity, will represent and warrant to the applicable trustee and the trust, among other things, for the benefit of holders of the securities and any applicable security insurer that:

•	each contract to be included in the trust property of the trust contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	each contract, and the transfer of that contract to the issuer, complied, at the time of transfer, in all material respects with all applicable federal, state and local laws (and regulations thereunder), including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that contract;

•	each contract constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject (i), as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights and (ii) as that contract may be modified by the application after the applicable cut-off date of the Servicemembers Civil Relief Act to the extent applicable to the related obligor;

•	as of the closing date, each contract was secured by a validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party or all necessary action with respect to the contract has been taken to perfect a first priority security interest in the related financed vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the trust;

•	as of the closing date, the seller had good and marketable title to and was the sole owner of each contract, free of liens, claims, encumbrances and rights of others;

•	as of the related cut-off date, there are no rights of rescission, offset, counterclaim, or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any contract;

•	except for payment defaults continuing for a period of not more than 30 days as of the cut-off date, the seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any contract exists, and the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any contract exists, and the seller has not waived any of the foregoing;

•	each contract requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle;

•	each contract was acquired from a dealer with whom Onyx ordinarily does business, except for contracts purchased or originated by a subsidiary of Onyx;

•	no adverse selection procedures were utilized in selecting the contracts;

•	scheduled payments under each contract have been applied in accordance with the method for allocating principal and interest set forth in the contract; and

•	there is only one original of each contract and the original is being held by Onyx, the applicable trustee or indenture trustee, or the custodian of the contracts specified in the related prospectus supplement.

Onyx must repurchase the contracts relating to a breach of a representation or warranty.  As of the last day of the collection period that includes the 60th day (or, if the servicer elects, an earlier date) after the date that the servicer becomes aware or receives written notice from the applicable trustee or the servicer of a breach of any representation or warranty of Onyx that materially and adversely affects the interests of the securityholders or any applicable security insurer in a contract, Onyx, unless the breach has been cured, will repurchase the contract from the trust at the price specified in the related prospectus supplement on the next distribution date. The repurchase obligation will constitute the sole remedy available to the securityholders or the applicable trustee for any uncured breach.

The Collection Account and Eligible Investments

With respect to each trust, the servicer will establish and maintain a collection account in the name of the related trustee or, in the case of a series of securities that includes notes, the related indenture trustee, into which all collections made on the related contracts will be deposited. Funds in the collection account will be invested in eligible investments by the applicable trustee or indenture trustee, acting at the direction of any applicable security insurer. “Eligible investments” are generally limited to investments acceptable to each rating agency rating the applicable securities as being consistent with the rating of the securities. Eligible investments made with respect to the collection account will generally mature no later than the next following distribution date, and income from amounts on deposit in the collection account which are invested in eligible investments will be paid to the servicer monthly unless earlier directed by the servicer.

Payahead Account

If so provided in the related prospectus supplement, the servicer will establish for each trust a payahead account in the name of the related trustee or indenture trustee, as applicable. Payaheads will initially be deposited in the collection account and subsequently transferred from the collection account to the payahead account on the servicer report date defined in the related prospectus supplement. “Payaheads” are payments made by an obligor, other than full prepayments, in excess of the sum of:

•	the scheduled payment of principal and interest due on the current due date; and

•	any other amount currently due on an actuarial or rule of 78’s contract.

Deposits of payaheads into the payahead account will be held in the account until distributed in accordance with the original schedule of payments for the related contract or until the amount of the payahead equals the amount the obligor would be required to pay in order to prepay the contract in full. Unless otherwise provided in the related prospectus supplement, amounts on deposit in the payahead account will be invested in eligible investments with maturity dates so that, on each distribution date, the amount of principal and interest scheduled to be collected for each actuarial or rule of 78’s contract with respect to which a payahead has been made will be available to be paid or distributed to securityholders. The payahead account will not be part of the applicable trust and neither the related trustee nor the related indenture trustee, if applicable, will have a security interest in the payahead account. Earnings on eligible investments credited to the payahead account will be paid to the servicer.

Other Accounts

Any other trust accounts to be established with respect to a trust, including any reserve fund, will be described in the related prospectus supplement. For any series of securities, funds in any related reserve fund and the other trust account as may be identified in the related prospectus supplement will be invested in eligible investments as provided in the related sale and servicing agreement, pooling and servicing agreement or indenture.

Collections

With respect to each trust, to the extent set forth in the related prospectus supplement, net collections on the contracts will be deposited in or credited to the collection account within two business days of the receipt by the servicer of payments from obligors. However, in the event that (i) no servicing default exists under the basic documents, (ii) Onyx or one of its affiliates is the servicer, and (iii) Capital One Financial Corporation has a short-term debt rating of at least “Prime-1” from Moody’s and “A-1” from Standard & Poor’s, the servicer will not be required to deposit collections into the collection account until on or before the business day prior to the day on which the funds are needed to make the required distributions to securityholders. Net collections with respect to a distribution date and the related collection period will include:

•	amounts received with respect to the related contracts in the collection period representing monthly installments of principal and interest;

•	full prepayments and partial prepayments, pending transfer of payaheads on actuarial and rule of 78’s contracts to any payahead account;

•	unless otherwise provided in the related prospectus supplement, net liquidation proceeds, which are proceeds received by the servicer upon liquidation of any defaulted contract, net of the reasonable out-of-pocket expenses, other than overhead expenses, incurred by the servicer in realizing upon a defaulted contract that are not recoverable under any insurance policy;

•

net insurance proceeds, which are proceeds paid by any insurer under a comprehensive and collision insurance policy related to a contract after reimbursement to the servicer of expenses recoverable under the policy, but not including funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures;

•	any amounts deposited by Onyx in the collection account to purchase contracts because of breaches of representations or warranties regarding the contracts made by Onyx in the pooling and servicing agreement or sale and servicing agreement that materially and adversely affect the interests of the securityholders or any security insurer;

•	any amounts deposited by the servicer in the collection account to purchase contracts as to which the servicer has breached servicing covenants; and

•	any amounts deposited by the servicer in the collection account as a result of that entity exercising its right under particular circumstances to purchase all or a portion of the contracts.

Payments and Distributions

With respect to each series of securities, beginning on the distribution date specified in the related prospectus supplement, payments and distributions of principal and interest (or, where applicable, of principal or interest only) on each class of the securities entitled thereto will be made by the applicable trustee to the securityholders of the series. The related prospectus supplement will set forth the timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series.

With respect to each trust, on each distribution date, collections on the related contracts will be withdrawn from the related collection account and will be paid and distributed to the securityholders as provided in the related prospectus supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on the distribution date to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of the series.

Credit and Cash Flow Enhancement

The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in one or more of the following forms:

•	subordination of one or more classes of securities;

•	one or more security insurance policies;

•	reserve funds;

•	over-collateralization;

•	letters of credit;

•	credit or liquidity facilities;

•	guaranteed investment contracts;

•	swaps or other interest rate protection agreements;

•	repurchase obligations;

•	yield supplement agreements;

•	other agreements with respect to third party payments or other support;

•	cash deposits; or

•	such other arrangements as may be described in the related prospectus supplement.

If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Insurance on Financed Vehicles

Each obligor on a contract will be required to maintain insurance covering physical damage to his or her financed vehicle in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under the contract. Onyx or the applicable Onyx subsidiary will be required to be named as a loss payee under the policy of insurance obtained by the obligor. Each financed vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

Servicer Reports to the Trustees and Security Insurer

The servicer will perform certain monitoring and reporting functions for the applicable indenture trustee, if any, the applicable trustee, and any applicable security insurer, including the preparation and delivery on the servicer report date set forth in the related prospectus supplement of a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the trust described under “Description of the Securities – Statements to Securityholders”.

Repurchase of Contracts

Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer will have the option to purchase the remaining contracts included in the trust property of a trust on any distribution date as of which the aggregate principal balance of the related contracts, after giving effect to the principal payments and distributions otherwise to be made on that distribution date, has declined to the percentage of the original aggregate cut-off date principal balance of the contracts specified in the related prospectus supplement. Any such purchase must be effected at the price specified in the related prospectus supplement, if applicable, plus all amounts due to any applicable security insurer. In addition, Onyx will be required to repurchase contracts under particular circumstances if representations and warranties made by Onyx are incorrect in any manner that materially and adversely affects the interest of the securityholders. Additionally, the servicer will be required to purchase contracts as to which the servicer has breached servicing covenants.

Servicing Fee

The servicer will be entitled to compensation as described in the related prospectus supplement for the performance of its obligations under each sale and servicing agreement and pooling and servicing agreement.

Waivers and Extensions

Each sale and servicing agreement and pooling and servicing agreement will require the servicer to use reasonable efforts to collect all payments called for under the terms and provisions of the related contracts. The related prospectus supplement may provide otherwise, but if it does not, the servicer will be permitted, in its discretion, to:

•	waive any late payment charges in connection with delinquent payments on a contract;

•	waive prepayment charges; and

•	grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any contract in accordance with its customary servicing practices but in no event beyond the final scheduled distribution date of the latest maturing class of notes.

Realization Upon Defaulted Contracts

The servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of the financed vehicle securing any contract as to which no satisfactory arrangements can be made for collection of delinquent payments, which may include selling the financed vehicle. In connection with the repossession or other conversion, the servicer will follow procedures that are normal and usual for holders of motor vehicle retail installment sales contracts or installment loan agreements. In this regard, the servicer may sell the financed vehicle at an auction or other sale.

Evidence as to Compliance

Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent public accountants will furnish to the related trustee or indenture trustee, as applicable, and, if applicable, the related security insurer, on or before each March 31 after the end of each fiscal year of the servicer, a statement as to compliance by the servicer during the preceding fiscal year with particular standards relating to the servicing of the related contracts.

Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trustee or indenture trustee, as applicable, and, if applicable, the related security insurer, on each March 31 after the end of each fiscal year of the servicer, of a certificate signed by an authorized officer of the servicer stating that the servicer has fulfilled in all material respects its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, throughout the preceding fiscal year or, if there has been a material default in the fulfillment of any such obligation, describing each default.

Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee or indenture trustee.

Certain Matters Regarding the Servicer

Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder except upon determination that the servicer’s performance of its duties is no longer permissible under applicable law. No resignation will become effective until the related trustee or indenture trustee, as applicable, or a successor servicer, has assumed the servicer’s servicing obligations and duties under the sale and servicing agreement or pooling and servicing agreement, as applicable. See “- The Trustee and Indenture Trustee” in this prospectus.

Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees, and agents shall be under any liability to the related trust or the related securityholders for taking any action or for refraining from taking any action under the sale and servicing agreement or pooling and servicing agreement, as applicable, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence, except errors in judgment, in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the sale and servicing agreement or pooling and servicing agreement, as applicable, will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the sale and servicing agreement or pooling and servicing agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement or pooling and servicing agreement, as applicable, and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of this action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust, and the servicer will be entitled to be reimbursed therefor out of the collection account. This indemnification or reimbursement could reduce the amount otherwise available for distribution to securityholders.

Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer’s obligation as the servicer, will be the successor of the servicer under the sale and servicing agreement or pooling and servicing agreement, as applicable.

Servicer Default

The related prospectus supplement may provide for other events of default by the servicer, but if it does not, a servicer default under the sale and servicing agreement or pooling and servicing agreement, as applicable, will consist of:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the securityholders, which failure continues unremedied for five business days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the related security insurer;

•

any failure by the servicer to duly observe or perform in any material respect any other of its material covenants or agreements in the basic documents, which failure materially and adversely affects the rights of the trust, the related security insurer or the securityholders, and which continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (i) such failure is capable of remedy within 90 days or less and (ii) the related security insurer (or, in the event of a default by the related security insurer, a majority of the securityholders) consents to such longer cure period) after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the related security insurer; provided, however, that no servicer default will result from the breach by the servicer of any covenant for which the repurchase of the affected contract is specified as the sole remedy, so long as such required repurchase takes place when and as required (after giving effect to any applicable grace periods);

•	the servicer suffers a bankruptcy event;

•	any representation or warranty of the servicer made in any basic document to which the servicer is a party or by which it is bound or any certificate delivered by the servicer proves to have been incorrect when made, which failure materially and adversely affects the rights of the trust, the related security insurer or the securityholders, and which failure continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (i) such failure is capable of remedy within 90 days or less and (ii) the related security insurer (or, in the event of a default by the related security insurer, a majority of the securityholders) consents to such longer cure period) after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the related security insurer (it being understood that any repurchase of a contract by Onyx or by the servicer shall be deemed to remedy any incorrect representation or warranty with respect to such contract);

•	a trigger event (as defined in the insurance agreement with the related security insurer, if any) has occurred and is continuing.

Rights Upon Servicer Default

The related prospectus supplement may specify other rights in the event of a servicer default under a sale and servicing agreement or pooling and servicing agreement, but if it does not, then the trustee, the indenture trustee, if applicable, the security holders and the security insurer, if any, will have the rights described below.

In the case of any trust that has issued notes, as long as a servicer default under a sale and servicing agreement remains unremedied, the related indenture trustee, at the direction of the related security insurer, if any, or holders of notes of the related series evidencing not less than a majority of principal amount of the notes then outstanding, acting together as a single class, may terminate all the rights and obligations of the servicer under the sale and servicing agreement. Upon termination of the servicer, a successor servicer will succeed to all or substantially all of the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to compensation which may exceed the compensation paid to the servicer. The successor servicer will not be obligated to purchase contracts if specific representations and warranties of Onyx as servicer prove incorrect or if specific covenants of Onyx as servicer are breached.

In the case of any trust that has not issued notes or with respect to which no notes are outstanding, as long as a servicer default under the related sale and servicing agreement or pooling and servicing agreement remains unremedied, the related trustee, at the direction of the related security insurer, if any, or holders of certificates of the related series evidencing not less than a majority of the principal amount of the certificates then outstanding, acting together as a single class, may terminate all the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement. Upon termination of the servicer, a successor servicer will succeed to all or substantially all of the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to compensation which may exceed the compensation paid to the servicer. The successor servicer will not be obligated to purchase contracts if specific representations and warranties of Onyx as servicer prove incorrect or if specific covenants of Onyx as servicer are breached.

In the event that a successor servicer fails or is legally unable to perform the duties of the successor servicer, then the insurer, or if the insurer is not entitled to appoint a successor servicer, then the indenture trustee or the trustee, as applicable, may appoint a successor servicer, or petition a court of competent jurisdiction for the appointment of, a successor servicer. Any such successor servicer must have a net worth of at least $50,000,000 and have a regular business that includes the servicing of automobile, light duty truck and/or van receivables.

Waiver of Servicer Default

The related prospectus supplement may specify other waiver provisions, but if it does not, then with respect to each trust that has issued notes, the related security insurer, if any, or the holders of notes of the related series evidencing not less than a majority of the principal amount of the notes then outstanding, acting together as a single class, with the consent of the related security insurer, if any, may, on behalf of all securityholders of the related series, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a servicer default in making any required deposits to or payments from any of the trust accounts in accordance with the sale and servicing agreement.

The related prospectus supplement may specify other waiver provisions, but if it does not, then with respect to each trust that has not issued notes or with respect to which no notes are then outstanding, holders of certificates of the related series evidencing not less than a majority of the principal amount of the certificates then outstanding, acting together as a single class, with the consent of the related security insurer, if any, may, on behalf of all the certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement or pooling and servicing agreement, except a servicer default in making any required deposits to or payments from the related trust accounts in accordance with the sale and servicing agreement or pooling and servicing agreement. No waiver will impair the noteholders’ or certificateholders’ rights with respect to subsequent defaults.

Nonpetition Covenant

With respect to each trust, the applicable trustee or indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the sale and servicing agreement or pooling and servicing agreement, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the securityholders, unless the securityholders have offered to the trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which they may incur under those agreements. No securityholder will have any right under the sale and servicing agreement or the pooling and servicing agreement to institute any proceeding with respect the agreement unless:

•	the holder previously has given to the trustee or indenture trustee, as applicable, written notice of default; and

•	in the case of a trust that has issued notes, holders of notes of the related series evidencing not less than a majority of the principal amount of the notes then outstanding have made written request upon the trustee or indenture trustee to institute the proceeding in its own name as trustee or indenture trustee thereunder and have offered to the trustee or indenture trustee reasonable indemnity;

•	in the case of a trust that has not issued notes or with respect to which no notes are then outstanding, holders of certificates of the related series evidencing not less than 25% of the principal amount of the certificates then outstanding have made written request upon the trustee or indenture trustee to institute the proceeding in its own name as trustee or indenture trustee thereunder and have offered to the trustee or indenture trustee reasonable indemnity; and

•	the related security insurer, if any, consents to the institution of the proceeding.

Amendment

The related prospectus supplement may provide other provisions for the amendment of the transfer and servicing agreements, but if it does not, then each of the transfer and servicing agreements may be amended by the parties to those agreements with the written consent of the related security insurer, if any (so long as the related security insurer is not in default), but without the consent of the indenture trustee, any securityholder, or any other person; provided that such amendment shall not, as evidenced by an opinion of counsel delivered to the indenture trustee and the owner trustee, materially and adversely affect the interests of any securityholder, the indenture trustee or the owner trustee; provided, further, that such amendment shall be deemed not to materially and adversely affect the interests of any securityholder, and no opinion of counsel shall be required, if the rating agency condition is satisfied with respect to such amendment; provided, further, that if the related security insurer is in default, such amendment shall not materially and adversely affect the interests of the related security insurer without the prior written consent of the related security insurer.

In the case of a trust agreement, any amendment will be deemed not to materially and adversely affect the interest of any residual interestholder if:

•	the person requesting the amendment obtains an opinion of counsel to the effect that the amendment will not materially and adversely affect the interest of any residual interestholder; or

•	100% of the residual interestholders consent to the amendment.

The related prospectus supplement may provide other amendment provisions, but if it does not, the transfer and servicing agreements may also be amended by the parties thereto, with the written consent of the related security insurer, if any (so long as the related security insurer is not in default), but without the consent of the indenture trustee, any securityholder, the issuer, the owner trustee or any other person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the seller, the servicer or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the rating agency condition shall have been satisfied.

The related prospectus supplement may provide other amendment provisions, but if it does not, then the transfer and servicing agreements may also be amended with the consent of the related security insurer, if any (or in the event of a default by the related security insurer, a majority of the securityholders) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of the securityholders or the related security insurer, if any; provided that no such amendment shall (i) reduce the interest rate or principal amount of any security or delay any distribution date or the final scheduled payment date of any security without the consent of the holder of such security, (ii) reduce the percentage of the security balance, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the security balance which were required to consent to such matter before giving effect to such amendment; provided, further, that if the related security insurer, if any, is in default, no amendment described in this paragraph shall materially and adversely affect the interests of the related security insurer without the prior written consent of the related security insurer.

Termination

The related prospectus supplement may specify other termination provisions, but if it does not, then with respect to each trust, the obligations of the seller, the servicer, the related trustee and the related indenture trustee, if any, under the transfer and servicing agreements will terminate upon the earlier of:

•	the maturity or other liquidation of the last related contract and the disposition of any amounts received upon liquidation of any remaining contracts that are part of the related trust property; and

•	the occurrence of all of the following:

•	the payment to noteholders, if any, and certificateholders of the related series of all amounts required to be paid to them under the transfer and servicing agreements and the disposition of all property held as part of the related trust;

•	if applicable, the termination of the related security insurance policy in accordance with its terms and the surrender of the policy to the related security insurer for cancellation;

•	the payment of all amounts owed to the trustee or indenture trustee under the transfer and servicing agreements; and

•	if applicable, the payment of all amounts owed to the related security insurer in connection with the related security insurance policy.

If so provided in the related prospectus supplement, in order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase the remaining contracts included in the trust property of a trust on any distribution date as of which the aggregate outstanding principal balance of the related contracts, after giving effect to the principal payments and distributions otherwise to be made on that date, has declined to the percentage of the aggregate cut-off date principal balance of the contracts specified in the related prospectus supplement at the price specified in the related prospectus supplement and, if applicable, all amounts due to the related security insurer in connection with the related security insurance policy. The applicable trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the applicable trustee or indenture trustee specified in the notice of termination. Any funds remaining in the applicable trust, after the applicable trustee or indenture trustee has taken measures to locate a securityholder and these measures have failed, will be distributed to a charity designated by the servicer.

The Trustee and Indenture Trustee

With respect to each trust, the applicable trustee or indenture trustee will not make any representations as to the validity or sufficiency of the related transfer and servicing agreements, the related indenture, if any, the securities, or any related contracts or related documents, or the investment of any monies by the servicer before being deposited in or credited to the related collection account. At the applicable closing date, the trustee or indenture trustee will not have examined the contracts. If no event of default has occurred, the trustee or indenture trustee will be required to perform only those duties specifically required of it under the related transfer and servicing agreements or the related indenture, if applicable. Generally, those duties are limited to:

•	the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related transfer and servicing agreements or the related indenture, if applicable;

•	the making of payments or distributions to securityholders in the amounts specified in certificates provided by the servicer; and

•	if applicable, drawing on the related security insurance policy if required to make payments or distributions to securityholders.

Each trustee and indenture trustee, and any of its affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances acting jointly with the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related trust property. In this event, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related transfer and servicing agreement or indenture, as applicable, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.

The related prospectus supplement may specify other resignation and removal provisions, but if it does not, then each applicable trustee and indenture trustee may resign at any time, in which event a successor trustee will be appointed under the terms of the related transfer and servicing agreement or indenture, as applicable. Each applicable trustee and indenture trustee may be removed if it ceases to be eligible to continue as such under the related transfer and servicing agreement or indenture, as applicable, or if the trustee or indenture trustee becomes insolvent. Any resignation or removal of the trustee or indenture trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee.

If so provided by the related prospectus supplement, each applicable trustee or indenture trustee will be entitled to a fee which will be payable on an annual basis by the servicer. The related prospectus supplement may specify other indemnification provisions, but if it does not, then the related transfer and servicing agreement or indenture, as applicable, will further provide that the trustee or indenture trustee will be entitled to indemnification by Onyx, in its capacity as servicer, for, and will be held harmless against, any loss, liability, or expense incurred by the trustee or indenture trustee not resulting from the trustee’s or indenture trustee’s own willful misfeasance, bad faith, or negligence, other than errors in judgment, or by reason of breach of any of their respective representations or warranties set forth in the related transfer and servicing agreement or indenture, as applicable. However, the servicer will not be obligated to indemnify the applicable trustee or indenture trustee to the extent that the loss, liability, or expense relates to a specific contract or contracts or certain taxes that could be asserted against the trustee or indenture trustee, the related trust or the related contracts, in which case the trustee or indenture trustee would be entitled to be indemnified by the applicable trust.

Onyx and the seller may maintain other banking relationships with each applicable trustee or indenture trustee in the ordinary course of business.

Administration Agreement

With respect to a trust that issues notes, Onyx or another party specified in the related prospectus supplement, in its capacity as administrator, may enter into an administration agreement with the trust and the related indenture trustee under which Onyx, or such other party, as the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. The related prospectus supplement may specify other compensation arrangements for the administrator, but if it does not, then as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its related expenses, the administrator will be entitled to a monthly administration fee of an amount to be set forth in the related prospectus supplement, which fee will be paid by the servicer.

THE INDENTURE

The following summary describes some of the terms of each indenture under which the notes, if any, of a series will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the related prospectus supplement.

Modification of Indenture

The related prospectus supplement may provide other provisions for modification of the related indenture, but if it does not, then the related indenture may be modified as described below.

With respect to each trust that has issued notes under an indenture, without the consent of the holders of any notes but with the consent of the related security insurer, if any (unless an insurer default shall have occurred and is continuing) and with prior notice to each rating agency, the trust and the indenture trustee may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

•	to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien created by the indenture, or to subject additional property to the lien created by the indenture;

•	to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to the trust, and the assumption by any such successor of the covenants of the trust contained in the indenture and in the notes;

•	to add to the covenants of the trust, for the benefit of the indenture secured parties, or to surrender any right or power herein conferred upon the trust;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture or the basic documents or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; provided that such action shall not materially and adversely affect the interests of the holders of the notes;

•	to evidence and provide for the acceptance of the appointment by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one trustee;

•	to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may he expressly required by the Trust Indenture Act; or

•	to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the trust of all or any portion of the contracts to be derecognized under GAAP by the seller to the trust, (b) the issuer to avoid becoming a member of the seller’s consolidated group under GAAP or (c) the seller or any of its affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment under this paragraph that the rating agency condition be satisfied.

With respect to each trust that has issued notes under an indenture, the trust and the indenture trustee may, also without the consent of any noteholder but with the prior written consent of the related security insurer, if any (unless an insurer default shall have occurred and is continuing), enter into supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner (other than the modifications set forth below, which require consent of each noteholder affected thereby) the rights of the noteholders under the indenture; provided (i) that the rating agency condition shall have been satisfied with respect to such action, and (ii) that such action shall not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any noteholder.

With respect to a series that includes notes, without the consent of the holder of each outstanding note affected by a supplemental indenture, no supplemental indenture may:

•	change the date of payment of any installment of principal of or interest on any note, or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, or change any place of payment where, or the coin or currency in which, any note or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of the outstanding amount of the notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided for in the indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the trust, seller or any affiliate of the trust or the seller;

•	reduce the percentage of the outstanding amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the collateral pursuant to the indenture if the proceeds of such sale would be insufficient to pay the outstanding principal balance of the notes plus accrued but unpaid interest on the notes;

•	decrease the percentage of the outstanding amount of the notes required to amend the indenture or the other basic documents; or

•	permit the creation of any lien ranking prior to or on a parity with the lien created by the indenture with respect to any part of the collateral or, except as otherwise permitted or contemplated in the indenture or in the basic documents, terminate the lien created by the indenture on any property at any time subject thereto or deprive any noteholder of the security provided by the lien created by the indenture.

Indenture Events of Default

The related prospectus supplement may specify other events of default under the related indenture, but if it does not, then, with respect to the notes of a given series, the following will constitute indenture events of default:

•	a draw on any security insurance policy;

•	default in the payment of any interest on any note when the same becomes due and payable, and such default shall continue for a period of five days or more;

•	default in the payment of principal of or any installment of the principal of any note when the same becomes due and payable;

•	any failure by the trust to duly observe or perform in any material respect any of its material covenants or agreements made in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this section specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and such failure shall continue unremedied for a period of 60 days (or for such longer period not in excess of 90 days, as may be reasonably necessary to remedy such failure; provided that (i) such failure is capable of remedy within 90 days or less and (ii) related security insurer (or in the event of a default by the related security insurer, a majority of the securityholders) consents to such longer cure period) after there shall have been given, by registered or certified mail, to the trust by the indenture trustee, by noteholders evidencing at least 25% of the outstanding amount or by the related security insurer, if any, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

•	any representation or warranty of the trust made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days (or for such longer period not in excess of 90 days, as may be reasonably necessary to remedy such failure; provided that (i) such failure is capable of remedy within 90 days or less and (ii) related security insurer (or in the event of a default by the related security insurer, a majority of the securityholders) consents to such longer cure period) after there shall have been given, by registered or certified mail, to the trust by the indenture trustee, by noteholders evidencing at least 25% of the outstanding amount or by the related security insurer, if any, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture; or

•	events of bankruptcy, insolvency, receivership or liquidation of the applicable trust.

The related prospectus supplement may specify other default provisions, but if it does not, and if a security insurance policy is in effect with respect to the notes, then so long as a default by the insurer shall not have occurred and be continuing, an indenture event of default will occur only upon delivery by the security insurer to the indenture trustee of notice of the occurrence of an indenture event of default. The failure to pay principal on a class of notes generally will not result in the occurrence of an indenture event of default until the final scheduled distribution date for that class of notes.

Rights Upon Indenture Event of Default

The related prospectus supplement may specify other rights upon the occurrence of an indenture event of default, but if it does not, then the trustee, the securityholders and the security insurer, if any, will have the rights described below. The related prospectus supplement will specify those events which constitute a default by the security insurer, if any.

No Security Insurance Policy or Security Insurer in Default.  If there is no security insurance policy with respect to a series of notes, or if a default by the related security insurer has occurred and is continuing, then upon the occurrence of an indenture event of default, the holders of at least 66 2/3% of the principal amount of the notes then outstanding may declare that the notes become immediately due and payable. Also, in this event, the holders of at least 66 2/3% of the principal amount of the notes then outstanding will have the right to control the exercise of remedies available with respect to the indenture event of default, including the right to direct the indenture trustee to maintain possession of the trust property or to liquidate the trust property in whole or in part. However, the noteholders may not direct the indenture trustee to liquidate the trust property in whole or in part unless either:

•	the security insurer, if any, has failed to make a payment required under the security insurance policy, and the indenture event of default has occurred because of:

•	a default in the payment of any principal on the final scheduled distribution date for a class of notes or a default of at least five days in the payment of any interest on any notes; or

•	events of bankruptcy, insolvency, receivership or liquidation of the trust; or

•	the security insurer, if any, has not failed to make a payment required under the security insurance policy, and an indenture event of default has occurred other than as described above, and either:

•	the proceeds of the sale will be sufficient to pay all outstanding principal and accrued interest of the notes and the certificates, and all amounts owing to the security insurer, if any; or

•	holders of certificates evidencing 100% of the outstanding principal amount of the certificates consent to the sale and all amounts owing to the security insurer, if any, will be paid in connection with the sale.

Security Insurance Policy and No Security Insurer Default.  Upon the occurrence of an indenture event of default, so long as a default by the security insurer shall not have occurred and be continuing, the security insurer will have the right, but not the obligation, to declare by written notice to the trust and the indenture trustee that the notes become immediately due and payable. Upon the occurrence of an indenture event of default, so long as a default by the security insurer shall not have occurred and be continuing, the security insurer will have the right to control the exercise of remedies available with respect to the indenture event of default, including the right to direct the indenture trustee to maintain possession of the trust property or to liquidate the trust property in whole or in part, on any date or dates following the acceleration of the notes due to the indenture event of default as the security insurer, in its sole discretion, shall elect. The security insurer may not, however, cause the indenture trustee to liquidate the trust property in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the notes. Following the occurrence of any indenture event of default, the trustee and the indenture trustee will continue to submit claims under the security insurance policy for any shortfalls in amounts available to make payments or distributions of guaranteed amounts on the notes and the certificates. However, following the occurrence of an indenture event of default, so long as a default by the security insurer shall not have occurred and be continuing, the security insurer, at its sole option, may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest thereon to the date of payment.

Covenants

Restrictions on Consolidation or Merger.  The related prospectus supplement may specify other covenants, but if it does not, then, with respect to a series that includes notes, each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•	the surviving entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the trust under the indenture;

•	no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

•	the trust has been advised that the rating of the securities of the related series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation; and

•	the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any holder of the securities of the related series.

Other Negative Covenants.  Each trust that has issued notes will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable transfer and servicing agreements or certain related documents with respect to the trust, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series, other than amounts withheld under the tax code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, or any interest in the trust or the proceeds of the trust.

No trust that has issued notes will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture, or otherwise in accordance with the applicable transfer and servicing agreements and other related documents.

Annual Compliance Statement

Each trust that has issued notes will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee for each trust that has issued notes will be required to mail each year to all related noteholders a brief report relating to:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	any amounts advanced by it under the indenture;

•	the amount, interest rate and maturity date of indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; and

•	the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the related notes.

The Indenture Trustee

The indenture trustee, if applicable, will be specified in the related prospectus supplement. Under the Trust Indenture Act of 1939, as amended, the indenture trustee may have a “conflicting interest” if any event of default under the indenture occurs with respect to a series that includes one or more classes of notes that are subordinated to any other class of notes. In this event, the indenture trustee may be required to resign with respect to one or more classes of notes and the successor indenture trustee would be appointed for such class or classes of notes. Certain matters relating to the indenture trustee for each series that includes notes are described under “Description of the Transfer and Servicing Agreements - The Trustee and Indenture Trustee” in this prospectus.

CERTAIN LEGAL ASPECTS OF THE CONTRACTS

General

The transfer of contracts by Onyx and any of its subsidiaries to the seller, and by the seller to the applicable trust, and, if applicable, the pledge of those contracts to an indenture trustee, the perfection of the security interests in the contracts and the enforcement of rights to realize on the related financed vehicles as collateral for the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code, or UCC, as in effect in various states. The servicer and the seller will take the action described below to perfect the rights of the applicable trust and, if applicable, the indenture trustee in the contracts. If, through inadvertence or otherwise, another party purchases, including the taking of a security interest in, a contract for new value in the ordinary course of its business, without actual knowledge of the trust’s interest in the contract, and, if applicable, the indenture trustee’s interest in the contract, and takes possession of the contract, the purchaser would acquire an interest in the contract superior to the interest of the trust and, if applicable, the interest of the indenture trustee.

The related prospectus supplement may specify other information concerning the custody of the contracts, but if it does not, then under each sale and servicing agreement, pooling and servicing agreement or indenture, as applicable, Onyx will have custody of the contracts included in the trust property of a trust following the sale of the contracts to the related trust and, if applicable, the pledge of those contracts to the related indenture trustee, and will hold the contracts as custodian for the benefit of the trust or, if applicable, the indenture trustee. While the contracts will not be physically marked to indicate the ownership interest thereof by the trust or, if applicable, the pledge of the contracts to the related indenture trustee, appropriate UCC-1 financing statements will be filed to perfect by filing and give notice of the trust’s ownership interest in, and, if applicable, the indenture trustee’s security interest in, the contracts. If, through inadvertence or otherwise, any of the contracts were sold to another party who purchased the contracts in the ordinary course of its business and took possession of the contracts, the purchaser would acquire an interest in the contracts superior to the interests of the trust and, if applicable, the interests of the indenture trustee, if the purchaser acquired the contracts in good faith, for value and without actual knowledge of the trust’s and, if applicable, the indenture trustee’s, interests in the contracts.

Security Interests in the Financed Vehicles

General.  Retail installment sale contracts and installment loan agreements like the contracts evidence the credit sale of automobiles, light duty trucks and vans. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. In most states, a security interest in an automobile, light duty truck or van is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party’s lien on the vehicle’s certificate of title. The seller will warrant to the related trust in the sale and servicing agreement or pooling and servicing agreement, as applicable, that Onyx or a subsidiary of Onyx has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the contracts and that the security interest has been assigned to the trust. If Onyx fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the trust may not have a first priority security interest in the financed vehicle.

Perfection.  The seller will sell the contracts and assign the security interest in each financed vehicle to the related trust. However, because of the administrative burden and expense, the trust will not amend the certificates of title to identify the trust as the new secured party. Accordingly, Onyx or a subsidiary of Onyx will continue to be named as the secured party on the certificates of title relating to the financed vehicles. Under the law of California and most other states, the assignment of the contracts is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the related trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trust could be released.

In the absence of fraud or forgery by the financed vehicle owner or administrative error by state recording officials, notation of the lien of Onyx or a subsidiary of Onyx will be sufficient to protect the related trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which Onyx or a subsidiary of Onyx has failed to perfect the security interest assigned to the related trust, the security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

In the event that the owner of a financed vehicle relocates to a state other than the state in which the financed vehicle was registered at the inception of the contract, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after the relocation and thereafter, in most instances, until the owner re-registers the financed vehicle in that state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the financed vehicle, Onyx or a subsidiary of Onyx, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if its lien is noted thereon. Each subsidiary of Onyx named as the secured party on a certificate of title will agree to promptly forward to Onyx any notice received by the subsidiary. Accordingly, Onyx will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of contracts, Onyx takes steps to effect the re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien or its subsidiary’s lien noted thereon and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, Onyx, at its cost, will be obligated to maintain the continuous perfection of the security interest of Onyx or its subsidiary in the financed vehicle.

Under the laws of most states, including California, certain statutory liens such as liens for unpaid taxes, liens for towing and storage of and repairs performed on a motor vehicle, motor vehicle accident liens, and liens arising under various state and federal criminal statutes take priority even over a perfected security interest. The tax code also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The seller will represent in each sale and servicing agreement or pooling and servicing agreement, as applicable, that, as of the initial issuance of the securities of the related series, no such state or federal liens exist with respect to any financed vehicle securing payment on any related Contract. However, these liens could arise, or such a confiscation could occur, at any time during the term of a contract. It is possible that no notice will be given to the servicer in the event one of these liens arises or a confiscation occurs, and any lien arising or confiscation occurring after the related closing date would not give rise to Onyx’s repurchase obligations under the related sale and servicing agreement or pooling and servicing agreement, as applicable.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract or installment loan agreement has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless this would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace, although, in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice. In many states, under certain circumstances after the financed vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on the notices. In some states, under certain circumstances after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor also has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit deficiency judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.

In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the repossessed vehicle or if no subordinate lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers’ Civil Relief Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, federal and state privacy laws, and other similar laws. Many states have enacted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s or other warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the contracts.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“Used Vehicle Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of consumer credit contracts such as the contracts may have liability for claims and defenses under those statutes, the Used Vehicle Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission, commonly referred to as the “FTC Rule,” has the effect of subjecting any assignee of the seller in a consumer credit transaction, and certain related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

Most of the contracts will be subject to the requirements of the FTC Rule. Accordingly, each trust, as holder of the related contracts, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. The seller will represent in each sale and servicing agreement or pooling and servicing agreement, as applicable, that each of the contracts, and the sale of the related financed vehicle thereunder, complied with all material requirements of the laws and the regulations issued under the FTC Rule.

Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to the securityholders.

During the last few years, many creditors have been sued in class action lawsuits for allegedly discriminating against borrowers on a prohibited basis (i.e., race, sex, color) in connection with their motor vehicle lending activities. These class action lawsuits have generally alleged that the creditor’s policy of permitting dealer mark-ups of its “buy-rates” has a disparate impact on certain minority borrowers and violates the Equal Credit Opportunity Act. Creditors have successfully defended or settled many of these class action lawsuits, but litigation is subject to many uncertainties and the future outcome of these types of lawsuits is unpredictable.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the debtor’s plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s contract (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of contracts that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar state legislation or regulations which would not be recoverable from the related contracts, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected contract during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any contract which goes into default, there may be delays in payment and losses on your securities.

Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to the securityholders.

Repurchase Obligation

Under each sale and servicing agreement or pooling and servicing agreement, Onyx will make representations and warranties relating to validity, existence, perfection and priority of the security interest in each related financed vehicle as of the related closing date. See “Description of the Transfer and Servicing Agreements - Sale and Assignment of the Contracts”. Accordingly, if any defect exists in the perfection of the security interest in any financed vehicle as of the closing date and the defect adversely affects the related trust’s interest in the related contract, the defect would constitute a breach of a warranty under the sale and servicing agreement or pooling and servicing agreement, as applicable, and would create an obligation of Onyx to repurchase the contract unless the breach is cured. Additionally, in the sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each financed vehicle, the breach of which would create an obligation of the servicer to purchase any affected contract from the related trust unless the breach is cured.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this section of this prospectus. “Tax counsel” with respect to each trust will be Mayer, Brown, Rowe & Maw LLP. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities, persons holding notes or certificates as a hedge against currency risks or as a position in a “straddle” for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “tax code”), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of tax counsel regarding certain federal income tax matters discussed below. An opinion of tax counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to the trust. The federal income tax consequences to certificateholders will vary depending on whether the trust is treated as a partnership under the tax code or whether the trust will be treated as a grantor trust. The prospectus supplement for each series of certificates will specify whether the trust will be treated as a partnership or a grantor trust.

As used in this prospectus, the term “United States person” means a beneficial owner of a note or certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to United States federal income tax regardless of its source or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the tax code prior to that date, that elect to continue to be treated as United States persons under the tax code or applicable Treasury regulations thereunder also will be a United States person. The term “non-United States person” or “foreign person” means a beneficial owner of a note or certificate that is not a United States person.

If a partnership holds notes or certificates the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partners. Partners of partnership holding notes or certificates should consult their tax advisors.

TRUSTS TREATED AS PARTNERSHIPS

Tax Characterization of the Trust as a Partnership

The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of a trust treated as a partnership, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this section of this prospectus. In addition, tax counsel has prepared or reviewed the statements in the prospectus under the heading “Material Federal Income Tax Consequences - Trusts Treated As Partnerships”, and is of the opinion that the statements are correct in all material respects. Those statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is urged to consult its own tax advisors with regard to the tax consequences to it of investing in notes or certificates.

Tax counsel will deliver its opinion that a trust treated as a partnership will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on representations regarding the nature of the income of the trust.

If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the contracts, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any corporate income tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Tax counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to original issue discount – or OID – and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the tax code.

A holder of a short-term note – one that has a fixed maturity date of not more than one year from the issue date of the note – may be subject to special rules. An accrual basis holder of a short-term note, and specific cash method holders, including regulated investment companies, as set forth in Section 1281 of the tax code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the tax code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

Sale or Other Disposition.  If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to that note. This gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Non-United States Persons.  Interest payments made, or accrued, to a noteholder who is a non-United States person generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

•	is not actually or constructively a “10 percent shareholder” of the trust or the seller, including a holder of 10% of the outstanding certificates, or a bank receiving interest as described in Section 881(c)(3)(A) of the tax code, or a “controlled foreign corporation” with respect to which the trust or the seller is a “related person” within the meaning of the tax code; and

•	the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes receives an appropriate statement, on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the person required to withhold; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that beneficially owns the note. Certain partnerships that are non-United States persons may have additional reporting obligations.

Payments of portfolio interest that are effectively connected with the conduct of a trade or business within the United States by a foreign person generally will not be subject to United States federal withholding tax, but will be subject to United States federal income tax, provided that the foreign person provides a properly executed IRS Form W-8 ECI (or successor form)

stating that the interest paid is not subject to withholding tax because it is effectively connected with the foreign person’s conduct of a trade or business in the United States. If the interest is not portfolio interest and is not effectively connected income, then it will be subject to United States federal withholding tax at a rate of 30 percent, unless reduced or eliminated under an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person; and

•	in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding.  Each holder of a note – other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident – will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Certification of the registered owner’s non-United States person status would usually be made on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to backup withhold from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. The backup withholding tax rate is currently 28%. After December 31, 2010, the backup withholding rate is scheduled to be increased to 31%.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the withholding regulations.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to non-United States persons generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust as a Partnership.  The seller and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the seller or other entity in its capacity as recipient of distributions with respect to the residual interest, if any, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated by this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Partnership Taxation.  As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest and finance charges earned on the contracts, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of contracts. The trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of contracts.

The tax items of a partnership are allocable to the partners in accordance with the tax code, Treasury regulations and the partnership agreement – here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

•	the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the interest rate for the certificates for the month and interest on amounts previously due on the certificates but not yet distributed;

•	any trust income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	prepayment premium payable to the certificateholders for the month; and

•	any other amounts of income payable to the certificateholders for the month.

This allocation will be reduced by any amortization by the trust of premium on contracts that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire interest rate of the certificates plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

All, or substantially all, of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the certificateholder under the tax code.

An individual taxpayer’s share of expenses of the trust, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions and thus allowable as a deduction only to the extent that in the aggregate all of the expenses exceed two percent of the individual taxpayer’s adjusted gross income. Furthermore, some otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the individual’s adjusted gross income in excess of a statutorily defined threshold. Therefore, these deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each contract, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium.  It is believed that the contracts were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the contracts may be greater or less than the remaining principal balance of the contracts at the time of purchase. If so, the contracts will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a contract-by-contract basis.

If the trust acquires the contracts at a market discount or premium, the trust will elect to include the market discount in income currently as it accrues over the life of the contracts or to offset any market premium against interest income on the contracts. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination.  Under Section 708 of the tax code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If this type of termination occurs, the trust will be considered to contribute its assets to a new partnership in exchange for the new partnership interests and, immediately thereafter, distribute the interests in the new partnership to the partners in liquidation of the terminated partnership. The trust will not comply with technical requirements that might apply when a constructive termination occurs. As a result, the trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income, includible in income, and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to special tax reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

The use of this type of monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the trust might be reallocated among the certificateholders. The seller is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election.  In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis, respectively, in the certificates than the selling certificateholder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the tax code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make an election under Section 754. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.  The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be set forth in the related prospectus supplement. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

Under Section 6031 of the tax code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes

•	the name, address and taxpayer identification number of the nominee; and

•	as to each beneficial owner:

•	the beneficial owner’s name, address and identification number;

•	whether the beneficial owner is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

•	information on certificates that were held, bought or sold on behalf of the beneficial owner throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish an information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The seller will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The tax code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Certificateholders.  It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the tax code, as if the income were effectively connected to a U.S. trade or business, at the highest corporate federal income tax for foreign person that are taxable as corporations and the highest individual federal income tax rate for all other foreign person. New withholding regulations or subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder’s withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

Each foreign person might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust’s income. Each foreign person must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated under an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with applicable identification procedures, unless the holder is an exempt recipient under applicable provisions of the tax code. The backup withholding tax rate is currently 28%. After December 31, 2010, the backup withholding rate is scheduled to be increased to 31%.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the withholding regulations.

TRUSTS TREATED AS GRANTOR TRUSTS

Tax Characterization of the Trust as a Grantor Trust

The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the certificates of a trust treated as a grantor trust, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each trust with respect to the related series on the material matters associated with these consequences, subject to the qualifications set forth in this section of this prospectus. In addition, tax counsel has prepared or reviewed the statements in the prospectus under the heading “Material Federal Income Tax Consequences – Trusts Treated as Grantor Trusts” and is of the opinion that the statements are correct in all material respects. The statements are intended as an explanatory discussion of the possible effects of the classification of any trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in certificates.

With respect to a trust treated as grantor trust, tax counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that the trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the tax code. In this case, owners of certificates issued by a trust that is treated as a grantor trust – grantor trust certificates – will be treated for federal income tax purposes as owners of a portion of the trust’s assets as described below.

Characterization.  Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the contracts in the trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any contract because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the contracts in the trust represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212 of the tax code, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the trust. A grantor trust certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent these expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of this excess could be considered as an ownership interest retained by the servicer, or any person to whom the servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the contracts. The contracts would then be subject to the “coupon stripping” rules of the tax code discussed below.

Premium.  The price paid for a grantor trust certificate by a holder will be allocated to the holder’s undivided interest in each contract based on each contract’s relative fair market value, so that the holder’s undivided interest in each contract will have its own tax basis. A grantor trust certificateholder that acquires an interest in contracts at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a contract prepays in full, equal to the difference between the portion of the prepaid principal amount of the contract that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate that is allocable to the contract. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

Stripped Bonds and Stripped Coupons

Although the tax treatment of stripped bonds is not entirely clear, based on guidance issued by the IRS, each purchaser of a grantor trust certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under applicable Treasury regulations promulgated under Section 1286 of the tax code, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the OID rules of the tax code, the stripped bond will be considered to have been issued with OID. See “Original Issue Discount” below. Based on the preamble to the Section 1286 Treasury regulations, tax counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the interest rate of the certificates and the portion of the servicing fee rate that does not constitute excess servicing will be treated as “qualified stated interest” within the meaning of the Section 1286 Treasury regulations and this income will be so treated in the trustee’s tax information reporting.

Original Issue Discount.  The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the tax code relating to OID – currently Sections 1271 through 1273 and 1275 of the tax code – will be applicable to a grantor trust certificateholder’s interest in those contracts meeting the conditions necessary for these sections to apply. Generally, a grantor trust certificateholder that acquires an undivided interest in a contract issued or acquired with OID must include in gross income the sum of the “daily portions,” as defined below, of the OID on the contract for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original grantor trust certificateholder, the daily portions of OID with respect to a contract generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the contract during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final distribution date. This will be done, in the case of each full monthly accrual period, by adding:

•	the present value of all remaining payments to be received on the contract under the prepayment assumption used in respect of the contracts; and

•	any payments received during the accrual period, and subtracting from that total the “adjusted issue price” of the contract at the beginning of the accrual period.

No representation is made that the contracts will prepay at any prepayment assumption. The “adjusted issue price” of a contract at the beginning of the first accrual period is its issue price, as determined for purposes of the OID rules of the tax code, and the “adjusted issue price” of a contract at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment, other than “qualified stated interest,” made at the end of or during that accrual period. The OID accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the contracts.

With respect to the contracts, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the contracts. Subsequent purchasers that purchase contracts at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue this OID.

The Taxpayer Relief Act of 1997 requires the use of a prepayment assumption to accrue OID with respect to “any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulation, by reason of other events).” Unless otherwise provided in the related prospectus supplement, the trustee will deem the prepayment assumption to be that the contracts will not prepay. If the IRS were to require that OID be computed using a different prepayment assumption, the character and timing of a certificateholder’s income could be adversely affected.

Market Discount.  A grantor trust certificateholder that acquires an undivided interest in contracts may be subject to the market discount rules of Sections 1276 through 1278 of the tax code to the extent an undivided interest in a contract is considered to have been purchased at a “market discount.” Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the contract allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Sections 1276 through 1278 of the tax code.

The tax code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of this payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The tax code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

•	the total remaining market discount; and

•	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

•	the total remaining market discount; and

•	a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing these instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Election to Treat All Interest as OID.  The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or OID, and premium in income as interest, based on a constant yield method. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns or acquires. See “- Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Sale or Exchange of a Grantor Trust Certificate.  Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller’s purchase price for the grantor trust certificate, increased by the OID included in the seller’s gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a “capital asset” within the meaning of Section 1221 of the tax code, and will be long-term or short-term depending on whether the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

Grantor trust certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the tax code, so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which this section applies will be treated as ordinary income or loss.

Non-United States Persons.  Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 of the tax code to (i) a beneficial owner that is not a “United States person,” or (ii) a grantor trust certificateholder that is a foreign person (other than a qualified intermediary, a U.S. branch of a foreign person, or a withholding foreign partnership) holding on behalf of an owner that is not a U.S. person and accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate will not be subject to withholding to the extent that a grantor trust certificate evidences ownership in contracts issued after July 18, 1984 by natural persons if the grantor trust certificateholder complies with applicable identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. person and providing the name and address of the grantor trust certificateholder. Additional restrictions apply to contracts if the obligor is not a natural person in order to qualify for the exemption from withholding.

Backup Withholding.  The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. The backup withholding tax rate is currently 28%. After December 31, 2010, the backup withholding rate is scheduled to be increased to 31%.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the withholding regulations.

The federal tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s or certificateholder’s particular tax situation. Prospective purchasers are urged to consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the tax code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, some types of Keogh Plans and other plans covered by Section 4975 of the tax code – each a “benefit plan” – from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the tax code with respect to the benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the tax code for the such persons or the fiduciaries of the benefit plan. ERISA also imposes duties on persons who are fiduciaries of benefit plans subject to ERISA, such as the duty to make investments that are prudent, diversified and in accordance with the governing plan documents. Under ERISA, any person who, among other things, exercises any authority or control with respect to the management or disposition of the assets of a benefit plan is considered to be a fiduciary of the benefit plan

Certain transactions involving the related trust might be deemed to constitute prohibited transactions under ERISA and the tax code with respect to a benefit plan that purchased notes or certificates if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the related trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the tax code if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes and certificates of a given series will be discussed in the related prospectus supplement.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements; however, governmental plans may be subject to comparable state or local law restrictions. Due to the complexities of the “prohibited transaction” rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any benefit plan considering the purchase of securities consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemptions

The Department of Labor has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the tax code with respect to the initial purchase, the holding and the subsequent resale by employee benefit plans of securities, including certificates issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1)        the acquisition of the securities by an employee benefit plan is on terms (including the price for the securities) that are at least as favorable to the employee benefit plan as they would be in an arm’s-length transaction with an unrelated party;

(2)        the rights and interests evidenced by the securities acquired by the employee benefit plan are not subordinated to the rights and interests evidenced by other securities of the issuer unless the entity holds only certain types of assets, including motor vehicle receivables (a “Designated Transaction”);

(3)        the securities acquired by the employee benefit plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch Inc. (“Fitch”) (each, a “Rating Agency”);

(4)        the trustee must not be an affiliate (as such term is defined in the Underwriter Exemptions) of any other member of the Restricted Group, as defined below;

(5)        the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith;

(6)        the employee benefit plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

(7)        the documents establishing the issuer and governing the transaction must contain certain provisions needed to protect the assets of the issuer from creditors of the sponsor.

The issuer must also meet the following requirements:

(i)        the corpus of the issuer must consist solely of assets of a type that have been included in other investment pools;

(ii)        securities in such other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody’s or Fitch for at least one year prior to the employee benefit plan’s acquisition of securities; and

(iii)    securities evidencing interests in such other investment pools must have been purchased by investors other than employee benefit plans for at least one year prior to any employee benefit plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when an employee benefit plan fiduciary causes such employee benefit plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of obligations or receivables contained in the issuer, provided that, among other requirements:

•

in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent (50%) of each class of securities in which employee benefit plans have invested is acquired by persons independent of the Restricted Group

(as defined below) and at least fifty percent (50%) of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

•	the employee benefit plan is not a plan with respect to which any member of the Restricted Group is a “plan sponsor” within the meaning of Section 3(16)(B) of ERISA;

•	the employee benefit plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition; and

•	immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any employee benefit plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

The Underwriter Exemptions generally do not apply to employee benefit plans sponsored by the seller, the related underwriter, the trustee, the master servicer, any insurer with respect to the loans, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain motor vehicle receivable-backed securities transactions using pre-funding accounts. Secured receivables (the “obligations”) supporting payments to securityholders may be transferred to the issuer no later than the 90-day or three-month period following the closing date (the “Pre-Funding Period”), instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

(1)        The ratio of the amount allocated to the pre-funding account as compared to the total principal amount of the securities being offered (the “Pre-Funding Limit”) must not exceed twenty-five percent (25%).

(2)        All obligations transferred after the closing date (the “additional obligations”) must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency.

(3)        The transfer of such additional obligations to the issuer during the Pre-Funding Period must not result in the securities to be covered by the Underwriter Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer.

(4)        The weighted average annual percentage interest rate for all of the obligations in the issuer at the end of the Pre-Funding Period must not be more than

100 basis points lower than the average annual percentage interest rate for the obligations transferred to the issuer on the closing date.

(5)        In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the issuer:

(i)        the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

(ii)        an independent accountant retained by the seller must provide the seller with a letter (with copies provided to each Rating Agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or sale and servicing or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the issuer as of the closing date.

(6)        The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

(7)        Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments (“permitted investments”).

(8)        The related prospectus or prospectus supplement must describe:

(i)        any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

(ii)        the duration of the Pre-Funding Period;

(iii)        the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and

(iv)        that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certain or all of the securityholders as repayments of principal.

(9)        The related sale and servicing or pooling and servicing agreement or indenture must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

(10)        The trustee (or any agent providing services to the trust) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties as a fiduciary under ERISA.

The rating of a security may change. If the rating of a security declines below the lowest permitted level, the security will no longer be eligible for relief under the Underwriter Exemption, and consequently may not be purchased by or sold to an employee benefit plan (although an employee benefit plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it).

The prospectus supplement for each series of notes or certificates will indicate the classes of notes or certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption may apply.

Other Exemptions

One or more other prohibited transaction exemptions issued by the Department of Labor may be available to an employee benefit plan investing in the notes or certificates, depending in part upon the type of employee benefit plan fiduciary making the decision to acquire notes or certificates and the circumstances under which the decision is made, including but not limited to Prohibited Transaction Class Exemption (“PTE”) 84-14, regarding investments effected by “qualified plan asset managers,” PTE 90-1, regarding investments by insurance company pooled separate accounts, PTE 91-38, regarding investments by bank collective investment funds, PTE 95-60, regarding investments by insurance company general accounts, and PTE 96-23, regarding investments effected by “in-house asset managers.” However, even if the conditions specified in one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

Any employee benefit plan fiduciary which proposes to cause an employee benefit plan or to use plan assets to purchase notes or certificates is encouraged to consult with its counsel concerning the impact of ERISA and the tax code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the tax code and the potential consequences in their specific circumstances, before investing in the securities. Moreover, each employee benefit plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the notes or certificates is appropriate for the employee benefit plan, taking into account, among other things, the overall investment policy of the employee benefit plan and the composition of the employee benefit plan’s investment portfolio.

PLAN OF DISTRIBUTION

Unless otherwise specified in the related prospectus supplement, on the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the seller will agree to cause the related trust to sell to the underwriter or underwriters named in the underwriting agreement and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement.

The related prospectus supplement may provide that the underwriters are not obligated to purchase all of the securities, but if it does not, then the applicable underwriter or underwriters will agree in the underwriting agreement with respect to any given series of securities, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities described in the agreement which are offered by this prospectus and the related prospectus supplement if any of the securities are purchased.

Each prospectus supplement will either (i) set forth the price at which each class of securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the securities or (ii) specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of the sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

The related prospectus supplement may specify other indemnification provisions, but if it does not, each underwriting agreement will provide that Onyx will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof.

The related prospectus supplement may specify otherwise, but if it does not, then, under each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS

Certain legal matters relating to the securities of any series will be passed upon for the related trust, the seller and the servicer by Mayer, Brown, Rowe & Maw LLP. In addition, certain United States federal tax and other matters will be passed upon for the related trust by Mayer, Brown, Rowe & Maw LLP.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by Onyx, the issuer or the seller, in press releases and in oral and written statements by or with Onyx’s, the issuer’s or the seller’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of Onyx, the issuer or the seller. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. Onyx, the issuer and the seller have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed in this prospectus. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Onyx, the issuer or the seller to control or predict. The forward-looking statements in this prospectus speak only as of the date stated on the cover of this prospectus. Onyx, the issuer and the seller undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AVAILABLE INFORMATION

The seller, as originator of each trust, has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the notes and the certificates offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits thereto. You may inspect and copy the registration statement and other information filed by the seller at the public reference facilities maintained by the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the commission at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Servicer and each trust. The address of the SEC’s web site is http://www.sec.gov.

The servicer, on behalf of each trust, will also file or cause to be filed with the SEC any periodic reports required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder. The reports can be obtained as described above. The reports will include Current Reports on Form 8-K filed after each Distribution Date, and an Annual Report on Form 10-K. The reports will contain certain financial information regarding the related trust, including the statement which will be furnished monthly to securityholders. The servicer will not file or cause to be filed reports on Form 8-K and Form 10-K with respect to a trust and the securities issued by the trust for any period which ends after December 31 of the year in which the securities are issued; however, the related securityholders will continue to receive or have access to the monthly statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the seller, as originator of any trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities, shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The seller will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, not including exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for copies should be directed to the seller at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610 (Telephone: (949) 465-3500).

We have not authorized anyone to provide you with additional or different information from that contained in this prospectus supplement or the prospectus. Neither this prospectus supplement nor the prospectus is an offer to sell or a solicitation to buy these notes in any circumstances under which the offer or solicitation is unlawful.

Until 90 days after the date of this prospectus supplement all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

$700,000,000

ONYX ACCEPTANCE OWNER TRUST 2005-A

Issuer

$181,000,000  2.84975% Auto Loan Backed Notes, Class A-1

$193,000,000  3.38% Auto Loan Backed Notes, Class A-2

$177,000,000  3.69% Auto Loan Backed Notes, Class A-3

$149,000,000  3.91% Auto Loan Backed Notes, Class A-4

Onyx Acceptance Financial Corporation

Seller

Onyx Acceptance Corporation

Servicer

P R O S P E C T U S    S U P P L E M E N T

Credit Suisse First Boston	Merrill Lynch & Co.

ABN AMRO Incorporated

Citigroup

JPMorgan

Lehman Brothers

Wachovia Securities

February 15, 2005